EXHIBIT 10.1

REPRICING AMENDMENT NO. 1 TO CREDIT AGREEMENT

dated as of July 1, 2026 among
QNITY ELECTRONICS, INC.,
as Parent Borrower,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Specified Refinancing Agent and an L/C Issuer,
The Other Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
BOFA SECURITIES, INC., BARCLAYS BANK PLC,
BNP PARIBAS,
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA,
MIZUHO BANK, LTD.,
MUFG BANK, LTD.,
AND
HSBC SECURITIES (USA) INC.,
as Lead Arranger and as Joint Bookrunner
AND
SUMITOMO MITSUI BANKING CORPORATION,
AS SYNDICATION AGENT
BOFA SECURITIES, INC.,
BARCLAYS BANK PLC,
BNP PARIBAS CITIBANK, N.A.,
GOLDMAN SACHS BANK USA
MIZUHO BANK, LTD.
MUFG BANK, LTD.
HSBC SECURITIES (USA) INC.,
STANDARD CHARTERED BANK,
TD SECURITIES (USA) LLC,
AND
WELLS FARGO SECURITIES, LLC,
AS DOCUMENTATION AGENT

REPRICING AMENDMENT NO. 1 TO CREDIT AGREEMENT
This REPRICING AMENDMENT NO. 1 (this “Amendment”), dated as of July 1, 2026, by and among QNITY ELECTRONICS, INC., a Delaware corporation (the “Parent Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Specified Refinancing Agent (the “Administrative Agent”) and each of the Lenders party hereto.
PRELIMINARY STATEMENTS:
(1)Parent Borrower, each Subsidiary Borrower party thereto from time to time, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent are party to that certain Credit Agreement, dated as of October 31, 2025 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”).
(2)The Parent Borrower has requested pursuant to Section 2.18 of the Credit Agreement that the 2026 Repricing Lenders (as defined below) provide 2026 Repricing Term Loans (as defined below) in an aggregate principal amount of $2,338,250,000, the proceeds of which will be used by the Parent Borrower (x) to refinance and reprice all of the Initial Term Loans under the Credit Agreement (the “2026 Repricing”) and (y) to pay the fees, costs and expenses incurred in connection with the 2026 Repricing and the arrangement, negotiation and documentation of this Amendment and the transactions contemplated hereby (the “Transaction Costs”), including the 2026 Repricing Term Commitments (as defined below) and the 2026 Repricing Term Loans (collectively with the payment of the Transaction Costs, the 2026 Repricing, and the other transactions contemplated by this Amendment, the “2026 Repricing Transactions”).
(3)Each 2026 Repricing Lender party to this Amendment as a 2026 Repricing Lender has agreed to make, or subject to Section 13 of this Amendment shall be automatically deemed to have made, 2026 Repricing Term Loans to the Parent Borrower on the 2026 Repricing Effective Date (as defined below) in an aggregate principal amount equal to its 2026 Repricing Term Commitment (and, if it is not already a Lender, to become a Lender for all purposes under the Amended Credit Agreement).
(4)With respect to the 2026 Repricing Transactions, (a) JPMorgan Chase Bank, N.A. (“JPM”), Sumitomo Mitsui Banking Corporation (“SMBC”), BofA Securities, Inc. (or any of its designated affiliates, “BofA”), Barclays Bank PLC (“Barclays”), BNP Paribas (“BNPP”), Citibank, N.A. (“Citibank”), Goldman Sachs Bank USA (“Goldman”), Mizuho Bank, Ltd. (“Mizuho”), MUFG Bank, Ltd. (“MUFG”) and HSBC Securities (USA) Inc. (“HSBC” and together with JPM, SMBC, BofA, Barclays, BNPP, Citibank, Goldman, Mizuho and MUFG, collectively, the “Amendment No. 1 Lead Arrangers”) shall each act as lead arranger and joint bookrunner, (b) SMBC shall act as syndication agent and (c) BofA, Barclays, BNPP, Citibank, Goldman, Mizuho, MUFG, HSBC, Standard Chartered, TD and Wells Fargo shall each act as documentation agent.
(5)Each of the Amendment No. 1 Lead Arrangers shall (i) be an “Arranger” for all purposes under the Amended Credit Agreement, (ii) be entitled to all of the benefits applicable to an Arranger under and as defined in the Amended Credit Agreement and (iii) have no powers, duties or responsibilities under the Amended Credit Agreement or any of the other Credit Documents, except, in their respective capacities, as applicable, as the Administrative Agent, a Lender or the L/C Issuers under the Amended Credit Agreement;
(6)The Administrative Agent, the Parent Borrower, and the 2026 Repricing Lenders party hereto desire to amend the Credit Agreement to integrate the 2026 Repricing Term Commitments
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(in accordance with Section 10.01 of the Credit Agreement), as set forth in Section 5 of this Amendment, such amendments to become effective on the 2026 Repricing Effective Date.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. In addition, as used in this Amendment, the following terms have the meanings specified:
“2026 Repricing Lender” means (a) at any time on or prior to the 2026 Repricing Effective Date, any Lender that has a 2026 Repricing Term Commitment at such time and (b) at any time after the 2026 Repricing Effective Date, any Lender that holds 2026 Repricing Term Loans and/or 2026 Repricing Term Commitments at such time..
“2026 Repricing Term Commitment” means, with respect to each 2026 Repricing Lender, its commitment to make 2026 Repricing Term Loans to the Parent Borrower on the 2026 Repricing Effective Date, in an aggregate amount not to exceed the amount set forth opposite such 2026 Repricing Lender’s name on Schedule 1 hereto under the heading “2026 Repricing Term Commitment”. The aggregate amount of the 2026 Repricing Term Commitments of all 2026 Repricing Lenders as of the 2026 Repricing Effective Date is $2,338,250,000.
“2026 Repricing Term Loans” means the Term Loans made or deemed to be made by the 2026 Repricing Lenders pursuant to Section 2 of this Amendment.
SECTION 2. 2026 Repricing Term Commitments; 2026 Repricing Term Loans. On the 2026 Repricing Effective Date, each of the 2026 Repricing Lenders, severally and not jointly, agrees to make and, as applicable pursuant to Section 13 of this Amendment, shall be automatically deemed to have made, 2026 Repricing Term Loans to the Parent Borrower in a principal amount equal to its 2026 Repricing Commitment. For the avoidance of doubt, each Rollover 2026 Repricing Lender (as defined below) shall effect a “cashless roll” in accordance with Section 13 of this Agreement, and each 2026 Repricing Lender that is not a Rollover 2026 Repricing Lender shall fund an amount of 2026 Repricing Term Loans in an amount equal to its 2026 Repricing Term Commitment on the 2026 Repricing Effective Date. Upon the incurrence or deemed incurrence thereof, the 2026 Repricing Term Loans shall constitute a new Class of Term Loans and a new Tranche of New Term Loans under the Amended Credit Agreement. Unless previously terminated, the 2026 Repricing Term Commitments shall terminate upon the making, or deemed making, of the 2026 Repricing Term Loans on the 2026 Repricing Effective Date. The amendments effected hereby shall not become effective and the obligations of the 2026 Repricing Lenders hereunder to make 2026 Repricing Term Loans will automatically terminate if each of the conditions set forth or referred to in Section 4 has not been satisfied or waived at or prior to 5:00 p.m., New York City time, on July 1, 2026.
SECTION 3. Representations of the Loan Parties. Each Loan Party and Grantor hereby represents and warrants to the other parties hereto as of the 2026 Repricing Effective Date with respect to itself that:
(a)    this Amendment has been duly executed and delivered by such Loan Party and Grantor and subject to the Legal Reservations, constitutes a legal, valid and binding obligation of such Loan Party and such Grantor enforceable against such Loan Party and Grantor, as applicable, in accordance with its terms;
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(b)after giving effect to this Amendment, the execution, delivery and performance by such Loan Party and Grantor of this Amendment (i) have been duly authorized by all necessary corporate or other organizational action, (ii) do not contravene the terms of any of such Loan Party's or such Grantor’s Organization Documents, (iii) do not conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Loan Party or Grantor is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or Grantor or any of their property is subject and (iv) do not violate any Law, except, in each case referred to in clauses (iii) and (iv), to the extent that such conflict, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(c)at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing or would result from this Amendment; and
(d)the representations and warranties of the Parent Borrower and each other Loan Party and Grantor contained in the Loan Documents shall be true and correct in all material respects (or in the case of such representations and warranties qualified as to materiality, in all respects) on and as of the 2026 Repricing Effective Date (both before and after giving effect to this Amendment) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or in the case of such representations and warranties qualified as to materiality, in all respects) as of such earlier date).
SECTION 4. Conditions to Effectiveness. The effectiveness of the amendments to the Credit Agreement set forth in Section 5 and the obligations of the 2026 Repricing Lenders to make 2026 Repricing Term Loans are subject to the prior or substantially concurrent satisfaction (or waiver by 2026 Repricing Lenders) of the following conditions (the date of such satisfaction or waiver, the “2026 Repricing Effective Date”):
(a)The Administrative Agent shall have received executed counterparts of this Amendment from each Loan Party and Grantor.
(b)The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party and Grantor dated the 2026 Repricing Effective Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party and Grantor executing Loan Documents to which it is a party and certifying that attached thereto is a true and complete copy of (i) the Organization Documents of such Loan Party and Grantor and, with respect to the certificate of incorporation or similar Organization Document, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (ii) resolutions duly adopted by the board of directors (or a similar governing body) of such Loan Party and Grantor authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and (iii) a certificate as of a recent date of the good standing (or the foreign equivalent, if any) of such Loan Party and such Grantor under the laws of its jurisdiction of organization or incorporation, if available
(c)The Administrative Agent shall have received, on behalf of itself and the 2026 Repricing Lenders, customary opinions of (i) Cooley LLP and (ii) each local counsel listed on Schedule 2, in each case, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in a form consistent with generally accepted market practice.
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(d)All fees required to be paid on the 2026 Repricing Effective Date pursuant to this Amendment and the Fee Letters and reasonable out-of-pocket expenses required to be paid on the 2026 Repricing Effective Date pursuant to this Amendment and the Fee Letters, to the extent invoiced at least three (3) Business Days prior to the 2026 Repricing Effective Date (or such later date as the Parent Borrower may reasonably agree), shall have been paid.
(e)The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower dated the 2026 Repricing Effective Date certifying that the conditions set forth in Sections 4(i) are satisfied.
(f)The Administrative Agent shall have received a solvency certificate in a form reasonably satisfactory to the Administrative Agent signed by the chief financial officer or similar officer, director or authorized signatory of Parent Borrower as of the 2026 Repricing Effective Date (both immediately prior to and immediately after giving effect to this Amendment).
(g)The 2026 Repricing Lenders shall have received at least three (3) Business Days prior to the 2026 Repricing Effective Date all documentation and other information about the Borrowers as has been reasonably requested in writing at least five (5) Business Days prior to the 2026 Repricing Effective Date by such Lenders that they reasonably determine is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
(h)The Administrative Agent shall have received a Committed Loan Notice.
(i)The representations and warranties set forth in Section 3 shall be true and correct.
(j)The Administrative Agent shall have received, for the ratable benefit of each Initial Lender under the Credit Agreement, all accrued and unpaid interest in respect of the Initial Term Loans through but excluding the 2026 Repricing Effective Date.
SECTION 5. Amendment of the Credit Agreement. On the 2026 Repricing Effective Date, the Credit Agreement shall be hereby amended to delete the stricken text (indicated textually in substantially the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in substantially the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached as Annex A hereto.
SECTION 6.    Reference to and Effect on the Loan Documents.
(a)On and after 2026 Repricing Effective Date, each reference in the Amended Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “Loan Agreement,” “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement. From and after the 2026 Repricing Effective Date, this Amendment shall be a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(b)The Collateral Documents and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Credit Agreement and the Amended Credit
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Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties and Grantors under the Loan Documents, in each case, as amended by this Amendment.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)This Amendment shall constitute an “New Term Facility”, the 2026 Repricing Lenders shall constitute “New Term Loan Lenders” and a Class of “Lenders”, the 2026 Repricing Term Loans shall constitute a Tranche of “New Term Loans”, referred to as “2026 Repricing Term Loans”, and shall constitute a Class of “Term Loans”, and the 2026 Repricing Term Commitments shall constitute a Tranche of “New Term Commitments”, referred to as “2026 Repricing Term Commitments”, and shall constitute a Class of “Commitments”, in each case, for all purposes of the Amended Credit Agreement and the other Loan Documents.
(e)The Administrative Agent hereby acknowledges and agrees that the Parent Borrower has timely requested by advance written notice to the Administrative Agent the establishment of the 2026 Repricing Term Commitments in accordance with Section 2.18 of the Credit Agreement.
SECTION 7. Consent and Affirmation of the Loan Parties and Grantors. Each of the Loan Parties and the Grantors, in its capacity as a grantor under the Security Agreement and the other Collateral Documents, in each case to which it is a party, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Security Agreement and the other Collateral Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed at the 2026 Repricing Effective Date, except that, on and after the 2026 Repricing Effective Date, each reference to “Credit Agreement”, “Loan Agreement,” “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement and (ii) confirms that the Collateral Documents to which each of the Guarantors and Grantors is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.
SECTION 8. Execution in Counterparts; Etc. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment. Section 10.11 of the Amended Credit Agreement is hereby incorporated by reference, mutatis mutandis.
SECTION 9. Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Parent Borrower, the Administrative Agent and the Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to
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replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 10. Governing Law; Etc.
(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.
(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.16, 10.17 AND 10.17 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
SECTION 11. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.
SECTION 12. Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.02 of the Amended Credit Agreement.
SECTION 13. Cashless Roll. Any 2026 Repricing Lender that is an Initial Lender immediately prior to the 2026 Repricing Effective Date may elect for a “cashless roll” of 100% (or such lesser amount as may be notified to such Initial Lender by the Administrative Agent prior to the 2026 Repricing Effective Date) of its Initial Term Loans into 2026 Repricing Term Loans in the same principal amount by indicating such election on its signature page hereto (such electing 2026 Repricing Lenders, the “Rollover 2026 Repricing Lenders”). It is understood and agreed that (i) simultaneously with the making (or deemed making) of 2026 Repricing Term Loans by each Rollover 2026 Repricing Lender and the payment to such Rollover 2026 Repricing Lender of all accrued and unpaid interest, premiums (if any) and other amounts in respect of its Rollover 2026 Repricing Term Loan Amount (as defined below), such elected amount (or such lesser amount as may be notified to such Rollover 2026 Repricing Lender by the Administrative Agent prior to the 2026 Repricing Effective Date) of the Initial Term Loans held by such Rollover 2026 Repricing Lender (the “Rollover 2026 Repricing Term Loan Amount”) shall be deemed to be extinguished, repaid and no longer outstanding, and such Rollover 2026 Repricing Lender shall thereafter hold a 2026 Repricing Term Loan in an aggregate principal amount equal to such Rollover 2026 Repricing Lender’s Rollover 2026 Repricing Term Loan Amount and (ii) no Rollover 2026 Repricing Lender shall receive any prepayment being made to other Initial Lenders holding Initial Term Loans to the extent of such Rollover 2026 Repricing Lender’s Rollover 2026 Repricing Term Loan Amount.

[Remainder of page intentionally left blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
PARENT BORROWER:

QNITY ELECTRONICS, INC., a Delaware corporation

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

GUARANTORS:

DUPONT E&I HOLDING, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

DUPONT ELECTRONIC MATERIALS CMP, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

DUPONT ELECTRONIC MATERIALS HOLDING, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

DUPONT ELECTRONIC MATERIALS INTERNATIONAL, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

DUPONT ELECTRONICS, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

EKC ADVANCED ELECTRONICS IP, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

EKC ADVANCED ELECTRONICS USA 2, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

EKC ADVANCED ELECTRONICS USA 3, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

EKC ADVANCED ELECTRONICS USA 4, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

INNOVALIGHT, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

KALREZ USA, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

LAIRD TECHNOLOGIES, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

PERFORMANCE SPECIALTY PRODUCTS NA, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

EKC TECHNOLOGY, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

PERFORMANCE SPECIALTY PRODUCTS INTERNATIONAL, LLC

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

ELECTRONICS JP HOLDING 2, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

ELECTRONICS JP HOLDING 3, INC.

By: /s/ Sharon Dobson
Name: Sharon Dobson
Title:    Treasurer

EKC ADVANCED ELECTRONICS 2 JAPAN KABUSHIKI KAISHA

By: /s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title:    Representative Director and President

DUPONT PERFORMANCE PRODUCTS JAPAN KABUSHIKI KAISHA

By: /s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title:    Representative Director and President

SPECIALTY PRODUCTS JAPAN G.K.

By: /s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title:    Executor

EKC ADVANCED ELECTRONICS 1 JAPAN KABUSHIKI KAISHA

By: /s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title:    Representative Director and President

EKC ADVANCED ELECTRONICS 3 JAPAN KABUSHIKI KAISHA

By: /s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title:    Representative Director and President

LAIRD TECHNOLOGIES JAPAN, INC.

By: /s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title:    Representative Director and President

GRANTORS:

DUPONT SPECIALTY MATERIALS KOREA LTD.

By: /s/ Seung Kwan Yang
Name: Seung Kwan Yang
Title:    Director

DUPONT SPECIALTY SOLUTIONS KOREA LTD.

By: /s/ Seung Kwan Yang
Name: Seung Kwan Yang
Title:    Director

LAIRD HOLDINGS LIMITED

By: /s/ Stuart Sullivan
Name: Stuart Sullivan
Title:    Director

DUPONT SPECIALTY PRODUCTS ASIA HOLDINGS B.V.

By: /s/ Christiaan van Hogendorp
Name: Christiaan van Hogendorp
Title:    Authorized Signatory

RH DK KOREA OLED HOLDINGS APS

By: /s/ Lisette Gjesing Gonge
Name: Lisette Gjesing Gonge
Title:    Director

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Collateral Agent, Specified Refinancing Agent and a 2026 Repricing Lender

By: /s/ Andrew Rossman
Name: Andrew Rossman
Title: Executive Director

[2026 Repricing Lender signature pages are on file with the Administrative Agent]

[Schedule 1 is on file with the Administrative Agent]

ANNEX A
[See attached]

Annex A

CREDIT AGREEMENT DATED AS OF OCTOBER 31, 2025
AS AMENDED BY REPRICING AMENDMENT NO. 1 DATED JULY 1, 2026

AMONG

QNITY ELECTRONICS, INC.,
AS PARENT BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND AN L/C ISSUER,
THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
BOFA SECURITIES, INC.,
BARCLAYS BANK PLC,
BNP PARIBAS
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA MIZUHO BANK, LTD.
MUFG BANK, LTD.
AND
HSBC SECURITIES (USA) INC.
AS JOINT LEAD ARRANGERS AND AS JOINT BOOKRUNNERS
AND
SUMITOMO MITSUI BANKING CORPORATION,
AS SYNDICATION AGENT
AND
BOFA SECURITIES, INC., BARCLAYS BANK PLC,
BNP PARIBAS
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA MIZUHO BANK, LTD.
MUFG BANK, LTD.
HSBC SECURITIES (USA) INC.

STANDARD CHARTERED BANK
TD SECURITIES (USA) LLC
AND
WELLS FARGO SECURITIES, LLC
AS DOCUMENTATION AGENT

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01 Defined Terms    1
Section 1.02 Other Interpretive Provisions            ~~95~~96
Section 1.03 Accounting Terms        ~~99~~100
Section 1.04 Rounding    ~~100~~101
Section 1.05 References to Agreements and Laws    ~~100~~101
Section 1.06 Times of Day    ~~100~~101
Section 1.07 Timing of Payment or Performance    ~~100~~101
Section 1.08 [Reserved]    ~~100~~101
Section 1.09 Letter of Credit Amounts    ~~100~~101
Section 1.10 Pro Forma Calculations    ~~101~~102
Section 1.11 Calculation of Baskets    ~~101~~102
Section 1.12 Agreed Security Principles    ~~101~~102
Section 1.13 Foreign Loan Party Provisions    ~~101~~102
Section 1.14 Borrower Representative    ~~101~~102
Section 1.15 Additional Borrowers    ~~102~~103
Section 1.16 Interest Rates; Benchmark Notification    ~~102~~103
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Loans    ~~103~~104
Section 2.02 Borrowings, Conversions and Continuations of Loans    ~~104~~105
Section 2.03 Letters of Credit    ~~105~~107
Section 2.04 [Reserved]    ~~114~~115
Section 2.05 Prepayments    ~~114~~115
Section 2.06 Termination or Reduction of Commitments    ~~120~~121
Section 2.07 Repayment of Loans    ~~121~~122
Section 2.08 Interest    ~~122~~123
Section 2.09 Fees    ~~122~~124
Section 2.10 Computation of Interest and Fees    ~~122~~124
Section 2.11 Evidence of Indebtedness    ~~123~~124
Section 2.12 Payments Generally; Administrative Agent’s Clawback    ~~123~~125
Section 2.13 Sharing of Payments    ~~125~~127
Section 2.14 Incremental Facilities    ~~126~~128
Section 2.15 Incremental Equivalent Debt    ~~131~~133
Section 2.16 Cash Collateral    ~~133~~135
Section 2.17 Defaulting Lenders    ~~134~~136
Section 2.18 Specified Refinancing Debt    ~~135~~137
Section 2.19 Permitted Debt Exchanges    ~~138~~140
Section 2.20 [Reserved]    ~~140~~141
Section 2.21 [Reserved]    ~~140~~141
Section 2.22 Extension of Term Loans and Revolving Credit Commitments    ~~140~~141
i

ARTICLE III
TAXES, INABILITY TO DETERMINE RATES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes    ~~143~~145
Section 3.02 [Reserved]    ~~147~~149
Section 3.03 Illegality    ~~147~~149
Section 3.04 Inability to Determine Rates    ~~147~~149
Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements    ~~149~~151
Section 3.06 Funding Losses    ~~150~~152
Section 3.07 Matters Applicable to All Requests for Compensation    ~~151~~153
Section 3.08 Replacement of Lenders under Certain Circumstances    ~~152~~154
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to the Initial Credit Extension on the Closing Date    ~~154~~156
Section 4.02 Conditions to Credit Extensions After the Closing Date    ~~156~~158
ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.01 Existence, Qualification and Power    ~~157~~159
Section 5.02 Authorization; No Contravention    ~~158~~159
Section 5.03 Governmental Authorization; Other Consents    ~~158~~160
Section 5.04 Binding Effect    ~~158~~160
Section 5.05 Financial Statements; No Material Adverse Effect    ~~158~~160
Section 5.06 Litigation    ~~159~~161
Section 5.07 Use of Proceeds    ~~159~~161
Section 5.08 Ownership of Property; Liens    ~~159~~161
Section 5.09 Environmental Compliance    ~~159~~161
Section 5.10 Taxes    ~~160~~162
Section 5.11 Employee Benefits Plans    ~~160~~162
Section 5.12 Subsidiaries; Capital Stock    ~~161~~163
Section 5.13 Margin Regulations; Investment Company Act    ~~161~~163
Section 5.14 Disclosure    ~~161~~163
Section 5.15 Compliance with Laws    ~~162~~164
Section 5.16 Intellectual Property; Licenses, Etc.    ~~162~~164
Section 5.17 Solvency    ~~162~~164
Section 5.18 Perfection, Etc.    ~~162~~164
Section 5.19 Sanctions Laws & Regulations    ~~162~~164
Section 5.20 Anti-Corruption Laws    ~~163~~165
Section 5.21 [Reserved]    ~~163~~165
Section 5.22 Insurance                                          ~~163~~165

ARTICLE VI
AFFIRMATIVE COVENANTS

Section 6.01 Financial Statements    ~~163~~165
Section 6.02 Certificates; Other Information    ~~164~~166
Section 6.03 Notices    ~~166~~168
Section 6.04 Payment of Taxes    ~~166~~168
Section 6.05 Preservation of Existence, Etc.    ~~166~~168
Section 6.06 Maintenance of Properties; Ownership of Material Intellectual Property    ~~167~~169
Section 6.07 Maintenance of Insurance    ~~167~~169
Section 6.08 Compliance with Laws    ~~168~~170
Section 6.09 Books and Records    ~~168~~170
Section 6.10 Inspection Rights    ~~168~~170
Section 6.11 Use of Proceeds    ~~168~~170
Section 6.12 Covenant to Guarantee Obligations and Give Security    ~~168~~170
Section 6.13 Compliance with Environmental Laws    ~~170~~172
Section 6.14 Further Assurances    ~~170~~172
Section 6.15 Maintenance of Ratings    ~~170~~173
Section 6.16 Post-Closing Undertakings    ~~171~~173
ARTICLE VII
NEGATIVE COVENANTS

Section 7.01 Indebtedness    ~~171~~173
Section 7.02 Limitations on Liens    ~~179~~181
Section 7.03 Fundamental Changes    ~~180~~182
Section 7.04 Asset Sales    ~~181~~183
Section 7.05 Restricted Payments    ~~183~~185
Section 7.06 Burdensome Agreements    ~~190~~192
Section 7.07 Accounting Changes    ~~192~~194
Section 7.08 Financial Covenant    ~~192~~194
Section 7.09 Amendments to Subordinated Indebtedness Documents or Organization Documents    ~~193~~195
Section 7.10 Anti-Corruption Laws; Sanctions Laws and Regulations    ~~193~~195
Section 7.11 Transactions with Affiliates    ~~193~~195
Section 7.12 Line of Business    ~~197~~199
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default                                    ~~197~~199
Section 8.02 Remedies Upon Event of Default                            ~~200~~202
Section 8.03 Clean-Up Period                                    ~~201~~203
Section 8.04 Application of Funds                                ~~201~~203

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment and Authorization of Agents    ~~203~~205
Section 9.02 Delegation of Duties    ~~204~~206
Section 9.03 Liability of Agents    ~~204~~206
Section 9.04 Reliance by Agents    ~~207~~209
Section 9.05 Notice of Default    ~~207~~209
Section 9.06 Credit Decision; Disclosure of Information by Agents    ~~207~~209
Section 9.07 Indemnification of Agents    ~~208~~210
Section 9.08 Agents in their Individual Capacities    ~~208~~210
Section 9.09 Successor Agents    ~~209~~211
Section 9.10 Administrative Agent May File Proofs of Claim    ~~210~~212
Section 9.11 Collateral and Guaranty Matters    ~~211~~213
Section 9.12 Other Agents; Arranger and Managers    ~~213~~215
Section 9.13 Secured Cash Management Agreements and Secured Hedge Agreements    ~~213~~215
Section 9.14 Appointment of Supplemental Agents, Incremental Arrangers, Incremental
Equivalent Debt Arrangers and Specified Refinancing Agents    ~~214~~216
Section 9.15 Intercreditor Agreement    ~~214~~216
Section 9.16 Acknowledgment Regarding any Supported QFCs    ~~215~~217
Section 9.17 Credit Bidding    ~~216~~218
Section 9.18 Certain ERISA Matters    ~~216~~218
Section 9.19 Know Your Customer Information    ~~218~~220
ARTICLE X
MISCELLANEOUS

Section 10.01 Amendments, Etc.    ~~218~~220
Section 10.02 Notices; Electronic Communications    ~~222~~224
Section 10.03 No Waiver; Cumulative Remedies; Enforcement    ~~224~~226
Section 10.04 Costs and Expenses    ~~225~~227
Section 10.05 Indemnification by the Borrowers; Limitation of Liability; Etc.    ~~225~~227
Section 10.06 Payments Set Aside    ~~227~~229
Section 10.07 Successors and Assigns    ~~227~~229
Section 10.08 Confidentiality    ~~234~~236
Section 10.09 Setoff    ~~235~~237
Section 10.10 Interest Rate Limitation    ~~235~~237
Section 10.11 Counterparts; Electronic Execution     ~~236~~238
Section 10.12 Integration; Effectiveness     ~~236~~238
Section 10.13 Survival of Representations and Warranties     ~~237~~239
Section 10.14 Severability     ~~237~~239
Section 10.15 Governing Law; Jurisdiction; Etc.     ~~237~~239
Section 10.16 Service of Process     ~~238~~240
Section 10.17 WAIVER OF RIGHT TO TRIAL BY JURY    ~~238~~240
Section 10.18 [Reserved]    ~~238~~240
Section 10.19 No Advisory or Fiduciary Responsibility    ~~239~~241
Section 10.20 Affiliate Activities    ~~239~~241
Section 10.21 [Reserved]    ~~239~~241

Section 10.22 USA PATRIOT Act    ~~239~~241
Section 10.23 Judgment Currency    ~~240~~242
Section 10.24 Joint and Several Liability    ~~240~~242
Section 10.25 Acknowledgment and Consent to Bail-In Action    ~~242~~244
Section 10.26 Parallel Liability    ~~242~~244
Section 10.27 [Reserved]    ~~243~~245
Section 10.28 Lender Affiliates and Facility Office    ~~243~~245
v

SCHEDULES
1.01(a)    Disclosed Matters
1.01(b)    Guarantors
1.01(c)    Closing Date L/C Issuers and Letter of Credit Sublimits
1.12    Agreed Security Principles
1.13    Foreign Loan Party Provisions
2.01    Commitments and Pro Rata Shares
6.16    Post-Closing Undertakings
7.01    Closing Date Indebtedness
7.02    Closing Date Liens
7.05    Closing Date Investments
7.11    Closing Date Affiliate Transactions
10.02    Administrative Agent’s Office and Certain Addresses for Notices
EXHIBITS
Form of
A-1    Committed Loan Notice
A-2    Request for L/C Credit Extension
B-1    Term Note
B-2    Revolving Credit Note
C    Compliance Certificate
D-1    Assignment and Assumption
D-2    Administrative Questionnaire
E    Guaranty
F    U.S. Security Agreement
G-1    First Lien/Second Lien Intercreditor Agreement
G-2    Pari First Lien Intercreditor Agreement
H    Intercompany Subordination Agreement
I-1    U.S. Tax Compliance Certificate
I-2    U.S. Tax Compliance Certificate
I-3    U.S. Tax Compliance Certificate
I-4    U.S. Tax Compliance Certificate
J    Optional Prepayment of Loans
K    Solvency Certificate
L    Borrower Designation Agreement
M    Borrower Termination Agreement

This CREDIT AGREEMENT is entered into as of October 31, 2025, among QNITY ELECTRONICS, INC., a Delaware corporation (the “Parent Borrower”), each other Subsidiary of the Parent Borrower that is or becomes a party hereto as a borrower pursuant to Section 1.15 from time to time (each, a “Subsidiary Borrower” and together with the Parent Borrower, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer.
PRELIMINARY STATEMENTS
WHEREAS, on the Closing Date, the Borrowers ~~have~~ requested that, upon the satisfaction (or waiver) in full of the conditions precedent set forth in the applicable provisions of Article IV below, the applicable Lenders (a) make Term Loans to the Borrowers in an aggregate principal amount of
$2,350,000,000 under the Initial Term Commitment and (b) make available to the Borrowers the Closing Date Revolving Credit Facility in an aggregate principal amount of $1,250,000,000 for the making, from time to time, of Revolving Credit Loans and the issuance, from time to time, of Letters of Credit, in each case, on the terms and subject to the conditions set forth in this Agreement; ~~and~~
WHEREAS, the proceeds of the initial Borrowings hereunder ~~will be~~on the Closing Date were used to fund the Special Dividend and the Spin-off Transactions, to pay the Transaction Costs, and for other general corporate purposes of the Parent Borrower and its Subsidiaries, in each case, as further described herein.; and
WHEREAS, the Borrowers entered into that certain Repricing Amendment No. 1 to Credit Agreement (the “2026 Repricing Amendment”), dated as of July 1, 2026, by and among the Borrowers, the other Guarantors and Grantors party thereto, the financial institutions party thereto, and the Administrative Agent, pursuant to which the 2026 Repricing Lenders have agreed to make 2026 Repricing Term Loans to refinance and reprice all of the Initial Term Facility Initial Term Loans on the 2026 Repricing Effective Date in an aggregate principal amount of $2,338,250,000.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms.    As used in this Agreement (including the introductory
paragraphs and recitals), the following terms have the meanings set forth below:
“2026 Refinancing” has the meaning assigned to such term in Section 5.07.
“2026 Refinancing Transactions” has the meaning assigned to such term in Section 5.07.
“2026 Refinancing Transaction Costs” has the meaning assigned to such term in Section 5.07.
“2026 Repricing Amendment” has the meaning assigned to such term in the preliminary statements.
“2026 Repricing Effective Date” has the meaning assigned to such term in the 2026 Repricing Amendment.

“2026 Repricing Facility” means the 2026 Repricing Term Commitments and the 2026 Repricing Term Loans made hereunder.
“2026 Repricing Lender” means each Lender with a 2026 Repricing Term Commitment or holding an outstanding 2026 Repricing Term Loan at any time.
“2026 Repricing Term Loan” has the meaning specified in Section 2.01(d).
“2026 Repricing Term Commitment” means, as to each Term Lender, its obligation to make 2026 Repricing Term Loans to the Parent Borrower pursuant to Section 2.01(d) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1 to the 2026 Repricing Amendment under the caption “2026 Repricing Term Commitment”. The initial aggregate amount of the 2026 Repricing Term Commitments is $2,338,250,000.
“Acceleration” has the meaning specified in Section 8.01(e).
“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Acquisition Holiday” has the meaning specified in Section 7.08.
“Acquisition Ratio Debt” has the meaning specified in clause (o) of the definition of “Permitted
Debt”.
“Additional Escrow Amount” means an amount equal to (a) all interest that could accrue on any Escrow Debt from and including the date of issuance thereof to and including the date of any potential mandatory redemption to occur if the proceeds of such Escrow Debt are not released from the applicable Escrow Account, plus (b) the amount of any original issue discount on such Escrow Debt, plus (c) all fees and expenses that are incurred in connection with the issuance of such Escrow Debt and all fees, expenses or other amounts payable in connection with any redemption of such Escrow Debt.
“Administrative Agent” means JPMorgan, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, and shall include any successor administrative agent appointed pursuant to Section 9.09.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by”

and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the avoidance of doubt, following the consummation of the Spin-off Transactions, none of DuPont and its Subsidiaries or any owner of Equity Interests of DuPont or its Subsidiaries, shall be deemed to be an Affiliate of the Parent Borrower or any of its Subsidiaries by virtue only of receiving Equity Interests in the Parent Borrower in connection with the Spin-off Transactions.
“Affiliate Transaction” has the meaning specified in Section 7.11(a).
“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the applicable Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the applicable Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.
“Agent-Related Persons” means, with respect to any Agent, that Agent, together with its Related
Parties.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the
Incremental Arrangers and the Supplemental Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this credit agreement.
“Agreement Currency” has the meaning specified in Section 10.23.
“Agreed Security Principles” means the Agreed Security Principles set forth on Schedule 1.12.
“All-in Yield” means, with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, OID, upfront fees, index floors or otherwise, in each case payable by the Borrowers generally to lenders; provided that OID and upfront fees shall be equated to interest rate assuming a four (4)-year life to maturity, or, if shorter, the actual weighted average life to maturity, as the context requires, and shall not include (a) arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees and any amendment and similar fees (not paid or payable generally to the relevant lenders but payable to the relevant arrangers (or their Affiliates)) and (b) any other fee that is not paid generally to all relevant lenders ratably; provided that if the applicable interest rate in respect of any Indebtedness of a like currency includes an index floor greater than the index floor applicable to the Initial Term Loans or 2026 Repricing Term Loans, as applicable, such differential between interest rate floors shall be equated to All-in Yield for purposes of determining the All-in Yield of such Indebtedness, but only to the extent an increase in the interest rate floor applicable to the Initial Term Loans or 2026 Repricing Term Loans, as applicable, would cause an increase in the All-in Yield then applicable to the Initial Term Loans or 2026 Repricing Term Loans, as applicable, and in such case the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans or 2026 Repricing Term Loans, as applicable, shall be increased to the extent of such differential between interest rate floors.
“Anti-Corruption Laws” has the meaning set forth in Section 5.20.
“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Closing Date until the date of the first Interest Period occurring after the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) for the first full fiscal quarter after the Closing Date, 0.20% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to Consolidated First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Commitment Fee
Pricing Level	Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
1	≤ 1.00:1.00	0.10%
2	> 1.00:1.00 and ≤ 2.00:1.00	0.15%
3	> 2.00:1.00 and ≤ 3.00:1.00	0.20%
4	> 3.00:1.00 and ≤ 4.00:1.00	0.25%
5	> 4.00:1.00	0.30%
Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the third Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 5” shall apply without regard to the Consolidated First Lien Net Leverage Ratio at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered.
“Applicable Discount” has the meaning specified in the definition of “Dutch Auction.”

“Applicable Intercreditor Arrangements” means the Intercreditor Agreement and any other customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent and the Borrower Representative, it being understood that the form first lien/second lien intercreditor agreement attached as Exhibit G-1 hereto and the form pari passu intercreditor agreement attached as Exhibit G-2 hereto are satisfactory to the Administrative Agent.
“Applicable Period” has the meaning set forth in Section 1.02(l).
“Applicable Rate” means a percentage per annum equal to (a) with respect to Initial Term Loans, 2.00% per annum for Term Benchmark Loans and 1.00% per annum for Base Rate Loans ~~and~~, (b) with respect to the 2026 Repricing Term Loans, 1.75% per annum for Term Benchmark Loans and 0.75% per annum for Base Rate Loans and (c) with respect to Revolving Credit Loans, (i) from the Closing Date until the date of the first Interest Period occurring after the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) for the first full fiscal quarter after the Closing Date, 1.75% per annum for Term Benchmark Loans, and 0.75% per annum for Base Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to Consolidated First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate for Revolving Credit Loans
Pricing Level	Consolidated First Lien Net Leverage Ratio	Term Benchmark Loans	Base Rate Loans
1	≤ 1.00:1.00	1.25%	0.25%
2	> 1.00:1.00 and ≤ 2.00:1.00	1.50%	0.50%
3	> 2.00:1.00 and ≤ 3.00:1.00	1.75%	0.75%
4	> 3.00:1.00 and ≤ 4.00:1.00	2.00%	1.00%
5	> 4.00:1.00	2.25%	1.25%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the third Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 5” shall apply without regard to the Consolidated First Lien Net Leverage Ratio at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered.
“Appropriate Lender” means, at any time, (a) with respect to any Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan under such Term Facility or a Revolving Credit Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, (d) with respect to any New Revolving Facility, a Lender that holds a New Revolving Loan or has a New Revolving Commitment with respect to such New Revolving Facility at such time and (e) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means, collectively, the Term Arrangers and the Revolving Arrangers and the Syndication Agent and any lead arrangers listed on the cover page to the 2026 Repricing Amendment as of the 2026 Repricing Effective Date.
“Asset Sale” means:

(1)the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrowers or any Restricted Subsidiary, or
(2)the issuance or sale of Equity Interests (other than preferred stock and Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.01, directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law, or issuances by the Parent Borrower of any Capital Stock) of any Restricted Subsidiary (other than to the Borrowers or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),
(each of the foregoing referred to in this definition as a “Disposition” and the term “Dispose” shall have a correlative meaning thereto). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(a)a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrowers and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);
(b)any Disposition in compliance with the provisions of Section 7.03;
(c)any Restricted Payment that is permitted to be made, and is made, pursuant to Section
7.05 or any Permitted Investment;
(d)other than in connection with the determination of Leverage Excess Proceeds, any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to the greater of (i) $195,000,000 and (ii) 15% of the EBITDA Grower Amount;
(e)any transfer or Disposition of property or assets or issuance or sale of Equity Interests or an exclusive license by a Restricted Subsidiary to the Borrowers or by the Borrowers or a Restricted Subsidiary to another Restricted Subsidiary; provided that in the case of any such Disposition or exclusive license made by a Loan Party to a Restricted Subsidiary that is not a Loan Party, the aggregate Fair Market Value of such Dispositions and exclusive licenses, together with Investments in Restricted Subsidiaries that are not Loan Parties under clause (2) of the definition of “Permitted Investments”, shall not exceed the greater of (x) $975,000,000 and (y) 75% of the EBITDA Grower Amount;
(f)the creation of any Lien permitted under this Agreement;
(g)any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;
(i)the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;
(j)a sale, assignment or transfer of Receivables Assets, or participations therein, to a Receivables Subsidiary in a Qualified Receivables Financing or to any other Person in a Qualified Receivables Factoring;
(k)a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing or a Qualified Receivables Factoring;
(l)any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrowers;
(m)(i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other IP Rights or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles entered into in the ordinary course of business of the Borrowers and the Restricted Subsidiaries of the Parent Borrower;
(n)subject to clause (b) of the definition of “Permitted Debt”, any Sale/Leaseback Transaction with respect to property acquired or built after the Closing Date by the Borrowers or any Restricted Subsidiaries; provided that such sale is for at least Fair Market Value (as determined on the date on which the definitive agreement for such Sale/Leaseback Transaction was entered into);
(o)the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Borrowers or any Restricted Subsidiary of the Parent Borrower, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(p)Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under Sections 7.04(b) and (c)) Dispositions necessary or advisable (as determined by the Parent Borrower in good faith) in order to consummate any acquisition of any Person, business or assets;
(q)Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(r)to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s)the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;
(t)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within ninety
(90) days of such disposition or (ii) the proceeds of such Asset Sale are applied within ninety (90) days of such disposition to the purchase price of such replacement property (which replacement property is purchased within ninety (90) days of such disposition);
(u)a sale or transfer of equipment receivables, or participations therein, and related assets;
(v)any Dispositions in connection with the Transactions;
(w)(i) the Disposition of assets acquired pursuant to any Permitted Investment (including any Permitted Acquisition), which assets are not used or useful to the core or principal business of the Parent Borrower and the Restricted Subsidiaries; and (ii) the Disposition of assets that are necessary or advisable, in the good faith judgment of the Parent Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition (including any Permitted Acquisition);
(x)(i) any issuances of Convertible Indebtedness and (ii) any Dispositions in connection with settling conversions of Convertible Indebtedness;
(y)Dispositions of assets or Equity Interests; provided that (i) such Disposition complies with Section 7.04(a), (ii) the Net Cash Proceeds of such Dispositions do not exceed an aggregate amount of the greater of (i) $230,000,000 and (ii) 17.5% of the EBITDA Grower Amount, (iii) such Dispositions are consummated within twenty-four (24) months following the Closing Date and (iv) no Event of Default shall have occurred or be continuing or result therefrom;
(z)Dispositions set forth on Schedule 1.1(195)(xii) of the Separation and Distribution Agreement;
(aa) Dispositions of Equity Interests in any Subsidiary acquired in connection with a Permitted Acquisition or other Permitted Investment, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such Person becoming a Subsidiary; and
(bb) any Disposition among the Borrower Parties in connection with a Permitted Restructuring Transaction;
provided that, notwithstanding anything in this definition of “Asset Sale” to the contrary or in any other Loan Document to the contrary, no Borrower Party shall be permitted to transfer, or exclusively license or otherwise Dispose of, directly or indirectly, (x) any Material Intellectual Property constituting Collateral to any Restricted Subsidiary that is not a Loan Party or (y) any Material Intellectual Property to any Unrestricted Subsidiary, except (x) pursuant to the foregoing clause (m)(i) above or (y) to a Restricted Subsidiary that is not a Loan Party in the ordinary course of business or consistent with past practice in support of the business operation of the Parent Borrower and its Restricted Subsidiaries and not in furtherance of any third-party financing substantially contemporaneously incurred and secured by such Material Intellectual Property so transferred, exclusively licensed or Disposed of.
For purposes of the foregoing sentence, if any Disposition (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Parent Borrower may divide and classify such Disposition (or a portion thereof) in any manner that complies with the foregoing sentence and may later divide and reclassify any such Disposition so long as the Disposition (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
For the avoidance of doubt, (A) the unwinding of Swap Contracts, Permitted Bond Hedge Transactions or Permitted Warrant Transactions shall not be deemed to constitute an Asset Sale and (B) any disposition of property to a Divided LLC pursuant to an LLC Division shall be a Disposition.
“Asset Sale Prepayment Percentage” has the meaning specified in Section 2.05(b)(ii).
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.
“Auction” has the meaning specified in the definition of “Dutch Auction.”
“Auction Amount” has the meaning specified in the definition of “Dutch Auction.”
“Auction Notice” has the meaning specified in the definition of “Dutch Auction.”
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(iii).
“Available Amount” has the meaning specified in Section 7.05(a).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.04.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a)with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule; and
(b)with respect to the United Kingdom, the UK Bail-In Legislation.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.04 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.04(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.04.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the Daily Simple SOFR; and
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities at such time in the United States.
“Benchmark Replacement Conforming Changes” means with respect to any Benchmark Replacement, and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines in its reasonable discretion (in consultation with the Borrower Representative) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04.
“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on the date hereof, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plans” has the meaning specified in Section 9.18(d).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocked Person” has the meaning specified in Section 10.07(b)(v).
“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.
“Bona Fide Debt Fund” shall mean any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business.
“Borrower Designation Agreement” means, with respect to any Subsidiary, an agreement in substantially the form of Exhibit L hereto or such other form as agreed to by the Administrative Agent and the Borrower Representative, signed by such Subsidiary.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Parties” means the collective reference to the Parent Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them.
“Borrower Representative” means the entity appointed to act on behalf of the Borrowers pursuant to Section 1.14.
“Borrower Termination Agreement” means, with respect to any Subsidiary Borrower, an agreement in substantially the form of Exhibit M hereto or such other form as agreed to by the Administrative Agent and the Borrower Representative, signed by such Subsidiary Borrower.
“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.
“Business Day”: means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be in relation to Loans referencing the Term SOFR Rate or the Daily Simple SOFR and any interest rate settings, funding, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or the Daily Simple SOFR or any other dealings of such Loans referencing the Term SOFR Rate or the Daily Simple SOFR, any such day that is a U.S. Government Securities Business Day.
“Capital Stock” means:
(1)in the case of a corporation or a company, corporate stock or share capital;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of any lease that would at such time be required to be capitalized and reflected as a finance lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (subject, for the avoidance of doubt, to Section 1.03(c)).
“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).
“Cash Collateral” shall have a meaning correlative to the following and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its reasonable discretion, other credit support (including by backstop with a letter of credit reasonably satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), in each case pursuant to documentation consistent with Section 2.16 and in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders).
“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrowers or any Subsidiary Guarantor (other than from a Restricted Subsidiary) after the Closing Date.
“Cash Equivalents” means:
(1)Dollars, the national currency of any participating member state of the European Union (as it is constituted on the Closing Date) and other currencies held by the Parent Borrower or any Subsidiaries in the ordinary course of business;
(2)securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(3)money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two (2) years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of

$250,000,000 in the case of domestic banks or $100,000,000 (or the equivalent Dollar amount) in the case of foreign banks;
(4)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;
(5)commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrowers) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;
(6)readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);
(8)investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;
(9)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);
(10)in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made; and
(11)investments consistent with the Parent Borrower’s investment policy as in effect on the date hereof, as provided in writing to the Administrative Agent on or prior to the Closing Date.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to any Loan Party.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement or within sixty (60) days thereafter, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (b)(i) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within sixty (60) days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement, (ii) in the case of any Cash Management Agreement in effect on or prior to the date of any amendment, restatement or amendment and restatement to this Agreement (including any incremental amendment), is, as of the date of such amendment, restatement or amendment and restatement to this Agreement or within sixty (60) days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement, (c) is a party to a Cash Management Agreement and whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (d) is designated from time to time by the Borrower Representative in writing to the Administrative Agent.
“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/or cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.
“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.
“Change of Control” means (a) the acquisition of beneficial ownership by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Borrower; (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, except in a transaction consummated in compliance with Section 7.03 (other than Section 7.03(f)); or (c) a “Change of Control” (or similar event) shall occur under any of the Senior Notes or any Permitted Refinancing thereof. Notwithstanding the foregoing, the consummation of the Transactions shall not constitute a Change of Control. For purposes of this definition, any direct or indirect holding company of the Parent Borrower shall not itself be considered a “person” or “group” for purposes of this definition; provided that no “person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Equity Interests of such holding company.
“Class” means, (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.
“Clean-Up Period Termination Date” has the meaning specified in Section 8.03.
“Closing Date” means the first date on which all conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.01), which date is October 31, 2025.
“Closing Date Revolving Credit Facility” means the Revolving Tranche established pursuant to Section 2.01(b) on the Closing Date.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all of the “Collateral” (or functionally equivalent term) as defined in the Collateral Documents and all of the other property and assets that are or are purported to be subject to Liens in favor of (a) the Collateral Agent for the benefit of the Secured Parties and/or (b) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law, in each case pursuant to the Collateral Documents.
“Collateral Agent” means JPMorgan, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent for the Secured Parties under any of the Loan Documents, and shall include any successor collateral agent appointed pursuant to Section 9.09.
“Collateral Documents” means, collectively, the Security Agreements, each of the Intellectual Property Security Agreement, each of the collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 4.01, Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of (a) the Collateral Agent for the benefit of the Secured Parties and/or (b) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.
“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Term Benchmark Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Competitor” means any Person that competes with the business of the Borrowers and their Subsidiaries from time to time.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrowers and the Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (a) cash, (b) Cash Equivalents, (c) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (d) deferred financing fees, (e) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (d) and (e) are non-cash items), (f) in the event that a Qualified Receivables Factoring or Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable minus (y) collection by such Person against the amounts sold pursuant to clause (x) and (g) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.
“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale, (j) any L/C Obligations or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility, (k) the current portion of other long-term liabilities and (l) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.
“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:
(1)    increased, in each case (other than with respect to clause (k), (l) and (n) below) to the extent deducted (and not otherwise added back or excluded) in calculating such Consolidated Net Income (and without duplication), by:
(a)expense for Taxes paid or accrued (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations); plus
(b)     Consolidated Interest Expense; plus
(c)    all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing, signing bonus and incentive payments and deferred financing fees or costs; plus
(d)     the amount of any interest expense or reduction of Consolidated Net Income consisting of Subsidiary income attributable to minority equity interests and non-controlling interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Restricted Subsidiary of such Person (excluding cash distributions in respect thereof); plus
(e)    the amount of board of directors, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid by or accrued by the Parent Borrower, in each case, to the extent permitted by this Agreement; plus
(f)    earn-out and contingent consideration obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus
(g)    all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Parent Borrower or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in the common equity of such Person or any of its direct or indirect parents in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(h)    all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(i)    all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus
(j)    restructuring charges (including tax restructurings), accruals or reserves and business optimization expense, whether or not classified as restructuring charges or expenses under GAAP, including any restructuring costs and integration costs incurred in connection with the Transactions and any other acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, transaction, retention, recruiting, signing and similar bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus
(k)    Pro Forma Cost Savings; provided that the aggregate amount of Pro Forma Cost Savings pursuant to this clause (k), together with the aggregate amount of adjustments in the nature of cost savings, operating expense reductions, operating improvements and synergies made pursuant to the definitions of “Pro

Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect”, shall not exceed in the aggregate 30% of Consolidated EBITDA for any Test Period (prior to giving effect to the addback of such items pursuant to this clause (k) and such definitions); plus
(l)    addbacks of the type set forth in (i) any financial model or projections delivered to the Arrangers prior to the Closing Date and/or (ii) any quality of earnings report prepared by an accounting firm of national standing or otherwise reasonably acceptable to the Administrative Agent in connection with any Permitted Acquisition or any other Permitted Investment; plus
(m)    the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus
(n)    with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (i) of the proviso in the definition of “Consolidated Net Income” and (ii) the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus
(o)    charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any non-Wholly Owned Restricted Subsidiary (excluding cash distributions in respect thereof); plus
(p)    all non-operating costs and expenses in connection with the ESL Cost Sharing Agreement with DuPont and/or certain of its subsidiaries as described in the Form 10; provided that adjustments made pursuant to this clause (1)(p) shall not exceed in the aggregate $10,000,000 for any Test Period;
(2)    increased (with respect to losses) to the extent deducted (and not otherwise added back) or excluded, or decreased (with respect to gains) to the extent added (and not otherwise deducted) or included, as applicable, in calculating such Consolidated Net Income (and in each case without duplication), by:
(a)all pre-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including (i) all fees and all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, (ii) expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, (iii) fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, (iv) any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date) and (v) to the extent deducted or excluded from Consolidated Net Income on or after the Closing Date, (x) costs, expenses or other charges (including pursuant to any indemnification obligations) in connection with the Separation Agreements and (y) costs, expenses or other charges (including any legal fees and expenses) associated with any proceedings or the payment of any legal settlement, fine, judgment or order, including all settlement payments paid to Governmental Authorities, plus or minus, as applicable;
(b)(i) all Transaction Costs and other losses, charges and expenses relating to the Transactions, (ii) any transaction fees, costs and expenses (including any transaction or retention bonus or similar payment and non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP) incurred in connection with any contemplated equity issuances, Investments, acquisitions, dispositions outside of the ordinary course of business, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof), non-competition agreement, issuance or repayment of debt, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated) (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), and (iii) without duplication of any of the foregoing, all non-operating or non-recurring professional fees, costs and expenses for such period, plus or minus, as applicable;
(c)all pre-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person), plus or minus, as applicable;
(d)all pre-tax gain, loss, expense or charge attributable to dispositions and asset sales, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), plus or minus, as applicable;
(e)all pre-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid), plus or minus, as applicable;
(f)all gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, plus or minus, as applicable;

(g)any currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), plus or minus, as applicable;
(h)the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies, plus or minus, as applicable;
(i)the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, on a pre-tax basis, plus or minus, as applicable;
(j)all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP, plus or minus, as applicable;
(k)all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, plus or minus, as applicable;
(l)any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any equity plan, stock option plan or any other employee benefit plan or agreement or post-employment benefit plan or agreement, plus or minus, as applicable;
(m)accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within twenty-four (24) months after the Closing Date, plus or minus, as applicable;
(n)all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), plus or minus, as applicable;
(o)all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction, plus or minus, as applicable;
(p)expenses and lost profits with respect to liability or casualty events or business interruption to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated EBITDA to the extent the expense or lost profit reimbursed was previously added back pursuant to this clause (p), plus or minus, as applicable;
(q)losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), plus or minus, as applicable;
(r)non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances, plus or minus, as applicable;
(s)cash dividends (in the case of Unrestricted Subsidiaries, from earned income) or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date, plus or minus, as applicable;
(t)any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, plus or minus, as applicable; and
(u)any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the Latest Maturity Date of any then outstanding Term Loan Tranche;
(3)    decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);
(4)    increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and
(5)    increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);
provided that the Parent Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (5) above if any such item individually is less than an amount equal to the greater of (x) $2,000,000 and (y) 0.15% of the EBITDA Grower Amount in any fiscal quarter.
“Consolidated First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the Test Period, in each case calculated on a Pro Forma Basis.
“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured (x) by a Lien on the Collateral on an equivalent or higher priority basis (without regard to the control of remedies) with the Liens on the Collateral securing the Obligations or (y) by a Lien on any other asset of a Loan Party on a first-priority basis, including Capitalized Lease Obligations.
“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of outstanding Indebtedness of the type described in (a)(iv) that is in excess of $5,000,000) of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (provided that (x) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition shall be excluded and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit (including Letters of Credit), bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (a) under Swap Contracts, Cash Management Agreements, and any Receivables Financing or Factoring Transaction, (b) in respect of Indebtedness owing to any Borrower or any Restricted Subsidiary and (c) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.
“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral or any other asset of a Loan Party, and including Capitalized Lease Obligations; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus
(b)consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)interest income of the referent Person and its Restricted Subsidiaries for such period;
provided that in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided that:
(a)(i) the net income (or loss) with respect to any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into cash (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below) with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income (or loss) for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;
(b)solely for the purpose of determining the amount available for Restricted Payments under the Available Amount, and without duplication of components of the Available Amount with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than a Borrower or a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Borrower or a Guarantor), to the limitation contained in this clause (b)); and
(c)the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent Borrower or is merged into or consolidated with Parent Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Parent Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10).
For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (v), (vi) or (vii) of the Available Amount.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of Consolidated Funded Senior Secured Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the Test Period, in each case calculated on a Pro Forma Basis.
“Consolidated Total Assets” means the total consolidated assets of the Parent Borrower and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries, determined in accordance with GAAP.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the Test Period, in each case calculated on a Pro Forma Basis.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:

(a)for the purchase or payment of any such primary obligation; or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Contingent Obligation”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means unsecured Indebtedness of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Parent Borrower or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Parent Borrower or any other Restricted Subsidiary to its capital) after the Closing Date.
“Controlled Foreign Subsidiary” means any Subsidiary of the Parent Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Convertible Indebtedness” means Indebtedness of the Parent Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Parent Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Parent Borrower and/or cash (in an amount determined by reference to the price of such common stock).
“Corresponding Liabilities” shall mean the Obligations of a Loan Party or a Grantor, excluding its Parallel Liability.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 252.82(b);
(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§ 47.3(b); or
(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§ 382.2(b).
“Covered Jurisdictions” means United States (including its States and the District of Colombia), Japan, Korea and any additional jurisdictions designated in writing by the Parent Borrower to the

Administrative Agent with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed).
“Covered Party” has the meaning specified in Section 9.16.
“Credit Agreement” means (a) this Agreement and (b) whether or not this Agreement remains outstanding, if designated by the Borrowers to be included in the definition of “Credit Agreement,” one or more (i) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (ii) debt securities, notes, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Agreement), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount (which shall not be less than zero in the aggregate) determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date (which, for any Excess Cash Flow Period, shall not be less than zero), but excluding the amount of Excess Cash Flow not required to be applied to repay Term Loans pursuant to Section 2.05(b)(viii), (ix) or (x).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is an U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative; provided that in no event shall Daily Simple SOFR be less than the Floor.
“Date of Full Satisfaction” means the date upon which the Aggregate Commitments have been terminated in full, the Obligations have been paid in full (other than (a) contingent indemnification obligations as to which no claim has been asserted and (b) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and all Letters of Credit have expired or been terminated (other than Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, rehabilitation, work-out or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning specified in Section 2.05(c).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term Benchmark Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Term Benchmark Loans may not be converted to, or continued as, Term Benchmark Loans pursuant thereto), and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans of the same Class as the Loan under which such amount is overdue plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Parent Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit (unless such notice or public statement relates to such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after reasonable request by the Administrative Agent or the Parent Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Parent Borrower that it will comply with its funding obligations (provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided, further, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent and the Parent Borrower) (it being understood that such Lender may otherwise remain a Defaulting Lender pursuant to one or more other clauses of this definition) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets or a custodian appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become subject to a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Required Lenders to the extent that the Administrative Agent is the Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Agent, the Parent Borrower, each L/C Issuer and each Lender, as applicable.
“Designated Loans” has the meaning specified in Section 10.28(a).
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Borrower or any of the Restricted Subsidiaries in connection with an Asset Sale that so is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Parent Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or conversion of such Designated Non-Cash Consideration.
“Designating Lender” has the meaning specified in Section 10.28(a).
“Designation Date” has the meaning specified in Section 2.22(f).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in (a) the Form 10 and (b) Schedule 1.01(a).
“Discount Range” has the meaning specified in the definition of “Dutch Auction.”
“Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale”.
“Disqualified Institution” means:
(a)each person identified as a “Disqualified Institution” on a list made available by the Borrowers to the Arrangers prior to the Closing Date,
(b)any Company Competitor identified on a list made available to the Administrative Agent by the Borrowers from time to time, and
(c)as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such by name, but excluding any Affiliate (other than any Affiliate that has been expressly named as a Disqualified Institution in accordance with clause (b) above) that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of such entity;
provided that (1) any additional designation permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation to any Lender or Participant that was permitted under the terms of this Agreement at the time of such assignment or participation, (2) “Disqualified Institutions” shall exclude any Person that a Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time, (3) for the avoidance of doubt, any entity that is a Disqualified Institution under clauses (a) and (b) above may not become an Eligible Assignee due to the fact that it is an Affiliate of an existing Lender, (4) the list of Disqualified Institutions shall only be required to be delivered to any existing Lender or Participant upon written request by such Lender or Participant to the Administrative Agent if such Lender or Participant is proposing to make an assignment or sell a participation interest (and such Lender or Participant may disclose to any prospective Participant or prospective Lender the list of Disqualified Institutions on a confidential basis in connection with a bona fide assignment or subparticipation) and (5) in no event shall a Bona Fide Debt Fund constitute a Company Competitor or an Affiliate of a Company Competitor for purposes of clauses (b) and (c) above. The list of Disqualified Institutions and any updates thereto shall be delivered to the Administrative Agent at JPMDQ_Contact@jpmorgan.com (or to such other address as the Administrative Agent may designate to the Borrower Representative from time to time); provided that deletions or other modifications to the list of Disqualified Institutions shall become effective on the day that is 3 Business Days after the delivery thereof to the Administrative Agent.
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:
(1)matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than (x) as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the outstanding Obligations, (y) solely for Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests and (z) any maturity resulting from the optional redemption by the issuer thereof),
(2)is convertible or exchangeable (either mandatorily or at the sole option of the holder thereof) for Indebtedness or Disqualified Stock, or
(3)is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Parent Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Distressed Agent-Related Person” has the meaning specified in the definition of “Agent-Related Distress Event”.
“Distribution” means the distribution on a pro rata basis of all outstanding shares of the Parent Borrower’s common stock to the holders of common stock of DuPont to effect the Spin-off.
“Divided LLC” means any limited liability company which has been formed upon the consummation of an LLC Division.
“Dollar” and “$” mean lawful money of the United States.

“DuPont” means DuPont de Nemours, Inc., a Delaware corporation.
“Dutch Auction” means an auction (an “Auction”) conducted by the Parent Borrower or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures:
(a)Notice Procedures. In connection with any Auction, the Borrowers shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $1,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.
(b)Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $1,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.
(c)Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrowers, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which the Parent Borrower or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Parent Borrower or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Parent Borrower or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Parent Borrower or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Parent Borrower or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d)Additional Procedures. After being initiated by an Auction Notice, the Parent Borrower or any of its Subsidiaries, as applicable, may withdraw an Auction in their sole and absolute discretion at any time. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by the Parent Borrower or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Parent Borrower.
“EBITDA Grower Amount” means Consolidated EBITDA for the most recently ended Test Period.
“ECF De Minimis Amount” has the meaning specified in Section 2.05(b)(i).
“ECF Percentage” has the meaning specified in Section 2.05(b)(i).
“ECF Prepayment Amount” has the meaning specified in Section 2.05(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07). For the avoidance of doubt, in no event shall any Blocked Person be an Eligible Assignee.
“Employee Matters Agreement” has the meaning specified in the definition of “Separation Agreements”.
“Enforcement Event” has the meaning specified in Section 8.02.
“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or legally enforceable governmental restrictions relating to pollution, the protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities) resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization issued by a Governmental Authority and required under any Environmental Law.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside of the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock (including, for the avoidance of doubt, any Convertible Indebtedness of the Parent Borrower unless and until actually converted or exchanged into such Capital Stock, Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Indebtedness)).
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any Person who together with any Loan Party or any Grantor is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any Grantor or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c)a complete or partial withdrawal by any Loan Party or any Grantor or any ERISA Affiliate from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a written notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any Grantor or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; or (k) any Non-U.S. Benefit Event.
“Erroneous Payment” has the meaning specified in Section 9.03(e).
“Erroneous Payment Notice” has the meaning specified in Section 9.03(e).

“Escrow Account” means a deposit or securities account at a financial institution into which any Escrow Funds are deposited.
“Escrow Debt” means any Indebtedness of an Escrow Subsidiary (which may not be guaranteed or receive credit support from any Person other than an Escrow Subsidiary); provided that the net proceeds of such Indebtedness are deposited into an Escrow Account upon the issuance thereof.
“Escrow Funds” means the sum of (a) the net proceeds of any Escrow Debt, plus (b) the related Additional Escrow Amount, plus (c) so long as they are retained in an Escrow Account, any income, proceeds or products of the foregoing.
“Escrow Release Effective Time” has the meaning specified in the definition of “Escrow Subsidiary”.
“Escrow Subsidiary” means any Subsidiary of the Parent Borrower that (a) shall have been identified to the Administrative Agent promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) at no time shall contain any assets or liabilities other than any applicable Escrow Debt, Escrow Funds or Escrow Accounts and such Subsidiary’s rights and obligations under any documents related to its Escrow Debt. Until such time as the proceeds of such Escrow Debt have been released from escrow in accordance with the applicable escrow arrangements (the “Escrow Release Effective Time”), each relevant Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Agreement and the other Loan Documents; provided that as of and after the Escrow Release Effective Time, each relevant Escrow Subsidiary shall cease to be an Escrow Subsidiary and shall be a Subsidiary for all purposes of this Agreement and the other Loan Documents and any such Escrow Debt shall be required to be permitted pursuant to Section 7.01 and any Liens securing such Escrow Debt shall be required to be permitted pursuant to Section 7.02.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Euro” and “€” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:
(a)The sum, without duplication, of
(i)Consolidated Net Income of the Borrower Parties for such Excess Cash Flow Period, plus
(ii)non-cash charges: all non-cash charges, losses and expenses (including depreciation and amortization) of the Borrower Parties that were deducted in calculating such Consolidated Net Income, but excluding any non-cash charges, losses and expenses representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(iii)decreases in working capital: decreases in Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower Parties completed during such period, the application of purchase accounting or any third-party indemnification payments received by any Borrower Party during such period); plus
(iv)dispositions: an amount equal to (A) the aggregate net non-cash loss on Dispositions by the Borrower Parties during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income less (B) to the extent otherwise included in Consolidated Net Income, the Net Cash Proceeds of any such Dispositions received during such period; plus
(v)minority Equity Interests: the aggregate amount of cash dividends and other cash distributions received during such period by the Parent Borrower or any Restricted Subsidiary in respect of minority Equity Interests in any Person, minus
(b)the sum, without duplication between the categories below and without duplication of any amount satisfying any of the criteria below that the Parent Borrower elects to reduce the mandatory prepayments required pursuant to Section 2.05(b)(i)(B) (in each case, with respect to the Borrower Parties on a consolidated basis), of:
(i)non-cash credits: all non-cash credits, income or gains included in calculating such Consolidated Net Income, but excluding any non-cash credit, income or gain to the extent representing the reversal of an accrual or reserve described in paragraph (a)(ii) above; plus
(ii)increases in working capital: an amount equal to the sum of (A) the increase in the Working Capital of the Borrower Parties during such period (other than any such increase arising from acquisitions or Dispositions by the Borrower Parties completed during such period, the application of purchase accounting or any third-party indemnification payments paid by any Borrower Party during such period), if any, plus (B) the increase in long-term accounts receivable of the Borrower Parties, if any; plus
(iii)payments on indebtedness: repayments, prepayments, repurchases, redemptions and other cash payments made by the Borrower Parties with respect to the principal of any Indebtedness (including principal representing capitalized interest) or the principal component of any Capitalized Lease Obligations of the Borrower Parties during such period (excluding voluntary prepayments of Term Loans), including all premium, make-whole or penalty payments paid in cash (to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income) and all repayments with respect to revolving Indebtedness to the extent accompanied by a corresponding reduction in commitments; plus
(iv)restricted payments: cash payments made by the Borrower Parties during such period in respect of Restricted Payments (excluding Restricted Payments made pursuant to clause (i)(B) of the Available Amount and pursuant to Sections 7.05(b)(ii), (iii), (xvii), (xxi) and (xxiii) (other than such Restricted Payments made to pay interest expense for any Permitted Bond Hedge Transaction); provided that cash payments in respect of Section 7.05(b)(xxi) and (xxiii) will be included under this clause (iv) to the extent the applicable cash payments utilized for any Restricted Payment thereunder resulted in an increase to Consolidated Net Income during such Excess Cash Flow Period (and only to the extent of such increase)); plus
(v)taxes: (A) cash payments made by the Borrower Parties during such period in respect of Taxes, to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (B) cash payments that the Borrower Parties will be required to make in respect of Taxes within 180 days after the end of such period; provided that amounts described in this clause
(B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; plus
(vi)capital expenditures and investments: cash payments made by the Borrower Parties during such period in respect of capital expenditures or Investments (including Permitted Investments (including in Cash Equivalents but only to the extent (i) appearing (or would be required to appear) as “restricted” on a balance sheet of such person or are subject to any Lien (in each case, unless related to the Loan Documents) or (ii) are deposits for the benefit of customers, suppliers or other commercial counterparties), any acquisitions and acquisitions of intellectual property) made pursuant to Section 7.05; plus
(vii)dispositions: an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower Parties during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income; plus
(viii)cash payments for long-term liabilities: all cash payments made by the Borrower Parties during such period in respect of long-term liabilities of the Borrower Parties (other than payments on Indebtedness for borrowed money) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower Parties; plus
(ix)cash payments from internal cash flow: any cash expenditures made by the Borrower Parties from internally generated cash flow (to the extent not deducted in arriving at Consolidated Net Income) of the Borrower Parties (including (x) fees, financing fees, expenses and purchase price adjustments with respect to transactions (whether or not consummated) and (y) rental, interest or other payments made or to be made in respect of any lease, concession or license of property before or after the Closing Date to the extent that such expenditures are not expensed (or exceed the amount that is expensed) in such period or are not deducted in arriving at such Consolidated Net Income); plus
(x)swap obligations: cash expenditures made by the Borrower Parties in respect of Swap Obligations or Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income; plus

(xi)minority Equity Interests: the aggregate amount of net income in respect of minority Equity Interests in any Person for such period included in arriving at such Consolidated Net Income; plus
(xii)acquisitions and Investments: the aggregate amount of any payments in respect of purchase price adjustments or earn-outs made in cash during such period by any Borrower Party in connection with any acquisition or other Investment permitted hereunder;
provided that (A) with respect to clauses (b)(vi), (vii), (viii), (ix) and (xii) above, at the option of the Parent Borrower, (1) the amount shall also include any amount committed to be paid pursuant to a binding contract in any subsequent period so long as to the extent such amount is not actually paid as committed in such subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period and (2) the amount shall also include any payment made after such period and prior to the date on which the Excess Cash Flow calculation is due so long as such amount will not be deducted in subsequent periods and (B) any reductions to clause (a) pursuant to clauses (b)(iii), (iv), (v), (vi), (viii), (x) or (xii) shall only be made to the extent any such payments were financed with internally generated cash flow or borrowings under any revolving credit facility (including the Revolving Credit Facility).
“Excess Cash Flow Period” means any fiscal year of the Parent Borrower, commencing with the fiscal year ending on December 31, 2026.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent), after consultation with the Administrative Agent, to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.19; provided that the Parent Borrower shall not designate the Administrative Agent as the Exchange Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Exchange Agent); provided, further, that neither the Parent Borrower nor any of their Affiliates may act as the Exchange Agent.
“Excluded Accounts” means (a) payroll, healthcare and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) escrow, defeasance and redemption accounts, (d) fiduciary or trust accounts, (e) disbursement accounts, (f) accounts subject to cash pooling arrangements, (g) zero balance accounts, (h) cash collateral accounts securing credit card facilities, merchant accounts and letter of credit facilities, (i) other accounts the average daily balance of which does not exceed, in the aggregate, $5,000,000, (j) any deposit account, securities account or similar account and the assets contained therein, in each case that is located outside of the United States and that is subject to a cash pooling or similar arrangement, including any notional cash pool and (k) the funds or other property held in or maintained for such purposes in any such account described in clauses (a) through (j).
“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Parent Borrower after the Closing Date from:
(1)contributions to its common equity capital, and

(2)the sale of Capital Stock (other than Excluded Equity) of the Parent Borrower, in each case designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer, or that has been utilized to make a Restricted Payment pursuant to Section 7.05(b)(ii). Excluded Contributions will be excluded from the calculation of the Available Amount.
“Excluded Equity” means (a) Disqualified Stock, (b) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Parent Borrower or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Parent Borrower or any Subsidiary) and (c) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under Section 7.05(b)(iv)(A) or clause (14) of the definition of “Permitted Investments”.
“Excluded Information” has the meaning specified in Section 10.07(j).
“Excluded Property” means, with respect to any Loan Party or Grantor or any direct or indirect Subsidiary of such Loan Party or Grantor:
(a)any fee-owned real property and any leased or subleased real property;
(b)motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a general all-asset UCC financing statement (or analogous filing in the jurisdiction of the applicable Borrower or Guarantor), letter of credit rights and commercial tort claims (other than letter of credit rights and commercial tort claims that can be perfected by the filing of a general all-asset UCC financing statement);
(c)assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction; provided that any exclusions as a result of (x) Section 956 of the Code or (y) any similar law or regulation in effect as of the Foreign Effective Date in a Covered Jurisdiction or the jurisdiction of incorporation of a Grantor (or a Restricted Subsidiary that would, but for this provision, be required to be a Grantor) as of the Foreign Effective Date shall not apply to Equity Interests of any Loan Party organized in a Covered Jurisdiction or other Restricted Subsidiary organized in a Covered Jurisdiction) or material adverse regulatory consequences, in each case, as reasonably determined by the Parent Borrower;
(d)pledges of, and security interests in, assets in favor of the Collateral Agent which (x) are prohibited by applicable Law or any Contractual Obligation binding on such assets on the Spin-off Date or at the time of its acquisition and not entered into in contemplation thereof or (y) require governmental or third party consent, approval, license or authorization, as applicable, in each case that has not been obtained; provided that (i) any such limitation described in this clause (d) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply (where the UCC or similar provision of other applicable Law is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law, notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law or Contractual Obligation, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral (unless such asset would otherwise constitute Excluded Property pursuant to another clause hereto);
(e)any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law and other than proceeds and receivables thereof; provided that (i) any such limitation described in this clause (e) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition or restriction would not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral (unless such asset would otherwise constitute Excluded Property pursuant to another clause hereto);
(f)Equity Interests in (i) any not-for-profit Subsidiary, (ii) any captive insurance Subsidiary, (iii) any Receivables Subsidiary, (iv) any Unrestricted Subsidiary, (v) any Immaterial Subsidiary (other than a Korean Subsidiary), except to the extent perfected by the filing of a general all-asset UCC financing statement, (vi) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness and such pledge constitutes a Permitted Lien and (vii) non-Wholly Owned Restricted Subsidiaries and any entities which do not constitute Subsidiaries, but only to the extent that (x) the Organization Documents or other agreements with equity holders of such Restricted Subsidiaries or entities do not permit the pledge of such Equity interests or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequences to any of the Loan Parties or such Restricted Subsidiary or entity;
(g)any lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their Wholly Owned Subsidiaries), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, other than (where the UCC or similar provision of other applicable Law is applicable) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law, notwithstanding such prohibition;
(h)“intent-to-use” trademark applications to the extent that, and solely during the period prior to the filing and acceptance of evidence of use of such trademark, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under Federal law;

(i)any assets sold pursuant to a Qualified Receivables Factoring or Qualified Receivables Financing;
(j)Voting Stock in excess of 65% of the Voting Stock of any Excluded Tax Subsidiary, other than (i) Voting Stock in a Loan Party, (ii) Voting Stock owned by a Loan Party that is a Non-U.S. Subsidiary and (iii) Voting Stock in a Korean Subsidiary;
(k)Margin Stock;
(l)Excluded Accounts;
(m)any assets of (including Equity Interests (but excluding Equity Interests in any Korean Subsidiary) held by) (i) any Excluded Tax Subsidiary other than a Loan Party, (ii) any not-for-profit Subsidiary, (iii) any captive insurance Subsidiary or (iv) any Receivables Subsidiary;
(n)cash and other deposits used to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement;
(o)any assets (other than Equity Interests) located outside of the United States with a value (as determined in good faith by the Parent Borrower) of less than $20,000,000, except to the extent perfected by the filing of a general all-asset UCC financing statement or owned by a Loan Party that is not a U.S. Loan Party;
(p)any assets excluded by application of the Agreed Security Principles;
(q)any other assets for which the Administrative Agent and the Borrower Representative agree (in writing) that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to either the value of such assets as Collateral or the benefit of the Lenders of the security afforded thereby; and
(r)any assets to be Disposed as contemplated by and pursuant to the Separation Agreements.
Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).
“Excluded Subsidiary” means, subject to the last paragraph of Section 6.12, any Subsidiary that is (a) an Unrestricted Subsidiary, (b) a Restricted Subsidiary that is not a Wholly Owned Subsidiary (provided that any Subsidiary Guarantor that ceases to be a Wholly Owned Subsidiary shall only become an Excluded Subsidiary to the extent it satisfies the release requirements set forth in Section 9.11(c)), (c) an Immaterial Subsidiary, (d) an Excluded Tax Subsidiary, (e) [reserved], (f) a Non-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Non-U.S. Subsidiary’s officers, directors, or managers, (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such Contractual Obligation exists), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences to the Parent Borrower or one or more of its Restricted Subsidiaries, as reasonably determined by the Borrower Representative (other than, with respect ~~to~~ to a Subsidiary formed in a Covered Jurisdiction, as a result of the operation of Section 956 of the Code), (j) any Receivables Subsidiary, (k) not-for-profit Subsidiaries, (l) [reserved], (m) any Korean Subsidiary and any Subsidiary not organized, formed or incorporated in a Covered Jurisdiction, (n) captive insurance Subsidiaries, and (o) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Parent Borrower, the cost or other consequences (including any adverse tax consequences) of guaranteeing the Facilities would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that if a Subsidiary executes the Guaranty as a “Guarantor” or a “Subsidiary Guarantor” and at the time of such execution, such Subsidiary is an entity described in clauses (a) through (d) or clauses (i) through (o) above, then it shall not constitute an “Excluded Subsidiary” as a result of being an entity described in such clauses(s) (unless released from its obligations under the Guaranty as a “Guarantor” or a “Subsidiary Guarantor” in accordance with the terms hereof and thereof, including by virtue of later becoming an Excluded Subsidiary pursuant to a different clause of this definition); provided, further, that no Subsidiary of the Parent Borrower shall be an Excluded Subsidiary if such Subsidiary is a guarantor with respect to the Senior Notes or any Refinancing Notes or any Incremental Equivalent Debt or any other Indebtedness for borrowed money secured all or in part by the Collateral, in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount; provided, further, that no Borrower or Co-Borrower may be an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.
“Excluded Tax Subsidiary” means (a) any Subsidiary of the Parent Borrower that is a Non-U.S. Subsidiary, (b) any FSHCO or (c) any direct or indirect Subsidiary of a FSHCO or Controlled Foreign Subsidiary; provided that Excluded Tax Subsidiary shall not include any Restricted Subsidiary organized in a Covered Jurisdiction (other than Korea) that is otherwise required to be a Guarantor hereunder.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient (other than any Recipient (i) becoming a party hereto pursuant to a request by any Loan Party under Section 3.08 or (ii) changing its Lending Office under Section 3.01(f) or Section 3.07), any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Recipient becomes a party hereto or changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any Taxes imposed under FATCA.
“Existing Letter of Credit” means a letter of credit issued by an L/C Issuer designated in writing by the Parent Borrower and such L/C Issuer to the Administrative Agent on or prior to the Closing Date as an “Existing Letter of Credit”.
“Existing Loans” has the meaning specified in Section 2.22(a).
“Existing Revolving Loans” has the meaning specified in Section 2.22(a).
“Existing Revolving Tranche” has the meaning specified in Section 2.22(a).
“Existing Term Loans” has the meaning specified in Section 2.22(a).
“Existing Term Tranche” has the meaning specified in Section 2.22(a).
“Existing Tranche” has the meaning specified in Section 2.22(a).
“Extendable Bridge Loans/Interim Debt” means “bridge” financings (including “bridge” loans), escrow or similar arrangements, which by their terms will be converted (subject to customary conditions to conversion for a debt instrument of a similar type) into loans or other Indebtedness that have, or extended such that they have, a maturity date later than the Latest Maturity Date of the Term Facilities then-outstanding.
“Extended Loans” has the meaning specified in Section 2.22(a).
“Extended Loans Agent” has the meaning specified in Section 2.22(a).
“Extended Revolving Commitments” has the meaning specified in Section 2.22(a).
“Extended Revolving Tranche” has the meaning specified in Section 2.22(a).
“Extended Term Loans” has the meaning specified in Section 2.22(a).
“Extended Term Tranche” has the meaning specified in Section 2.22(a).
“Extended Tranche” has the meaning specified in Section 2.22(a).
“Extending Lender” has the meaning specified in Section 2.22(b).
“Extension” has the meaning specified in Section 2.22(b).
“Extension Amendment” has the meaning specified in Section 2.22(c).
“Extension Date” has the meaning specified in Section 2.22(d).

“Extension Election” has the meaning specified in Section 2.22(b).
“Extension Request” has the meaning specified in Section 2.22(a).
“Extension Request Deadline” has the meaning specified in Section 2.22(b).
“Facility” means each Term Facility and/or the Revolving Credit Facility (including the Letter of Credit Sublimit), as the context may require.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by Parent Borrower or any Restricted Subsidiary pursuant to which Parent Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) – (3) of the definition of “Receivables Subsidiary”.
“Failed Auction” has the meaning specified in the definition of “Dutch Auction.”
“Fair Market Value” means, with respect to any asset or property, the price that would be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Parent Borrower, whose determination will be conclusive for all purposes under the Loan Documents); provided that with respect to any transaction in which the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, obtains a letter or report from an Independent Financial Advisor stating that the price and/or compensation received in connection with such transaction is the fair market value for such asset or property, such report or letter will be conclusive evidence of the Fair Market Value for purposes of this Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing (together with any Laws or practices implementing such agreements).
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Fee Letters” means that certain (a) Fee Letter, dated as of June 4, 2025, by and between the Parent Borrower and JPMorgan ~~and~~, (b) Fee Letter, dated as of June 4, 2025, by and between the Parent Borrower and SMBC and (c) Fee Letter, dated as of June 15, 2026, by and between the Parent Borrower and JPMorgan.
“Financial Covenant” means the financial covenant applicable from time to time under Section
7.08.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR. For the avoidance of doubt, the Floor with respect to the Revolving Credit Loans ~~and~~, the Initial Term Loans and the 2026 Repricing Term Loans shall be 0% per annum.
“Foreign Effective Date” has the meaning specified in Section 4.01(a).
“Foreign Loan Party Provisions” means the Foreign Loan Party Provisions set forth on Schedule
1.13.
“Form 10” means the Registration Statement on Form 10 (including the information statement and the other exhibits filed therewith or incorporated by reference therein) filed by the Parent Borrower with the SEC on April 24, 2025, as amended, supplemented or otherwise modified from time to time prior to the Closing Date.
“Fraudulent Conveyance” has the meaning specified in Section 10.24(b).
“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Tranche of the Revolving Credit Facility, with respect to an L/C Issuer under such Tranche, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations under such Tranche (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof).
“FSHCO” means any Subsidiary of the Parent Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia, in each case, which Subsidiary owns no material assets other than Capital Stock and/or indebtedness of one or more Controlled Foreign Subsidiaries or another FSHCO.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means, subject to Section 1.03(b), generally accepted accounting principles in the United States of America as in effect as of the date of determination thereof.
“Global Intercompany Note” has the meaning specified in Section 4.01(a)(iv).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government; including any applicable supranational bodies (such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“Grantor” means each Restricted Subsidiary of Parent Borrower (other than a Borrower or a Guarantor) that has granted a security interest in any Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any Obligation of such Person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) the Parent Borrower (solely with respect to the obligations of any Subsidiary Borrower and in respect of Secured Cash Management Agreements and Secured Hedge Agreements), (b) each other Borrower, (c) as of the Closing Date, the Subsidiaries of the Parent Borrower organized in a Covered Jurisdiction (other than any Korean Subsidiary) and listed on Schedule 1.01(b) and (d) each other Subsidiary of the Parent Borrower organized in a Covered Jurisdiction (other than any Korean Subsidiary) that shall be required to execute and deliver (or otherwise does execute and deliver) a guaranty or guaranty supplement pursuant to Section 6.12 or 6.16, unless it has ceased to be a Guarantor pursuant to the terms hereof.
“Guaranty” means the Guaranty made by the Parent Borrower and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract or within sixty (60) days thereafter, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (b)(i) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within sixty (60) days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Swap Contract, (ii) in the case of any Swap Contract in effect on or prior to the date of any amendment, restatement or amendment and restatement to this Agreement (including any incremental amendment), is, as of the date of such amendment, restatement or amendment and restatement to this Agreement or within sixty (60) days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Swap Contract, (c) is a party to a Swap Contract and whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (d) is designated from time to time by the Borrower Representative in writing to the Administrative Agent.
“Honor Date” has the meaning specified in Section 2.03(d)(i).
“Immaterial Subsidiary” means any Subsidiary of the Parent Borrower that, for any Test Period, does not have both (a) total assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets and (b) consolidated revenues (when combined with the consolidated revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of the consolidated revenues of the Parent Borrower and the Restricted Subsidiaries for such Test Period; provided that (x) at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the Pro Forma Financial Statements delivered to the Administrative Agent prior to the date hereof, and (y) any Subsidiary existing on the Closing Date pursuant to the definition of “Excluded Subsidiary” (other than pursuant to clause (c) thereof) that (1) is not a Guarantor on the Closing Date or (2) as of the Closing Date, is not required to become a Guarantor pursuant to Section 6.16, shall not, in each case, be deemed to be an “Immaterial Subsidiary” for purposes of the definition of “Excluded Subsidiary” and the requirements of Section 6.12.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Amount” has the meaning specified in Section 2.14(a).
“Incremental Arranger” has the meaning specified in Section 2.14(a).
“Incremental Equivalent Debt” has the meaning specified in Section 2.15(a).
“Incremental Equivalent Debt Arranger” has the meaning specified in Section 2.15(a).
“Incremental Equivalent Debt Documents” means, collectively, the indentures, credit agreements, facilities agreements or other similar agreements pursuant to which any Incremental Equivalent Debt is incurred, together with all instruments and other agreements in connection therewith, as amended supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person, without duplication:
(a)    the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any net obligations under Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)    to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person, at such date of determination, and (b) the amount of such Indebtedness of such other Person.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(i)Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;
(ii)obligations under or in respect of Receivables Financings;
(iii)any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;
(iv)any license in the ordinary course of business;
(v)intercompany liabilities that would be eliminated on the consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries (excluding, for the avoidance of doubt, funded Indebtedness for borrowed money);
(vi)prepaid or deferred revenue arising in the ordinary course of business;
(vii)Cash Management Services;
(viii)any purchase price or other post-closing payment adjustments, including royalties, earnouts, contingent payments or deferred payments of a similar nature incurred in connection with any acquisition or Disposition by the Parent Borrower or any of its consolidated Subsidiaries, in each case to which the counterparty may become entitled; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;
(ix)any obligations that would otherwise constitute Indebtedness, to the extent (i) of any funds that are irrevocably deposited with the trustee or agent or otherwise for the benefit of the holders thereof and (ii) an irrevocable and unconditional notice of redemption, offer to purchase or notice of prepayment under the instrument governing such indebtedness has been delivered, in each case, in connection with the redemption, tender, defeasance or other early payment of such indebtedness, either in whole or in part;

(x)any obligations in respect of workers’ compensation claims, early retirement or termination obligations, payroll liabilities, deferred compensation, employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;
(xi)Capital Stock (other than Disqualified Stock and Preferred Stock);
(xii)any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;
(xiii)indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary;
(xiv)prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices; or
(xv)obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or Grantor under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Parent Borrower, qualified to perform the task for which it has been engaged.
“Information” has the meaning specified in Section 10.08.
“Initial Term Borrowing” means a borrowing consisting of Initial Term Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the applicable Term Lenders pursuant to Section 2.01(a), in each case, on the Closing Date.
“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Parent Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $2,350,000,000.
“Initial Term Facility” means the facility in respect of the Initial Term Loans and Initial Term Commitments.
“Initial Term Loans” has the meaning specified in Section 2.01(a).
“Inside Maturity Basket” means, with respect to any Indebtedness Incurred in reliance upon the Inside Maturity Basket, an aggregate principal amount for all such Indebtedness equal to the greater of (a) $975,000,000 and (b) 75% of the EBITDA Grower Amount.

“Intellectual Property Cross-License Agreement” has the meaning specified in the definition of “Separation Agreements”.
“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit B to the U.S. Security Agreement, entered into by the applicable Loan Parties dated the Spin-off Date, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12 or Section 6.16.
“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.
“Intercompany Subordination Agreement” means an intercompany subordination agreement dated as of a date on or prior to the date that is ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, as may be supplemented from time to time.
“Intercreditor Agreement” means that certain pari passu intercreditor agreement, dated as of the Spin-off Date, by and among the Administrative Agent, the Collateral Agent, the Senior Notes Trustee and the Senior Secured Notes Collateral Agent and acknowledged by each Loan Party and each Grantor from time to time party thereto.
“Interest Payment Date” means, (a) with respect to any Base Rate Loan, (i) fifteen days after the last day of each March, June, September and December and (ii) the applicable Maturity Date and (b) with respect to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period, and (ii) the applicable Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months (or, with the consent of each applicable Lender (including with respect to the applicable Term SOFR Reference Rate and applicable credit spread adjustment), twelve (12) months) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as a Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no tenor that has been removed from this definition pursuant to Section 3.04(e) shall be available for specification in such Committed Loan Notice for so long as such tenor has been removed; provided, further that, notwithstanding anything to the contrary contained in this Agreement, the initial Interest Period with respect to any Term SOFR Reference Rate 2026 Repricing Term Loans made on the 2026 Repricing Effective Date shall be the period commencing on the 2026 Repricing Effective Date and ending on the last day of the Interest Period applicable to the Initial Term Loans on the 2026 Repricing Effective Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Credit Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person. In no event shall a guarantee of an operating lease of any Borrower or any Restricted Subsidiary be deemed an Investment.
For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:
(1)“Investments” shall include the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)the Parent Borrower’s Investment in such Subsidiary at the time of such redesignation; less
(b)the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with Section 7.05) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of any Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by any Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in any Borrower or any Restricted Subsidiary.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1)securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its Subsidiaries,
(3)investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(4)corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“IP Rights” has the meaning specified in Section 5.16.
“IRS” means the United States Internal Revenue Service.
“ISDA CDS Definitions” has the meaning specified in Section 10.01.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and a Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including, but not limited to, collaboration arrangements, profit sharing arrangements or other contractual arrangements.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Judgment Currency” has the meaning specified in Section 10.23.
“JV Distribution” means, at any time, 50% of the aggregate amount of all cash dividends or distributions received by the Parent Borrower or any of its Restricted Subsidiaries as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that the Parent Borrower or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the Permitted Joint Venture.
“Korea” means the Republic of Korea.
“Korean Subsidiary” means any Subsidiary of the Parent Borrower organized in Korea.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrowers on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (a) the L/C Issuers identified on Schedule 1.01(c) in their capacities as an issuer of Letters of Credit hereunder (it being understood that none of the L/C Issuers identified in this clause (a) shall be obligated to issue any trade letters of credit or any commercial letter of credit hereunder unless such L/C Issuer consents to do so in writing) and (b) any other Lender reasonably acceptable to the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Legal Reservations” means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;
(b)the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;
(c)any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;
(d)    the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)    the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;
(f)    the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;
(g)    the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;
(h)    provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and
(i)    similar principles, rights and defenses under the laws of any relevant jurisdiction.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.
“Lending Office” means, as to any Lender, the office, offices or branches of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office, offices or branches as a Lender or any of its Affiliates may from time to time notify the Borrowers and the Administrative Agent.
“Letter of Credit” means any letter of credit issued, renewed, extended or amended hereunder and shall be deemed to include each Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit, a trade letter of credit or a standby letter of credit.
“Letter of Credit Application” means a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto, together with, to the extent applicable to the applicable L/C Issuer, an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by such L/C Issuer.
“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is three (3) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage Excess Proceeds” means the sum of (a) any Net Cash Proceeds in respect of any such Asset Sale or Casualty Event not required to be applied in accordance with Section 2.05(b)(ii) as a result of the application of clauses (B) or (C) in the proviso to Section 2.05(b)(ii) and (b) any proceeds received in connection with any Sale/Leaseback Transaction to the extent made pursuant to the Sale/Leaseback Basket.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform

Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. For the avoidance of doubt, issuing or settling conversions of Convertible Indebtedness will not be deemed to constitute a Lien.
“Limited Condition Transaction” has the meaning specified in Section 1.02(i).
“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other requirement of Law.
“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, 2026 Repricing Term Loan, an Extended Term Loan, a Revolving Credit Loan, an Extended Revolving Commitment or a Specified Refinancing Revolving Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Intercompany Subordination Agreement, (f) the Intercreditor Agreement, any other Applicable Intercreditor Arrangement or other intercompany agreement required to be entered into pursuant to the terms of this Agreement, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, (h) any Refinancing Amendment, (i) the Fee Letters, (j) each Borrower Designation Agreement, (k) each Borrower Termination Agreement ~~and~~, (l) the 2026 Repricing Amendment and (m) any other agreement or document that the Borrower Representative and the Administrative Agent designate as a “Loan Document” in writing.
“Loan Parties” means, collectively, the Borrowers and the Guarantors.
“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.
“Material Acquisition” means any Permitted Acquisition by the Parent Borrower or any Restricted Subsidiary following the Closing Date which includes aggregate cash consideration (which cash consideration may include Consolidated Funded Indebtedness assumed in connection with such Permitted Acquisition) in excess of $500,000,000.
“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, financial condition or results of operations of the Borrowers and their Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties and the Grantors (taken as a whole) to perform their respective payment obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under the Loan Documents (taken as a whole).
“Material Intellectual Property” shall mean all intellectual property owned by or exclusively licensed to, and material to the business of, the Borrower Parties, taken as a whole.
“Material Restricted Subsidiary” means each Restricted Subsidiary which, as of the most recent Test Period of the Parent Borrower, (a) contributed greater than 5.0% of Consolidated EBITDA for such period or (b) contributed greater than 5.0% of Consolidated Total Assets as of such date.

“Maturity Date” means: (a) with respect to the Closing Date Revolving Credit Facility, the earlier of (i) the fifth (5th) anniversary of the Closing Date and (ii) the date of termination in whole of the Revolving Credit Commitments and the agreement to provide Letters of Credit under the Closing Date Revolving Credit Facility pursuant to Section 2.06(a) or 8.02; ~~and~~ (b) with respect to the Initial Term Loans, the earlier of (i) the seventh (7th) anniversary of the Closing Date and (ii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; and (c) with respect to the 2026 Repricing Term Loans, the earlier of (i) the seventh (7th) anniversary of the Closing Date and (ii) the date that the 2026 Repricing Term Loans are declared due and payable pursuant to Section 8.02; provided that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day; provided, further, that the reference to Maturity Date with respect to (x) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01, (y) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.18 and (z) Term Loans and Revolving Credit Commitments that are the subject of Extension pursuant to Section 2.22 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.
“Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price means that such Maximum Fixed Repurchase Price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Parent Borrower.
“Maximum Leverage Requirement” means, with respect to (1) any request made in reliance on this definition under Article II for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Revolving Facility, for a New Term Facility or for the incurrence of Incremental Equivalent Debt,
(2) any Ratio Debt incurred or issued in reliance on the definition thereof under Section 7.01 or (3) any Indebtedness incurred or issued under clause (o) of the definition of Permitted Debt, the requirement that, on a Pro Forma Basis, after giving effect to the incurrence of any such increase, such New Term Facility or New Revolving Facility or such Incremental Equivalent Debt or such Ratio Debt or Acquisition Ratio Debt (and, in each case, after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any increase in any such Indebtedness were fully drawn on the effective date thereof but without giving effect to the cash proceeds of such Indebtedness then being incurred):
(a)for any such Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans, the Consolidated First Lien Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, does not exceed (x) in the case of Acquisition Ratio Debt, either (i) 3.50:1.00 or (ii) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and (y) in other cases, 3.50:1.00;
(b)for any such Indebtedness that is secured by the Collateral on a junior basis to the Term Loans, the Consolidated Secured Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, does not exceed (x) in the case of Acquisition Ratio Debt, either (i) 4.00:1.00 or (ii) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and (y) in other cases, 4.00:1.00;
(c)for any such Indebtedness that is secured solely by assets that do not secure the Term Loans, the Consolidated Total Net Leverage Ratio for such Test Period, calculated on a

Pro Forma Basis, does not exceed (x) in the case of Acquisition Ratio Debt, either (i) 4.50:1.00 or (ii) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and (y) in other cases, 4.50:1.00; and
(d)for any such Indebtedness that is unsecured, the Consolidated Total Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, does not exceed (x) in the case of Acquisition Ratio Debt, either (i) 4.50:1.00 or (ii) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and (y) in other cases, 4.50:1.00.
“Maximum Rate” has the meaning specified in Section 10.10.
“MFN Exceptions” has the meaning specified in Section 2.14(f).
“MFN Provision” has the meaning specified in Section 2.14(f).
“Minimum Extension Condition” has the meaning specified in Section 2.22(g).
“Minimum Tender Condition” has the meaning specified in Section 2.19(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereof.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any Grantor or any ERISA Affiliate makes or is obligated to make contributions or has any liability.
“Net Cash Proceeds” means:
(a)with respect to the Disposition of any asset by the Parent Borrower or any of its Restricted Subsidiaries (other than any Disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Parent Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:
(A)the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y), if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Liens securing the Obligations), together with any applicable premiums, penalties, interest or breakage costs,
(B)    the fees and out-of-pocket expenses incurred by the Parent Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event

(including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),
(C)    all Taxes paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,
(D)    any costs associated with unwinding any related Swap Contract in connection with such transaction,
(E)    any portion of such proceeds deposited in an escrow account or other appropriate amounts set aside as a reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and/or (y) any liabilities associated with such property and retained by the Parent Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E),
(F)    in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of the Parent Borrower or a Wholly Owned Restricted Subsidiary as a result thereof;
(G)    any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any Disposition or Casualty Event; and
(H)    any payments to be made by the Parent Borrower or any of its Restricted Subsidiaries as agreed between the Parent Borrower or such Restricted Subsidiary and the purchaser of any assets subject to a Disposition or Casualty Event in connection therewith, and
(b)    with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Parent Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Non-U.S. Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.
“Net Short Lender” has the meaning specified in Section 10.01.
“New Loan Commitments” has the meaning specified in Section 2.14(a).
“New Revolving Commitment” has the meaning specified in Section 2.14(a).
“New Revolving Facility” has the meaning specified in Section 2.14(a).
“New Revolving Loan” has the meaning specified in Section 2.14(a).
“New Term Commitment” has the meaning specified in Section 2.14(a).
“New Term Facility” has the meaning specified in Section 2.14(a).
“New Term Loan” has the meaning specified in Section 2.14(a).
“Non-Consenting Lender” has the meaning specified in Section 3.08(c).
“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.
“Non-Extending Lender” has the meaning specified in Section 2.22(e).
“Non-Guarantor Debt Sublimit” has the meaning specified in Section 7.01(a).
“Non-Loan Party” means any Subsidiary of the Parent Borrower that is not a Loan Party.
“Non-U.S. Benefit Event” means, with respect to any Non-U.S. Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Non-U.S. Plan or to appoint a trustee or similar official to administer any such Non-U.S. Plan, or alleging the insolvency of any such Non-U.S. Plan, (d) the incurrence of any liability by any Loan Party or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Non-U.S. Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by any Loan Party or any of its Subsidiaries, or the imposition on any Loan Party or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.
“Non-U.S. Casualty Event” has the meaning assigned to such term in Section 2.05(b)(viii).
“Non-U.S. Disposition” has the meaning assigned to such term in Section 2.05(b)(viii).
“Non-U.S. Lender” means a Recipient that is not a U.S. Tax Person.
“Non-U.S. Plan” means any pension plan, pension benefit plan, pension fund (including any superannuation fund) or other similar program providing retirement benefits that is established, maintained or contributed to by a Loan Party or any of its Subsidiaries primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.
“Non-U.S. Subsidiary” means any Subsidiary of the Parent Borrower that is not a U.S. Subsidiary.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Grantor arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Grantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the Grantors under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party and any Grantor to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.
“OFAC” has the meaning specified in the definition of “Sanctions Laws and Regulations”.
“OID” means original issue discount.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other L/C” has the meaning specified in Section 2.03(c)(v).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).
“Outside Date” has the meaning specified in Section 2.15(b)(iv).
“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations with respect to any Tranche on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension with respect to such Tranche occurring on such date and any other changes in the aggregate amount of the L/C Obligations with respect to such Tranche as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Tranche) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, the NYFRB Rate.
“Parallel Liability” has the meaning specified in Section 10.26(b).
“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” has the meaning specified in Section 10.22.
“Payment Block” means any of the circumstances described in Section 2.05(b)(viii), (ix). and (x).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Perfection Exceptions” means that no Loan Party or Grantor shall be required to (a) enter into control agreements, lock box or similar arrangement with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, other bank accounts, cash and cash equivalents or any other assets (other than delivery of original stock certificates, associated stock powers, control over uncertificated subsidiary stock (at the reasonable request of the Collateral Agent) and pledged promissory notes, in each case, required for perfection under the applicable Law and subject to the Intercreditor Agreement and clause (d)(iii) below), (b) perfect the security interest in the following other than by the filing of a general “all asset” UCC financing statement or analogous filing in the jurisdiction of the applicable Loan Party: (i) letter-of-credit rights (as defined in the UCC), (ii) commercial tort claims (as defined in the UCC), (iii) Fixtures (as defined in the UCC) and (iv) Assigned Agreements (as defined in the U.S. Security Agreement), (c) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Administrative Agent has exercised its acceleration rights pursuant to Section 8.02 of this Agreement, (d) perfect security interests in the Collateral located in the U.S. other than by (i) filing of general “all asset” UCC financing statements, (ii) filings in (A) the United States Patent and Trademark Office with respect to any material U.S. registered patents and trademarks and material U.S. trademark applications and (B) the United States Copyright Office of the Library of Congress with respect to material copyright registrations, in the case of each of (A) and (B), owned by a Loan Party and constituting Collateral, (iii) delivering to the Collateral Agent (or a bailee or other agent of the Collateral Agent) to be held in its possession all of the Collateral consisting of (A) certificates representing Capital Stock required to be pledged pursuant to the Collateral Documents and (B) promissory notes and other instruments constituting Collateral (provided that promissory notes and instruments having an aggregate principal amount less than $25,000,000 or to the extent included in the Global Intercompany Note need not be delivered to the Collateral Agent), and (iv) at the reasonable request of the Collateral Agent, providing control over uncertificated Capital Stock required to be pledged pursuant to the Collateral Documents; provided that no other perfection by “control” will be required, (e) enter into any security documents to be governed by the law of any jurisdiction in which assets are located other than the jurisdiction of organization of the applicable Loan Party granting such lien (excluding in each case, subject to the Agreed Security Principles (with respect to any Loan Party that is a Non-U.S. Subsidiary and any Korean Subsidiary only), the pledge of Equity Interests of any Loan Party organized in Japan or any Korean Subsidiary, which shall be governed by the law of Japan or Korea, as applicable), (f) deliver any mortgage, landlord waiver, estoppel or collateral access letter or (g) take any action in any jurisdiction that is not a Covered Jurisdiction (or, with respect to intellectual property, the United States) to create any security interest in assets located or titled outside of a Covered Jurisdiction (or, with respect to intellectual property, the United States), including any intellectual property registered in any jurisdiction that is not the United States, or perfect any security interest in such assets or enter into any security agreements or pledge agreements governed by the laws of any jurisdiction that is not a Covered Jurisdiction (or, with respect to intellectual property, the United States).
“Perfection Requirements” means the making of appropriate registrations, filings, endorsements, notarizations, stamping and/or notifications of the Collateral Documents and/or the Collateral created thereunder; provided that, in respect of the Borrowers or Grantors or any Guarantor listed on Schedule 1.01(b) or contemplated to be delivered pursuant to Section 4.01 or Schedule 6.16, such Perfection Requirements shall be limited to the extent set forth as a perfection requirement with respect to the applicable Loan Party or Grantor in any legal opinion delivered in connection with the accession of such Persons.
“Permitted Acquisition” has the meaning specified in the definition of “Permitted Investments”.
“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Parent Borrower or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within ninety (90) days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 7.04.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent Borrower’s common stock purchased by the Parent Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Debt” has the meaning specified in Section 7.01.
“Permitted Debt Exchange” has the meaning specified in Section 2.19(a).
“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes, in each case Incurred by the Loan Parties; provided that such Indebtedness (a) satisfies the Permitted Other Debt Conditions, (b) is subject to terms and conditions (other than pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums, prepayment premiums and optional prepayment and optional redemption terms) are, taken as a whole, not materially more favorable to the creditors providing such Permitted Debt Exchange Notes than those contained in the Loan Documents (taken as a whole) (as reasonably determined by the Borrower Representative in good faith) unless such provisions shall be customary for similar debt securities in light of then-prevailing market terms and conditions (taken as a whole) at the time of issuance (as reasonably determined by the Borrower Representative in good faith) (provided that, at the Parent Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Administrative Agent in good faith at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Permitted Debt Exchange Notes or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Parent Borrower of its objection during such three (3) Business Day period (including a reasonable description of the basis upon which it objects)), (c) does not have obligors other than the Loan Parties or entities who shall have become Loan Parties concurrently with the incurrence of such Permitted Debt Exchange Notes (or such other arrangements satisfactory to the Administrative Agent) (it being understood that the roles of such obligors as Borrowers or guarantors with respect to such obligations may be interchanged), and (d) to the extent secured, is not secured by property other than the Collateral and the Liens securing such Indebtedness shall be subject to Applicable Intercreditor Arrangements and the security agreements governing such Liens shall be substantially the same as of the Collateral Documents (with such differences as are reasonably acceptable to the Administrative Agent); provided, however, that such Permitted Debt Exchange Notes may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the issuers and the creditors thereof and applicable only during periods after the then Latest Maturity Date in effect at the time of incurrence or issuance of such Permitted Debt Exchange Notes or (2) are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) by an amendment to this Agreement (which may be accomplished without further Lender voting requirements).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.19(a).
“Permitted Investments” means:
(1)any Investment in cash (including deposit and other accounts) and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(2)any Investment in any Borrower or any Restricted Subsidiary; provided that (i) in the case of any Investment under this clause (2) by a Loan Party in a Restricted Subsidiary which is not a Loan Party made after the Closing Date, the aggregate amount of such Investment together with other Investments made pursuant to this clause (2), together with the aggregate Fair Market Value of Dispositions and exclusive licenses made pursuant to the proviso to clause (e) of the definition of “Asset Sales”, shall not exceed the greater of (x) $975,000,000 and (y) 75% of the EBITDA Grower Amount at the time made (excluding any intercompany accounts payable and receivable (excluding, for the avoidance of doubt, funded Indebtedness for borrowed money), guarantee fees and transfer pricing arrangements);
(3)any Investment by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;
(4)[reserved];
(5)any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04, any other Disposition of assets not constituting an Asset Sale or any Casualty Event;
(6)any Investment (x) existing on the Closing Date and, for any Investment with an individual amount in excess of $15,000,000, listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date and, to the extent such Investment would have an individual amount in excess of $15,000,000, listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;

(7)loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of the greater of (x) $40,000,000 and (y) 3% of the EBITDA Grower Amount outstanding at any one time in the aggregate;
(8)loans and advances to officers, directors, employees, managers, consultants and independent contractors for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;
(9)any Investment (x) acquired by any Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by any Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of any Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by any Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;
(10)(A) Swap Contracts and cash management services permitted under clauses (j) or (w) of the definition of “Permitted Debt”, including payments in connection with the termination thereof and (B) any Permitted Bond Hedge Transaction and Permitted Warrant Transactions, including any payments in connection therewith;
(11)any Investment by any Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $360,000,000 and (y) 27.5% of the EBITDA Grower Amount; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) (to the extent that such Investment would be permitted under clause (2) at the time of such reclassification) for so long as such Person continues to be a Restricted Subsidiary; provided, further, that the aggregate amount of consideration paid by the Parent Borrower or any Restricted Subsidiary for all Investments pursuant to this clause (11) in Restricted Subsidiaries that do not become Loan Parties, together with any Permitted Acquisitions of Restricted Subsidiaries that do not become Loan Parties under clause (36), shall not exceed the greater of (x) $975,000,000 and (y) 75% of the EBITDA Grower Amount;
(12)additional Investments by any Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $650,000,000 and (y) 50% of the EBITDA Grower Amount; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) (to the extent that such Investment would be permitted under clause (2) at the time of such reclassification) for so long as such Person continues to be a Restricted Subsidiary;
(13)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.11(b) (except transactions described in clause (i), (ii), (iii), (iv), (viii), (ix), (xiii), (xiv), (xv), (xx), (xxii) or (xxvi) of such Section 7.11(b));
(14)Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Parent Borrower; provided, however, that such Equity Interests will not increase the Available Amount;
(15)Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;
(16)Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;
(17)any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(18)Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01, other than Indebtedness among the Borrower Parties, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03, (y) Asset Sales permitted under Section 7.04 and Dispositions that do not constitute Asset Sales, or (z) Restricted Payments permitted under Section 7.05;
(19)repurchases of debt securities of any Borrower Party;
(20)guarantees permitted to be incurred under Section 7.01 and Obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business; provided that guarantees by Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties shall not be permitted under this clause (20);
(21)advances, loans or extensions of trade credit and other Investments by any Borrower or any of the Restricted Subsidiaries, including in respect of advances to customers or suppliers, prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business, in each case in the ordinary course of business;

(22)Investments consisting of purchases and acquisitions of services in the ordinary course of business;
(23)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(24)Investments arising from the consummation of customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(25)Investments in joint ventures of the Parent Borrower and its Restricted Subsidiaries and acquisitions of Equity Interests in a Person that does not become a Subsidiary of the Parent Borrower in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $260,000,000 and (y) 20% of the EBITDA Grower Amount; provided that the Investments permitted pursuant to this clause (25) may, at the Borrowers’ option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing the Available Amount;
(26)the Transactions and any other Investments made in connection with the consummation of the Transactions;
(27)accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;
(28)Investments acquired as a result of a foreclosure by any Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(29)Investments resulting from pledges and deposits that are Permitted Liens;
(30)acquisitions of obligations of one or more officers or other employees of the Parent Borrower or any Subsidiary of the Parent Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of the Parent Borrower, so long as no cash is actually advanced by the Parent Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;
(31)guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Borrower or any Restricted Subsidiary in the ordinary course of business;
(32)Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;
(33)    Permitted Restructuring Transactions;

(34)    Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;
(35)    Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;
(36)    any Investment in a Person (including the purchase or other acquisition of all or substantially all of the assets or business of, any Person or of assets constituting a business unit, a line of business, product line or division of such Person, or more than 50% of the Equity Interests in a Person) if as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets or business to, or is liquidated into, a Borrower or a Restricted Subsidiary or (c) such Person, in one transaction or a series of related transactions, transfers or conveys its assets constituting a business unit, a line of business, product line or division to a Borrower or a Restricted Subsidiary (each, a “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to this clause (36), (A) after giving effect to any such Permitted Acquisition and any incurrence of Indebtedness in connection therewith, (x) no Event of Default under Section 8.01(a), or (in each case, solely with respect to the Borrowers) Section 8.01(f) or (g) shall have occurred and be continuing and (y) if applicable, the Parent Borrower shall be in Pro Forma Covenant Compliance (subject to Section 1.02(i) in respect of a Limited Condition Transaction) and (B) any Person or assets or business as acquired in accordance herewith shall be in the same business or lines of business or reasonably related, ancillary or complementary businesses (including related, complementary, synergistic or ancillary technologies) in which the Borrowers and/or their Restricted Subsidiaries are then engaged; provided, further, that the aggregate amount of consideration paid by the Parent Borrower or any Restricted Subsidiary for all Permitted Acquisitions of Restricted Subsidiaries that do not become Loan Parties, together with Investments in Restricted Subsidiaries that do not become Loan Parties under clause (11), shall not exceed the greater of (x) $975,000,000 and (y) 75% of the EBITDA Grower Amount; and
(37)    so long as no Event of Default under Section 8.01(a), or (in each case, solely with respect to the Borrowers) Section 8.01(f) or (g), shall have occurred and be continuing, Investments in an unlimited amount if the Consolidated Total Net Leverage Ratio at the time of determination based on the most recently ended Test Period, on a Pro Forma Basis, would be less than or equal to 3.50:1.00.
“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Parent Borrower or a Restricted Subsidiary beneficially owns at least 35% of the shares of Equity Interests of such Person.
“Permitted Liens” means, with respect to any Person:
(1)Liens (including pledges and deposits) Incurred (i) in connection with workers’ compensation, employment, unemployment insurance and other social security laws or regulations or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, (iii) to secure public, statutory or regulatory obligations of such Person or to secure performance, surety, stay, customs or appeal bonds and other obligations of a like nature to which such Person is a party, (iv) as security for contested taxes or import duties or for the payment of rent or (v) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the ordinary course of business supporting obligations of the type set forth in clauses (i) through (iv) above, in each case Incurred in the ordinary course of business;
(2)Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, suppliers’ or other like Liens, in each case for sums not yet overdue by more than sixty (60) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of any Borrower;
(3)Liens for Taxes (i) which are not yet overdue for thirty (30) days or not yet due and payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP (or, with respect to any Non-U.S. Subsidiary, in conformity with generally accepted accounting principles that are applicable in its respective jurisdiction of organization), or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by the Parent Borrower;
(4)Liens in favor of the issuers of performance and surety bonds, bids, indemnities, trade contracts, warranties, releases, appeals or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservation of rights or zoning, building codes or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;
(6)    Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) and clauses (a), (b), (d), (h), (l) or (o) of the definition of “Permitted Debt” and obligations secured ratably thereunder; provided that, (i) in the case of clauses (b) and (d) of the definition of “Permitted Debt”, such Lien extends only to the assets subject to such Sale/Leaseback Transactions or the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto, any income or profits thereof and any proceeds from the disposition thereof; provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates and (ii) in the case of Section 7.01(a) and clauses (a) (other than Indebtedness incurred under the Loan Documents), (l) and (o) of the definition of “Permitted Debt”, except with respect to Indebtedness incurred by Non-Loan Parties or Indebtedness secured by assets not constituting Collateral, such Liens shall be pari passu with, or junior to, the Liens securing the Obligations, in each case as expressly permitted under such clauses (or Incurred under clause (l) of the definition of “Permitted Debt”), and the holders of such Liens and related Indebtedness shall have executed and delivered the Applicable Intercreditor Arrangements;
(7)    Liens of any the Parent Borrower or any Restricted Subsidiary existing on the Closing Date and, to the extent securing Indebtedness with an individual principal amount in excess of $15,000,000, listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);
(8)    Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, would secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrowers, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrowers at the time of such merger, amalgamation or consolidation;
(9)    Liens on assets at the time any Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into such Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, would secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into any Borrower or any Restricted Subsidiary, a Person other than a Borrower or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of such Borrower or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by such Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10)    Liens securing Indebtedness or other obligations of a Borrower or a Restricted Subsidiary owing to a Borrower or a Restricted Subsidiary permitted to be Incurred in accordance with Section 7.01;
(11)    Liens securing Swap Contracts Incurred in accordance with Section 7.01;
(12)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, including (i) any interest or title of a lessor under any lease or sublease entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business and other statutory and common law landlords’ liens under leases, (ii) any interest or title of a licensor under any license or sublicense entered into by the Parent Borrower or any Restricted Subsidiary as a licensee or sublicensee existing on the Closing Date or in the ordinary course of its business and (iii) assignments of insurance or condemnation proceeds relating to any property provided to landlords (or their mortgagees) pursuant to the terms of any lease of such property;
(14)    Liens arising from Uniform Commercial Code financing statements or similar filings made in respect of operating leases or consignments entered into by the Parent Borrower or any of its Restricted Subsidiaries;
(15)    Liens in favor of any Borrower or any Subsidiary Guarantor;
(16)    (i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;
(17)    deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(18)    Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)    grants of intellectual property, software and other technology rights and licenses, including licensing, sublicensing or cross-licensing of any intellectual property rights of the Parent Borrower or any Subsidiary in connection with the consummation of the Spin-off Transactions;
(20)    judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)    Liens Incurred to secure Cash Management Services and other “bank products” (including those described in clauses (j) and (w) of the definition of “Permitted Debt”);
(23)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (11) or succeeding clause (49) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, would secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (11) or (49) of this definition at the time the original Lien became a Permitted Lien, and (ii) an amount necessary to pay any Refinancing Expenses, related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts Incurred under this clause (23) as refinancing indebtedness of clause (49) of this definition shall reduce the amount available under such clause (49);
(24)    Liens on the assets and equity interests of Restricted Subsidiaries that are Non-U.S. Subsidiaries (other than Equity Interests in Korean Subsidiaries pledged as Collateral) and are not Loan Parties that secure only Indebtedness or other obligations of such Restricted Subsidiaries permitted hereunder;
(25)    Liens securing the Senior Secured Notes and any Permitted Refinancing thereof;
(26)    Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause (u) of the definition of “Permitted Debt”;
(27)    Liens on equipment of any Borrower Party granted in the ordinary course of business to such Borrower Party’s client at which such equipment is located;
(28)    [reserved];
(29)    Liens (i) on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness; and (ii) in favor of a trustee or agent in an indenture or credit facility relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee or agent;
(30)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(31)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision (or other applicable Law), on items in the course of collection; (ii) attaching to any cash pooling arrangements, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(32)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of any Borrower Party to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Borrower Parties; or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower Party in the ordinary course of business;
(33)    any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(34)    Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by clauses (s)(x) and (y) of the definition of “Permitted Debt”;
(35)    Liens on vehicles or equipment of any Borrower Party granted in the ordinary course of business;
(36)    Liens on assets of Non-Loan Parties (other than Equity Interests in a Korean Subsidiary pledged as Collateral) securing Indebtedness Incurred in accordance with clause (t) of the definition of “Permitted Debt”;
(37)    Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(38)    Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;
(39)    (i) Liens solely on any earnest money deposits of cash or Cash Equivalents made, or escrow or similar arrangements entered into, by any Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment or other acquisitions, Dispositions or transactions not prohibited hereunder, (ii) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment or other acquisition, Disposition or transaction not prohibited hereunder to be applied against the purchase price for such Investment and (iii) Liens on cash collateral or other deposits in respect of letters of credit entered into in the ordinary course of business;
(40)    the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41)    Liens on securities that are the subject of repurchase agreements in connection with Permitted Investments or other acquisitions, Dispositions or transactions not prohibited hereunder;
(42)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;
(43)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)    restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;
(45)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(46)    zoning by-laws and other land use restrictions, including site plan agreements, development agreements and contract zoning agreements;
(47)    Liens created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;
(48)    Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 7.01;
(49)    for purposes of cash management arrangements among the Borrower Parties, Liens Incurred to secure back-to-back reimbursement obligations for working capital enhancement or other similar arrangements, the aggregate principal amount of which obligations or arrangements do not exceed the greater of (i) $360,000,000 and (ii) 27.5% of the EBITDA Grower Amount at any one time outstanding;
(50)    Liens on property securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, and (ii) any Incremental Equivalent Debt and the Incremental Equivalent Debt Documents related thereto and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Liens that are secured by Collateral are subject to Applicable Intercreditor Arrangements;
(51)    Liens comprising customary rights and restrictions contained in agreements relating to Dispositions and Asset Sales pending the completion thereof, or in the case of a license, during the term thereof and any option or other agreement to Dispose any asset not prohibited by Sections 7.03 and 7.04; and

(52)    Liens securing Indebtedness permitted by clause (mm) of the definition of “Permitted Debt”.
For all purposes hereunder, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Parent Borrower shall, in its sole discretion, divide, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.
“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (w) customary offers or obligations to repurchase, repay or redeem upon a change of control, asset sale, casualty or condemnation event or initial public offering, (x) maturity payments and customary mandatory prepayments for Extendable Bridge Loans/Interim Debt and amounts not in excess of the Inside Maturity Basket, (y) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default or (z) AHYDO payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.
“Permitted Refinancing” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to Refinancing Expenses, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under clause (c) of the definition of “Permitted Debt” or with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt and amounts not to exceed the Inside Maturity Basket, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on subordination terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to collateral) as those subordination terms contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums, prepayment premiums and optional prepayment and optional redemption terms) are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, or (ii) when taken as a whole, not more favorable to the creditors providing such Indebtedness than those set forth in this Agreement or are customary for similar Indebtedness in light of then-prevailing market terms and conditions (taken as a whole) (as reasonably determined by the Borrower Representative in good faith) at the time of incurrence (provided that, at Parent Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Administrative Agent in good faith at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Parent Borrower of its objection during such three (3) Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; and (f) such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged).
“Permitted Restructuring Transactions” means, collectively, any transfers, dividends (other than dividends paid directly or indirectly by the Parent Borrower), Restricted Payments, intercompany Dispositions or Investments, related Indebtedness, mergers, dissolutions, liquidations, amalgamations, consolidations and other transactions, in each case among the Borrower Parties (collectively for purposes of this definition, “Transfers”) made for tax planning and/or reorganization purposes; provided that after giving effect thereto, neither the value of the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral nor the value of the Guaranty, taken as a whole, is materially impaired (as determined by the Parent Borrower in good faith, which determination shall be conclusive).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent Borrower’s common stock sold by the Parent Borrower substantially concurrently with any purchase by the Parent Borrower of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.
“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or a Grantor or any ERISA Affiliate or with respect to which a Loan Party or a Grantor or any ERISA Affiliate has any liability and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.
“Plan Asset Regulations” has the meaning specified in Section 9.18(d).
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” means “Pledged Debt” (or functionally equivalent term) as defined in the U.S. Security Agreement and each other applicable Collateral Document.

“Pledged Interests” means “Pledged Interests” (or functionally equivalent term) as defined in the U.S. Security Agreement and each other applicable Collateral Document.
“Preferred Stock” means any Equity Interest with preferential right of payment of cumulative cash dividends (other than dividends that are solely payable as and when declared by the Board of Directors of the Parent Borrower).
“Prepayment Amount” has the meaning specified in Section 2.05(c).
“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).
“Prepayment Date” has the meaning specified in Section 2.05(c).
“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”
“primary obligations” has the meaning specified in the definition of “Contingent Obligations”.

“primary obligor” has the meaning specified in the definition of “Contingent Obligations”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime
Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective on the date that such change is publicly announced or quoted as being effective.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Interest Expense, Consolidated Total Assets, Consolidated Net Income, Consolidated EBITDA, and the EBITDA Grower Amount of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable Pro Forma Cost Savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period, (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period and (z) adjustments in the nature cost savings, operating expense reductions, operating improvements and synergies and similar items made pursuant to the definitions of “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect”, together with the aggregate amount of adjustments to Consolidated EBITDA pursuant to clause (1)(k) thereof, shall not exceed in the aggregate 30% of Consolidated EBITDA for any Test Period (prior to giving effect to the addback of such items pursuant to this definition and such clause (1)(k) of Consolidated EBITDA).
For purposes of making any computation referred to above:
(1)if any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of twelve (12) months);
(2)interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
(3)interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Borrower may designate;
(4)interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(5)to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act (as in effect prior to January 1, 2021).
Any pro forma calculation may include (1) adjustments calculated in accordance with Regulation S-X under the Securities Act (as in effect prior to January 1, 2021) and (2) adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings” and shall be subject to the limitations set forth above in this definition.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of “run rate” cost savings, operating expense reductions, operating improvements and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Borrowers (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Parent Borrower (or any successor thereto)) and are reasonably anticipated to result from actions taken or to be taken within twenty-four (24) months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.
“Pro Forma Covenant Compliance” means, if on any date of determination, the Financial Covenant set forth in Section 7.08 is in effect for the applicable Test Period, compliance on a Pro Forma Basis with Section 7.08.
“Pro Forma Financial Statements” means the unaudited pro forma condensed combined balance sheet as of March 31, 2025 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 and the three months ended March 31, 2025, in each case, included in the Form 10 and prepared after giving effect to the Spin-off Transactions and certain other transactions as described in the Form 10.
“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.
“Projections” has the meaning specified in Section 5.14.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase” has the meaning specified in the definition of “Dutch Auction.”
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 9.16.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(1)such Factoring Transaction is non-recourse to, and does not obligate, Parent Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,
(2)all sales, conveyances, assignments and/or contributions of Receivables Assets by Parent Borrower or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by Parent Borrower), and
(3)such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by Parent Borrower) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of the Parent Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
(1)all sales/transfers assignments and/or contributions of Receivables Assets by any Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Parent Borrower), and
(2)the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the receivables financing is first introduced (as determined in good faith by the Parent Borrower) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of any Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Qualifying Bids” has the meaning specified in the definition of “Dutch Auction.”
“Rating Agency” means (a) each of Moody’s and S&P and (b) if Moody’s or S&P ceases to rate the Initial Term Facility and/or the 2026 Repricing Facility for reasons outside of the Parent Borrower’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Parent Borrower as a replacement agency for Moody’s or S&P, as the case may be.
“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a).
“Ratio Debt” has the meaning specified in Section 7.01(a).
“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Parent Borrower or any of its Subsidiaries that are, or are in the process of becoming, subject to a Qualified Receivables Financing or Qualified Receivables Factoring, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by Parent Borrower or any such Subsidiary in connection with such accounts receivable.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Parent Borrower or any of its Subsidiaries pursuant to which the Parent Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by Parent Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.
“Receivables Repurchase Obligation” means (a) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (b) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Parent Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Parent Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Parent Borrower or any Subsidiary of the Parent Borrower makes an Investment (or which otherwise owes to the Parent Borrower or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Parent Borrower or any Subsidiary of the Parent Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Parent Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by senior management or the Board of Directors of the Parent Borrower (as provided below) as a Receivables Subsidiary and:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Parent Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(2)    with which neither the Parent Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Parent Borrower reasonably believes to be no less favorable to the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower, and
(3)to which neither the Parent Borrower nor any other Subsidiary of the Parent Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by senior management or the Board of Directors of the Parent Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Parent Borrower or the determination by applicable senior management of the Parent Borrower, in each case giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.
“Recipient” means any Agent, any Lender, and any L/C Issuer, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or any Grantor hereunder or under any other Loan Document, as applicable.
“Reference Period” has the meaning specified in the definition of Pro Forma Basis.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (b) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18.
“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted by this Agreement, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (a) accrued and unpaid interest, (b) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (c) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (d) premiums (including tender, extension or prepayment premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (e) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, commissions, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.
“Refinancing Indebtedness” has the meaning specified in clause (n) of the definition of “Permitted Debt”.

“Refinancing Notes” means one or more series of senior unsecured notes or loans, senior secured notes or loans secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations, senior secured notes or loans secured by the Collateral on a “junior” basis to the Liens securing the Obligations, senior subordinated (including unsecured) notes or loans or subordinated (including unsecured) notes or loans, in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrowers under any one or more Tranches and in each case Incurred by the Loan Parties; provided that, (a) if such Refinancing Notes shall be secured, then (i) such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Tranche being refinanced, and (ii) such Refinancing Notes shall be issued subject to Applicable Intercreditor Arrangements; (b) other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt and Refinancing Notes in an amount not in excess of the Inside Maturity Basket at the time of Incurrence, no Refinancing Notes shall (i) mature prior to the scheduled Maturity Date of the Tranche being refinanced or (ii) have a shorter Weighted Average Life to Maturity than the Tranche being refinanced; (c) the terms and conditions (other than pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums, prepayment premiums and optional prepayment and optional redemption terms) are, taken as a whole, not materially more favorable to the creditors providing such Refinancing Notes than those applicable to the Tranche being refinanced (taken as a whole) at the time of Incurrence (as reasonably determined by the Borrower Representative in good faith), unless such provisions shall be customary for similar debt securities or loans in light of then-prevailing market terms and conditions (taken as a whole) at the time of Incurrence (as reasonably determined by the Borrower Representative in good faith) (it being understood that no (A) Refinancing Notes shall include any financial maintenance covenants, but that customary cross-acceleration provisions may be included, and (B) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) (provided, that, at the Parent Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Administrative Agent in good faith at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Parent Borrower of its objection during such three (3) Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)); (d) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (or such other arrangements satisfactory to the Administrative Agent) (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); (e) if such Refinancing Notes are subordinated, such Refinancing Notes shall be subject to customary subordination provisions reasonably acceptable to the Administrative Agent; and (f) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced (or to the less than pro rata prepayment of the applicable outstanding Term Loans made by any Term Lenders that will be purchasers of the Refinancing Notes, as approved by such Term Lenders) and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, further, that such Refinancing Notes (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the issuers or borrowers and the creditors thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) by an amendment to this Agreement (which may be accomplished without further Lender voting requirements) and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses).
“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Refunding Capital Stock” has the meaning specified in Section 7.05(b).
“Register” has the meaning specified in Section 10.07(c).
“Regulated Bank Lender” means (a) a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 and that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the FRB under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (b) any Affiliate of a Person set forth in clause (a) above to the extent that (i) all of the capital stock of such Affiliate is directly or indirectly owned by either (A) such Person set forth in clause (a) above or (B) a parent entity that also owns, directly or indirectly, all of the capital stock of such Person set forth in clause (a) and (ii) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.
“Regulation S-X” means Regulation S-X under the Securities Act.
“Regulatory Authority” has the meaning specified in Section 10.08.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by a Borrower or a Restricted Subsidiary in exchange for assets transferred by a Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB, the NYFRB or a committee officially endorsed or convened by the FRB and/or the NYFRB or, in each case, any successor thereto.
“Relevant Screen Rate” means with respect to any Term Benchmark Borrowing, the Term SOFR Reference Rate.
“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).
“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Replacement Assets” means (a) substantially all the assets of a Person primarily engaged in a Similar Business or (b) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.
“Reply Amount” has the meaning specified in the definition of “Dutch Auction.”
“Reply Discount” has the meaning specified in the definition of “Dutch Auction.”
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Repricing Event” means (a) any prepayment or repayment of ~~Initial~~2026 Repricing Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of ~~Initial~~2026 Repricing Term Loans into, any new or replacement tranche of syndicated term loans under credit facilities incurred for the primary purpose of repaying, refinancing, or replacing ~~Initial~~2026 Repricing Term Loans with term loans bearing interest with an All-in Yield less than the All-in Yield applicable to such portion of such ~~Initial~~2026 Repricing Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent in consultation with the Parent Borrower consistent with generally accepted financial practices) and (b) any amendment to any Facility with respect to ~~Initial~~2026 Repricing Term Loans the primary purpose of which is to reduce the All-in Yield applicable to such ~~Initial~~2026 Repricing Term Loans; provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to such ~~Initial~~2026 Repricing Term Loans, including in the context of a transaction involving a Change of Control or a Transformative Event.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent or the general partner, managing member or sole member of such Person).
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” has the meaning specified in Section 7.05.
“Restricted Subsidiary” means any Subsidiary of the Parent Borrower that is not an Unrestricted Subsidiary.
“Retained Excess Cash Flow” shall mean, with respect to any Excess Cash Flow Period, the amount of Excess Cash Flow not required to be applied to repay Term Loans pursuant to Section 2.05(b)(i).
“Retired Capital Stock” has the meaning specified in Section 7.05(b).
“Return Bid” has the meaning specified in the definition of “Dutch Auction.”
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revolving Arrangers” means SMBC, JPMorgan, BofA Securities, Inc., Barclays Bank PLC, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, Mizuho Bank, Ltd., MUFG Bank, Ltd. and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners for the Closing Date Revolving Credit Facility.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).

“Revolving Credit Borrowing” means a borrowing under the Revolving Credit Facility on a given date (or resulting from a conversion or conversions on such date) consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation, if any, to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b) or New Revolving Commitments to Borrowers established pursuant to Section 2.14 and (b) purchase participations in L/C Obligations, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto or in any incremental amendment establishing New Revolving Commitments pursuant to Section 2.14, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases, New Revolving Commitments and Specified Refinancing Revolving Credit Commitments. The amount of the Revolving Credit Commitments shall be $1,250,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments in respect of any Revolving Tranche at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments and any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans and/or L/C Obligations).
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Tranche” means (a) the Revolving Credit Facility pursuant to which Revolving Credit Loans or Letters of Credit are made under the Revolving Credit Commitments and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder. Additional Revolving Tranches may be added after the Closing Date as provided in Section 2.14, i.e., New Revolving Commitments.
“S&P” means S&P Global Ratings, a S&P Financial Services LLC business, or any successor to the rating agency business thereof.
“Sale/Leaseback Basket” has the meaning specified in clause (b) of the definition of “Permitted Debt”.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by a Borrower or a Restricted Subsidiary whereby a Borrower or a Restricted Subsidiary transfers such property to a Person and such Borrower or such Restricted Subsidiary leases it from such Person, other than leases between a Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.
“Same Day Funds” means immediately available funds.
“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject or target of any comprehensive Sanctions Laws and Regulations (as of the date of this Agreement, Cuba, Iran, the Democratic People’s Republic of Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Zaporizhzhia and Kherson oblasts of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions Laws and Regulations-related lists of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury of the United Kingdom or the European Union, (b) any Person located, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b) or (d) any Person that is otherwise the subject or target of Sanctions Laws and Regulations.
“Sanctions Laws and Regulations” means economic or financial sanctions or trade embargoes imposed, administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 2.22 Additional Amendment” has the meaning specified in Section 2.22(c).
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrowers and the applicable Cash Management Bank in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.
“Secured Documents” has the meaning specified in the definition of “Secured Obligations.”
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank, except for any such Swap Contract designated by the Borrowers and the applicable Hedge Bank in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.
“Secured Obligations” means all Obligations now or hereafter existing, including under the Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement (the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements, collectively, the “Secured Documents”) (as such Secured Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including, for the avoidance of doubt, the L/C Issuers), the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means, collectively, the New York law governed Security Agreement dated as of the Spin-off Date executed by the Loan Parties party thereto, substantially in the form of Exhibit F (the “U.S. Security Agreement”) and each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12 or 6.16.
“Security Agreement Supplement” has the meaning specified in the U.S. Security Agreement.
“Senior Notes” means the Senior Secured Notes and the Senior Unsecured Notes.
“Senior Notes Indentures” means the Senior Secured Notes Indenture and the Senior Unsecured Notes Indenture.
“Senior Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Senior Notes Indentures.
“Senior Secured Notes” means the 5.750% Senior Secured Notes in the aggregate principal amount of $1,000,000,000 due 2032 issued by the Parent Borrower pursuant to the Senior Secured Notes Indenture (including any Permitted Refinancing in respect thereof).

“Senior Secured Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the Senior Secured Notes Indenture.
“Senior Secured Notes Indenture” means that certain Indenture dated as of August 15, 2025, between the Parent Borrower, as issuer, the Senior Notes Trustee and the Senior Secured Notes Collateral Agent.
“Senior Unsecured Notes” means the 6.250% Senior Unsecured Notes in the aggregate principal amount of $750,000,000 due 2033 issued by the Parent Borrower pursuant to the Senior Unsecured Notes Indenture (including any Permitted Refinancing in respect thereof).
“Senior Unsecured Notes Indenture” means that certain Indenture dated as of August 15, 2025, between the Parent Borrower, as issuer, and Senior Notes Trustee.
“Separation Agreements” means, collectively, the separation and distribution agreement (the “Separation and Distribution Agreement”), tax matters agreement (the “Tax Matters Agreement”), employee matters agreement (the “Employee Matters Agreement”), transition services agreements (the “Transition Services Agreement”) and intellectual property cross-license agreement (the “Intellectual Property Cross-License Agreement”), in each case, to be dated on or about the Spin-off Date between DuPont and the Parent Borrower, transitional house marks trademark license agreement, regulatory matters agreement, DuPontTM TMODS dynamic process simulation software agreement, umbrella secrecy agreement, product supply agreements, raw materials supply agreements, contract manufacturing agreements, ground leases, space leases, site services agreements, Experimental Station cost sharing agreement, and any and all other agreements, instruments, assignments (including that certain assignment agreement relating to the partial assignment of certain obligations under that certain letter agreement, dated as of June 1, 2019, by and between DuPont and Corteva, Inc.) or other arrangements among DuPont, the Parent Borrower and/or their respective Subsidiaries entered into in connection with the Spin-off.
“Separation and Distribution Agreement” has the meaning specified in the definition of “Separation Agreements.”
“Similar Business” means any business engaged or proposed to be engaged in by the Parent Borrower and its Restricted Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the business operations in which the Parent Borrower and its Restricted Subsidiaries are engaged on the Closing Date.
“SMBC” means Sumitomo Mitsui Banking Corporation.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR".
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to the Parent Borrower and its Restricted Subsidiaries (on a consolidated basis) on any date of determination, that on such date (a) the fair aggregate value of the assets and property of the Parent Borrower and its Restricted Subsidiaries (on a consolidated basis) is greater than the total amount of liabilities, including contingent liabilities, of the Parent Borrower and its Restricted Subsidiaries (on a consolidated basis) and is sufficient to enable payment of all the Parent Borrower’s and its Restricted Subsidiaries’ (on a consolidated basis) obligations due and accruing due, (b) the aggregate present fair salable value of the assets and property of the Parent Borrower and its Restricted Subsidiaries (on a consolidated basis) is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of the Loan Parties and Grantors as they become absolute and matured and is sufficient to enable payment of all such Person’s obligations due and accruing due, (c) the capital of the Parent Borrower and its Restricted Subsidiaries (on a consolidated basis) is not unreasonably small in relation to their business as contemplated on such date of determination and (d) the Parent Borrower and its Restricted Subsidiaries (on a consolidated basis) have not and do not intend to, and do not believe that they will, incur debts or other obligations, including current obligations, beyond their ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and are not for any reason unable to pay their debts or meets their obligations as they generally become due. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.
“SPC” has the meaning specified in Section 10.07(g).
“Special Dividend” means the Qnity Cash Distribution as described in the Form 10.
“Specified Existing Tranche” has the meaning specified in Section 2.22(a).
“Specified Indebtedness” has the meaning specified in Section 10.01.
“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).
“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).
“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).
“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.
“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).
“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.
“Specified Representations” means the representations and warranties relating to the applicable Borrowers set forth in Sections 5.01(a) (solely with respect to the Loan Parties and the Grantors) and (b)(ii) (solely with respect to the Loan Parties and the Grantors), 5.02(a), (b) and (c), 5.04, 5.13, 5.17 (with such representation to be made as of the Closing Date or other applicable date of Credit Extension, as applicable), 5.18 (on the Closing Date, solely with respect to (i) the creation of security interests pursuant to the U.S. Security Agreement and (ii) the perfection of the security interests created by the U.S. Security Agreement on such Collateral that may be perfected by the filing of a financing statement under Article 9 of the UCC or by the delivery of certificates if any, evidencing the Equity Interests of any material Wholly-Owned Restricted Subsidiaries that are U.S. Subsidiaries that constitute Collateral), 5.19(a) (solely with respect to the last sentence thereof) and 5.20 (solely with respect to the first sentence thereof).
“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Parent Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Parent Borrower or implementation of any initiative not in the ordinary course of business.
“Spin-off” means the separation of DuPont’s electronics business into a separate public company as more fully described in the Form 10.
“Spin-off Date” has the meaning specified in Section 4.01(a).
“Spin-off Transactions” means the consummation of the Spin-off, the payment of the Special Dividend, the making of the Distribution, the execution, delivery and performance of the Separation Agreements and the transactions contemplated thereunder and the other transactions related to or in furtherance of the foregoing.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Parent Borrower or any Subsidiary of the Parent Borrower which the Parent Borrower has determined in good faith to be customary in a Factoring Transaction or a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means with respect to any security or Indebtedness, the date specified in such security or the documentation governing such Indebtedness as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subject Lien” has the meaning specified in Section 7.02.
“Subordinated Indebtedness” means (a) with respect to any Borrower, any Indebtedness of such Borrower which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (c) for the purposes of Section 6.01, any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP; provided that no Escrow Subsidiary shall be deemed to be a Subsidiary of the Parent Borrower prior to the Escrow Release Effective Time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower (after giving effect to the Spin-off).
“Subsidiary Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Parent Borrower that are Guarantors.
“Subsidiary Redesignation” has the meaning specified in the definition of “Unrestricted Subsidiary”.
“Substitute Affiliate Lender” has the meaning specified in Section 10.28(a).
“Substitute Lending Office” has the meaning specified in Section 10.28(a).
“Supplemental Agent” has the meaning specified in Section 9.14(a).
“Supply Chain Finance” means arrangements with banks or other financial institutions in the ordinary course of business, pursuant to which such bank or other financial institution agrees to provide early payment to suppliers in respect of account payables or trade payables owed by the Parent Borrower or any of its Restricted Subsidiaries.
“Supported QFC” has the meaning specified in Section 9.16.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Swap Contract”.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. For the avoidance of doubt and notwithstanding the foregoing, no Convertible Indebtedness, Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Swap Obligation”.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” means SMBC as syndication agent for the Closing Date Revolving Credit Facility ~~and~~, the Initial Term Facility and the 2026 Repricing Facility.
“Tax Matters Agreement” has the meaning specified in the definition of “Separation Agreements”.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Arrangers” means JPMorgan, SMBC, BofA Securities, Inc., Barclays Bank PLC, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, Mizuho Bank, Ltd., MUFG Bank, Ltd. and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners for the Initial Term Facility and for the 2026 Repricing Facility.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of Term Benchmark Loans, the same Interest Period.
“Term Commitment” means, as to each Term Lender, (a) its Initial Term Commitment, (b) its Term Commitment Increase, (c) its New Term Commitment ~~or~~, (d) its Specified Refinancing Term Commitment or (e) its 2026 Repricing Term Commitment. The amount of each Lender’s Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth (x) in the applicable Assignment and Assumption or (y) in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment (including, for the avoidance of doubt, the 2026 Repricing Amendment), as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Increase” has the meaning specified in Section 2.14(a).

“Term Facility” means a facility in respect of any Term Loan Tranche (including any Term Commitment Increase with respect to such Term Loan Tranche).
“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments (including, for the avoidance of doubt, 2026 Repricing Term Loans and/or 2026 Repricing Term Commitments) at such time.
“Term Loan” means an advance made by any Term Lender under any Term Facility (and, for the avoidance of doubt, including any 2026 Repricing Term Loans).
“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being one tranche on the Closing Date (i.e. the Term Loan Tranche with respect to the Initial Term Loans and Initial Term Commitments). Additional Term Loan Tranches may be added after the Closing Date, e.g., New Term Loans, Specified Refinancing Term Loans, New Term Commitments, Extended Term Loans ~~and~~, Specified Refinancing Term Commitments, 2026 Repricing Term Loans and 2026 Repricing Term Commitments.
“Term Note” means a promissory note executed by the Parent Borrower and payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the indebtedness of the Parent Borrower to such Term Lender resulting from the Term Loans under the same Term Loan Tranche made or held by such Term Lender.
“Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that in no event shall the Term SOFR Rate be less than the Floor.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means the most recent period of four (4) consecutive fiscal quarters of the Parent Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by Parent Borrower).

“Threshold Amount” means the greater of (a) $195,000,000 and (b) 15% of the EBITDA Grower Amount. For purposes of determining the Threshold Amount, the “principal amount” of the obligations of any Borrower or any Restricted Subsidiary in respect of any Swap Contract at any time shall be the Swap Termination Value (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Swap Contract were terminated at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.
“Tranche” means any Term Loan Tranche or any Revolving Tranche.
“Transaction Commitment Date” has the meaning specified in Section 1.02.
“Transaction Costs” has the meaning specified in the definition of “Transaction.”
“Transactions” means:
(a)the consummation of the Spin-off Transactions;
(b)the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party;
(c)the Borrowers obtaining the Facilities; ~~and~~
(d)the 2026 Refinancing Transactions; and
(e)~~(d)~~ the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).
“Transfers” has the meaning specified in the definition of “Permitted Restructuring Transactions.”
“Transformative Event” means any acquisition or similar Investment that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Parent Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrowers acting in good faith.
“Transition Services Agreement” has the meaning specified in the definition of “Separation Agreements”.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term Benchmark Loan, as applicable.
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks,

investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than the Floor, the Unadjusted Benchmark Replacement will be deemed to be Floor for the purposes of this Agreement.
“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).
“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or non-perfection, the priority or exercise of remedies with respect to any security interest in any Collateral is governed by the Uniform Commercial Code of another jurisdiction, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof and of the other Loan Documents relating to such perfection, effect of perfection or non-perfection, priority or exercise of remedies.
“United States” and “U.S.” mean the United States of America.
“Unpaid Amount” has the meaning specified in Section 7.05(b)(ii).
“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means:
(1)any Subsidiary of the Parent Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Parent Borrower in the manner provided below; and
(2)any Subsidiary of an Unrestricted Subsidiary.
The Parent Borrower may designate any Subsidiary of the Parent Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Parent Borrower but excluding any Borrower unless such Borrower has ceased to be a Borrower prior to the effectiveness of such designation as an Unrestricted Subsidiary) to be an Unrestricted Subsidiary; provided, however, that the Subsidiary to be so designated and its Subsidiaries are in compliance with the last paragraph of this definition and do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent Borrower or any of its Restricted Subsidiaries that is not a Subsidiary of the Subsidiaries to be so designated other than the Equity Interests of such Unrestricted Subsidiary; provided, further, however, that (i) immediately after giving effect to such designation no Event of Default under Sections 8.01(a), (f) or (g) shall have occurred and be continuing and (ii) the Parent Borrower shall be in Pro Forma Covenant Compliance; provided, further, however, that either:
(a)the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(b)if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.05.
The Parent Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”); provided that (x) immediately after giving effect to such designation no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing and (y) any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.
Any such designation by the Parent Borrower shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent an officer’s certificate certifying that such designation complied with the foregoing provisions.

Notwithstanding the foregoing, (i) no Subsidiary of the Parent Borrower may be designated an Unrestricted Subsidiary if such Subsidiary is a “Restricted Subsidiary” (or any other functionally equivalent term) under the Senior Notes or any Refinancing Notes or any Incremental Equivalent Debt or any other Indebtedness for borrowed money secured all or in part by the Collateral, in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount, (ii) simultaneously with any Subsidiary being designated as a “Restricted Subsidiary” (or any functionally equivalent term) under the Senior Notes or any Refinancing Notes or any Incremental Equivalent Debt, in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount, such Subsidiary shall be designated as a Restricted Subsidiary, (iii) no Unrestricted Subsidiary shall own or exclusively license any Material Intellectual Property other than pursuant to any non-exclusive licenses, sublicenses or cross-licenses or other similar intercompany disclosures thereof and (iv) no Unrestricted Subsidiary shall own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Parent Borrower or any other Subsidiary of the Parent Borrower that is not a Subsidiary of the Subsidiary to be so designated.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Loan Party” means the Parent Borrower and each other Borrower and Subsidiary Guarantor that is a U.S. Subsidiary.
“U.S. Security Agreement” has the meaning specified in the definition of “Security Agreement”.
“U.S. Special Resolution Regimes” has the meaning specified in Section 9.16.
“U.S. Subsidiary” means any Subsidiary of the Parent Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Tax Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g)(ii).
“Voluntary Debt Reduction” has the meaning assigned to such term in Section 2.05(b).
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Working Capital” means, with respect to the Borrowers and the Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.
“Write-down and Conversion Powers” means:
(a)with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and
(b)with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.
(d)The terms “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(g)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(h)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)    With respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction (including with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement)) for which consummation is not conditioned on the availability of, or on obtaining, third party financing, (y) redemption, repayment, defeasance, satisfaction, discharge, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, is required in advance thereof, and (z) any Restricted Payment effected to consummate the transactions described in the foregoing clauses (x) and (y) (each, a “Limited Condition Transaction”), in each case for purposes of determining:
(1)whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being Incurred in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 7.01;
(2)whether any Lien being Incurred in connection with such Limited Condition Transaction is permitted to be Incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;
(3)whether any other transaction or action undertaken or proposed to be undertaken to consummate such Limited Condition Transaction (including any Restricted Payments, Dispositions, fundamental changes set forth in Section 7.03 or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement;
(4)any calculation of the ratios, baskets or financial metrics, including Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, the EBITDA Grower Amount, Consolidated Total Assets, Consolidated Interest Expense and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA, the EBITDA Grower Amount or Consolidated Total Assets, and whether a Default or Event of Default exists in connection with the foregoing;
(5)other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing, whether any Default or Event of Default (or any specified Default or Event of Default) has occurred, is continuing or would result from such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness;
(6)other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing, whether any representations and warranties (or any specified representations and warranties) are true and correct; and
(7)whether any condition precedent to the Incurrence of Indebtedness (including Acquired Indebtedness), Disqualified Stock, Preferred Stock or Liens, in each case, that is being Incurred in connection with Limited Condition Transaction is satisfied, at the option of the Borrower Representative, the date that the definitive agreement (or other relevant definitive documentation) for, announcement (public or otherwise) of, or notice, declaration of dividend or similar event with respect to, such Limited Condition Transaction (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA”. For the avoidance of doubt, if the Parent Borrower elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change (i) in the Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, the EBITDA Grower Amount, Consolidated Total Assets and/or Pro Forma Cost Savings of the Parent Borrower and (ii) with respect to the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Agreement, from the Transaction Commitment Date to the date of consummation of such Limited Condition Transaction will not be taken into account.

(j)    (i) For purposes of determining compliance with any provision which requires that no Default, Event of Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any Limited Condition Transaction, such condition shall be deemed satisfied so long as no Default, Event of Default or specified Default or Event of Default, as applicable, exists on the Transaction Commitment Date (for the avoidance of doubt, subject to Section 1.02(i)(5)),
(ii) for purposes of determining whether the bring down of representations and warranties (or specified representations and warranties) in connection with any Limited Condition Transaction, as applicable, are true and correct, such condition shall be deemed satisfied so long as such representation and warranties, as applicable, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on the Transaction Commitment Date (for the avoidance of doubt, subject to Section 1.02(i)(6)), and (iii) until such Limited Condition Transaction is consummated or such definitive agreements (or other relevant definitive binding documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn or there is a public announcement to the effect that the transaction contemplated by such definitive agreements will no longer be consummated), such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (to the extent reasonably necessary to consummate such Limited Condition Transaction) (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Limited Condition Transaction and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive binding documentation) are entered into or public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the date of consummation of such Limited Condition Transaction. For purposes hereof, the Maximum Fixed Repurchase Price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Parent Borrower.
(k)    For the avoidance of doubt, references to Secured Cash Management Agreement and Secured Hedge Agreement shall be deemed to include agreements relating to services in favor of a Restricted Subsidiary of the Loan Parties.
(l)    In the event that any financial statements or Compliance Certificate delivered pursuant to Section 6.01 or 6.02 are, or are shown to be, inaccurate and such inaccuracy, if corrected, would have led to a higher Applicable Commitment Fee or Applicable Rate for any period (an “Applicable Period”) than the Applicable Commitment Fee or Applicable Rate applied for such Applicable Period, then (i) the Parent Borrower shall promptly (and in no event later than five (5) Business Days thereafter (or such longer period agreed by the Administrative Agent in its reasonable discretion)) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Commitment Fee and Applicable Rate shall be determined by reference to the corrected Compliance Certificate and (iii) the applicable Borrowers shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after such corrected Compliance Certificate was required to be delivered (or such longer period agreed by the Administrative Agent in its reasonable discretion)) any additional commitment fee, interest and/or Letter of Credit fee owing as a result of such increased Applicable Commitment Fee and/or Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything in the contrary in this Agreement, any additional commitment fee, interest and/or Letter of Credit fee shall not be due and payable until written demand is made for such payment pursuant to this Section 1.02(l). Nothing contained in this paragraph shall in any way limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01; provided that any underpaid amount of commitment fee, interest and/or Letter of Credit fee as a result of any inaccuracy in any financial statements or Compliance Certificate delivered pursuant to Section 6.01 or 6.02 shall not be deemed overdue (and no amounts shall accrue at the Default Rate pursuant to Section 2.08(a)) at any time prior to the date that payment is required as set forth above following written demand, and any such underpayment shall not in itself constitute a Default or Event of Default under Section 8.01 (whether retroactive or otherwise) so long as such additional interest or fees are paid within the time period set forth above.
(m)    In the event that any financial statements or Compliance Certificate delivered pursuant to Section 6.01 or 6.02 are, or are shown to be, inaccurate and such inaccuracy, if corrected, would have led to a lower Applicable Commitment Fee or Applicable Rate for any Applicable Period than the Applicable Commitment Fee or Applicable Rate applied for such Applicable Period, then upon the Parent Borrower’s delivery to the Administrative Agent of a corrected Compliance Certificate for such Applicable Period, (i) the Applicable Commitment Fee and Applicable Rate shall be determined by reference to the corrected Compliance Certificate, (ii) the Administrative Agent shall promptly (and in no event later than five (5) Business Days after such corrected Compliance Certificate was delivered) notify the applicable Lenders and demand the return of any commitment fee, interest and/or Letter of Credit fee overpaid by the applicable Borrowers as a result of such decreased Applicable Commitment Fee and/or Applicable Rate for such Applicable Period and (iii) the applicable Lenders shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after such demand) any such overpaid commitment fee, interest and/or Letter of Credit fee, which payment shall be promptly returned to the applicable Borrowers by the Administrative Agent in accordance with the terms hereof.
(n)    Notwithstanding paragraph (j) above, the “cash cover” (or the appropriate portion thereof) shall be released to the extent that such cash cover is no longer needed and consistent with Section 2.16(d).
(o)    For the purposes of Sections 2.05(b)(ii), 6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.
(p)    The phrase “permitted by” and the phrase “not prohibited by” shall be synonymous, and any transaction not specifically prohibited by the terms of the Loan Documents shall be deemed to be permitted by the Loan Documents.
(q)    For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).
Section 1.03    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations)

required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein, in any other Loan Document or as disclosed to the Administrative Agent.
(b)    If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent and the Borrowers shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided that any change affecting the computation of the ratio set forth in Section 7.08 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrowers); provided that, until so amended,
(i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrowers may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.
(c)    Notwithstanding anything to the contrary herein or any change in GAAP before or after the Closing Date that would require lease obligations that would be characterized as operating leases to be classified and accounted for as capital leases, finance leases or otherwise reflected on the Loan Parties’ consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be shall be determined based on GAAP as in effect on December 31, 2018, and the foregoing reconciliation shall not be required.
(d)    It is understood and agreed that, with respect to fiscal periods commencing on or after January 1, 2018, the impact of FASB ASC 606 and FASB ASC 340-40 on revenue recognition and amortization of associated costs and expenses shall be given effect for all purposes under this Agreement, and the foregoing reconciliation shall not be required.
(e)    Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrowers, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight savings or standard, as applicable).
Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period or Interest Payment Date) or performance shall extend to the immediately succeeding Business Day.
Section 1.08    [Reserved].
Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that (a) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (b) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.10 Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the EBITDA Grower Amount, Consolidated EBITDA, Consolidated Net Income and Consolidated Total Assets shall be calculated (including for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period (including, in each case, for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period; provided that notwithstanding the foregoing, when calculating the Consolidated First Lien Net Leverage Ratio or Consolidated Total Net Leverage Ratio for purposes of (a) determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (b) the Applicable Commitment Fee and (c) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.
Section 1.11 Calculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to EBITDA Grower Amount and/or Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.12 Agreed Security Principles. The Collateral Documents and each other guaranty and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Non-U.S. Subsidiary shall be subject in all respects to the Agreed Security Principles set forth on Schedule 1.12.
Section 1.13 Foreign Loan Party Provisions. This Agreement and all of the other Loan Documents shall be subject in all respects to the Foreign Loan Party Provisions set forth in Schedule 1.13 (as may be supplemented pursuant to Section 10.01 or as otherwise agreed to by the Administrative Agent).
Section 1.14 Borrower Representative. Each Borrower hereby designates the Parent Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on each Borrower’s behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, entering into amendments, waivers, supplements or other modifications with respect to any Loan Document, and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Borrower or the Borrowers under the Loan Documents. The Parent Borrower hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Each Borrower hereby releases the Parent Borrower to the extent possible from any restrictions on representing several persons and self-dealing applicable to it under any applicable law. The Borrowers may appoint a different (or additional) Person as Borrower Representative at any time by delivering written notice to the Administrative Agent. Notwithstanding anything herein to the contrary, any notice, agreement, document, or other communication, or any action or obligation, in each case, that is required by this Agreement or any other Loan Document to be provided or taken by the Borrower Representative or the Parent Borrower shall be deemed to be valid or satisfied, as applicable, if given, taken, delivered or otherwise satisfied by any Borrower.
Section 1.15    Additional Borrowers.
(a)    The Borrower Representative may at any time, and from time to time, after the Closing Date, upon not less than ten (10) Business Days’ notice (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), by delivery to the Administrative Agent of a Borrower Designation Agreement duly executed by such Borrower and a specified Wholly Owned Restricted Subsidiary organized in the United States, designate such Wholly Owned Restricted Subsidiary as a “Subsidiary Borrower” for purposes of this Agreement. Each Subsidiary Borrower shall remain a Wholly Owned Restricted Subsidiary so long as it remains a Borrower in accordance with the terms of this Agreement. Such designation shall become effective upon the execution and delivery to the Administrative Agent of (i) the aforementioned executed Borrower Designation Agreement, (ii) up-to-date certificates and Organization Documents in respect of such Subsidiary, similar to those delivered pursuant to Section 4.01(b), (iii) all amendments or joinders to this Agreement, any Revolving Credit Notes issued and any other Loan Document deemed reasonably necessary by the Administrative Agent to accommodate the joinder of such Restricted Subsidiary as a Borrower hereunder and (iv) if such Subsidiary is not already a Guarantor, all Collateral Documents, guarantees, opinions and other documents and instruments as such Subsidiary shall be required to deliver to become a Guarantor (and if not already constituting Collateral, a pledge of 100% of the Capital Stock in such Subsidiary Borrower) and such other documents in form, content and scope reasonably satisfactory to the Administrative Agent as may be reasonably required by the Administrative Agent and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations. The Administrative Agent shall promptly notify each Lender of each such designation by a Borrower, the identity of the respective Subsidiary and the effective date of such joinder. Any Subsidiary Borrower shall continue to be a Borrower and a party hereunder until the Borrower Representative shall have executed and delivered to the Administrative Agent a Borrower Termination Agreement with respect to such Borrower, whereupon such Borrower shall cease to be a Borrower and a party hereunder. Notwithstanding the preceding sentence, (x) no Borrower Designation Agreement shall become effective as to any Subsidiary Borrower if it shall be unlawful for such Subsidiary to become a Borrower hereunder or for any Lender to make Loans to such Subsidiary as provided herein and (y) no Borrower Termination Agreement will become effective as to any Subsidiary Borrower until all Loans made to such Subsidiary shall have been repaid and all amounts payable by such Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under this Agreement by such Subsidiary) shall have been paid in full; provided that such Borrower Termination Agreement shall be effective to terminate the right of such Subsidiary to request or receive further Borrowings under this Agreement.
(b)    The Obligations of the Parent Borrower and each Subsidiary Borrower shall be joint and several in nature and subject to the provisions of Section 10.24.
(c)    [Reserved].
Section 1.16 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, Section 3.04(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion in accordance with the provisions set forth herein to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    The Loans.
(a)    The Initial Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”) to the Parent Borrower on the Closing Date in an amount not to exceed such Term Lender’s Initial Term Commitment. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Term Lenders in accordance with their respective Initial Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). Initial Term Loans may be Base Rate Loans or Term Benchmark Loans as further provided herein.
(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “Revolving Credit Loan”) to the Parent Borrower and the applicable Subsidiary Borrowers from time to time after the Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Each Revolving Credit Borrowing shall be comprised entirely of Base Rate Loans or Term Benchmark Loans. To the extent that any portion of the Revolving Credit Facility has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) shall be allocated pro rata among the Revolving Tranches.
(c)    After the Closing Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan under such Tranche to the Borrowers in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be Term Benchmark Loans or Base Rate Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).
(d)    The 2026 Repricing Borrowing. Subject to the terms and conditions set forth herein and the 2026 Repricing Amendment, each 2026 Repricing Lender with a 2026 Repricing Term Commitment severally agrees to make a single loan denominated in Dollars (the “2026 Repricing Term Loans”) to the Parent Borrower on the 2026 Repricing Effective Date in an amount not to exceed such 2026 Repricing Lender’s 2026 Repricing Term Commitment. The 2026 Repricing Term Borrowing shall consist of 2026 Repricing Term Loans made simultaneously by the 2026 Repricing Lenders in accordance with their respective 2026 Repricing Term Commitments. Amounts borrowed under this Section 2.01(d) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). 2026 Repricing Term Loans may be Base Rate Loans or Term Benchmark Loans as further provided herein.
Section 2.02    Borrowings, Conversions and Continuations of Loans.

(a)Each Term Borrowing, each Revolving Credit Borrowing, and each continuation of Term Benchmark Loans shall be made upon irrevocable notice by the Borrowers to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (i) in the case of a Term Borrowing, 12:00 p.m. (New York City time) (A) three (3) Business Days prior (or in the case of any such Borrowing to be made on the Closing Date, two (2) Business Days prior) to the requested date of any Borrowing of, or continuation of, Term Benchmark Loans (which requested date must be a Business Day for the Administrative Agent and Lenders), and (B) on the date of any Borrowing of, or continuation of, or conversion into, Base Rate Loans and (ii) in the case of a Revolving Credit Borrowing, 12:00 p.m. (New York City time) (A) three (3) Business Days prior to the requested date of any Borrowing of, or continuation of, Term Benchmark Loans, and (B) on the date of any Borrowing of, or continuation of, or conversion into, Base Rate Loans (which requested date must be a Business Day for the Administrative Agent and Lenders). Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice with respect to Revolving Credit Loans ~~or~~, Initial Term Loans or 2026 Repricing Term Loans, as applicable, appropriately completed and signed by a Responsible Officer of a Borrower.
Each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(d), each Borrowing of, or conversion to, Base Rate Loans shall be (x) in a principal amount of $500,000, or (y) a whole multiple of $100,000 in excess thereof.
Each Committed Loan Notice shall specify (I) the identity of the Borrower (or Borrowers) requesting the Credit Extension, (II) whether the Borrowers (or the applicable Borrower) are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, or a continuation of Term Benchmark Loans, (III) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (IV) the principal amount of Loans to be borrowed, converted or continued, (V) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted and (VI) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers (or the applicable Borrower) fail to specify a Type of Loan in a Committed Loan Notice, or if the Borrowers (or the applicable Borrower) fail to give a timely notice requesting a conversion or continuation of Term Benchmark Loans, then such Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of Term Benchmark Loan is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Term Benchmark Loans with an Interest Period of one (1) month as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. (New York City time) (or 2:00 p.m. (New York City time), in the case of Base Rate Loans). Each Lender may, at its option, make any Loan available to the Borrowers (or the applicable Borrower) by causing any foreign or domestic branch or

Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers (or the applicable Borrower) in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers (or the applicable Borrower) on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers (or the applicable Borrower); provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrowers as provided above.
(c)Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan unless the Borrowers pay the amount due under Section 3.06 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans may be requested as, converted to, or continued as, Term Benchmark Loans having an Interest Period in excess of one (1) month.
(d)The Administrative Agent shall promptly notify the Borrowers and the applicable Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to another, and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than ten (10) Interest Periods in effect.
(f)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.
Section 2.03    Letters of Credit.
(a)The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower or any Restricted Subsidiary (provided that the Borrowers hereby irrevocably agree to reimburse the applicable L/C Issuer for any and all amounts drawn on any Letters of Credit issued for the account of another Borrower or any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary and each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Restricted Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives benefits from the businesses of such Restricted Subsidiaries) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under the Letters of Credit; provided that each L/C Issuer may issue a Letter of Credit through any affiliate and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or any Restricted Subsidiary and any drawings thereunder; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (u) the Total Revolving Credit Outstandings in respect of any Revolving Tranche would exceed the Revolving Credit Commitments of such Revolving Tranche, (v) the Total Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments, (w) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Revolving Credit Commitment and (x) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that no L/C Issuer identified Schedule 1.01(c) shall have any obligation to make an L/C Credit Extension if, after giving effect thereto, the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1.01(c). Within the foregoing limits and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or been terminated or that have been drawn upon and reimbursed. All Letters of Credit shall be denominated in Dollars.
(ii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause (B) and (C), no L/C Issuer shall issue any Letter of Credit) if:
(A)any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(B)subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the applicable L/C Issuer, in its sole discretion, have approved such expiry date;
(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least three (3) Business Days prior to the Letter of Credit Expiration Date;
(D)the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;

(E)such Letter of Credit is in an initial stated amount of less than $5,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(F)such Letter of Credit is denominated in a currency other than Dollars;
(G)such Letter of Credit is a trade or commercial L/C; and
(H)any Revolving Credit Lender under the applicable Tranche is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure under such Tranche (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.
(iii)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders under the applicable Tranche with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(v)    Each Existing Letter of Credit shall be deemed to have been issued by the applicable L/C Issuer as a Letter of Credit hereunder on the Closing Date.
(b)[Reserved].
(c)Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 p.m. at least five Business Days (or such shorter period as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof and the currency in which such Letter of Credit is to be denominated; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.
(ii)Unless such L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of a Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit under any Tranche, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the applicable Revolving Credit Facility multiplied by the amount of such Letter of Credit.
(iii)If a Borrower on behalf of the applicable Borrower Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrowers shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders under the applicable Tranche shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrowers, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative Agent in turn will notify each Revolving Credit Lender of the applicable Tranche of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.

(v)Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not a Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement for the account of any Borrower or any Restricted Subsidiary (an “Other L/C”), and (b) such Letter of Credit is issued to provide credit support for such Other L/C, no amendments may be made to such Other L/C without the consent of the applicable L/C Issuer hereunder.
(d)    Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Each L/C Issuer shall notify the Borrowers on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrowers shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 11:00 a.m. on the next succeeding Business Day following the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrowers therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrowers fail to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Term Benchmark Loans, as the case may be, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to its applicable Pro Rata Share of the Unreimbursed Amount not later than 11:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan under the applicable Tranche to the Borrowers in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied (other than the condition in Section 4.02(c), which shall be deemed to be satisfied) or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Revolving Credit Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender under the applicable Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Overnight Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any

Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.
(e)    Repayment of Participations. (i) If, at any time after an L/C Issuer under any Tranche has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Tranche shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)    Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute and unconditional, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the obligations of the Borrowers or any Subsidiaries hereunder.
The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the instructions of the Borrowers or other irregularity, the Borrowers will promptly notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.
(g)Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrowers which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, (x) the applicable L/C Issuer may, in its sole discretion, (1) accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and (2) decline to accept documents and make payments if such documents are not in strict compliance with the terms and conditions of such Letter of Credit, and (y) such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(h)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit of each Tranche in an amount equal to the Applicable Rate then in effect for Term Benchmark Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders under the applicable Tranche in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the fifteenth (15th) day after the end of each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)    Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account a fronting fee equal to 0.125% of the maximum daily amount available to be drawn under each Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be calculated on a quarterly basis in arrears and shall be due and payable on the fifteenth (15th) day after the end of each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such other customary fees and standard costs and charges are due and payable within five (5) Business Days of invoice and are nonrefundable.
(j)    Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)    Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days (and in no event shall any such report be required to be provided earlier than the fifth Business Day after the end of any calendar month in respect of a calendar month period).
(l)    Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrowers agree to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.
Section 2.04    [Reserved].
Section 2.05    Prepayments.
(a)Optional.
(i)The Borrowers may, upon notice by the Borrowers substantially in the form of Exhibit J to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iii) below; provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (A) three (3) Business Days prior to any date of prepayment of any Term Benchmark Loans, or (B) one (1) Business Day prior to the date of prepayment of any Base Rate Loans (or such shorter period as the Administrative Agent shall agree); (2) any prepayment of Term Benchmark Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid (except that if the class of Loans to be prepaid includes both Base Rate Loans and Term Benchmark Loans, absent direction by the Borrowers, the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Term Benchmark Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrowers, subject to clause (ii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with, if applicable, any additional amounts required pursuant to Section 2.05(a)(iii) and Section 3.06. Subject to Section 2.17 and notwithstanding anything to the contrary contained in this Agreement, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to the applicable Term Loan Tranche or Term Loan Tranches as designated by the Borrowers in such notice on a pro rata basis to the Lenders within such Term Loan Tranche. Subject to Section 2.17 and notwithstanding anything to the contrary contained in this Agreement, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments of the applicable Term Loan Tranche as directed by the Borrowers (or, if the Borrowers have not made such direction, in direct order of maturity).

(ii)Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or extended by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(iii)If the Borrowers, in connection with, or resulting in, any Repricing Event (A) make a voluntary prepayment of any ~~Initial~~2026 Repricing Term Loan pursuant to Section 2.05(a), (B) make a repayment of any ~~Initial~~2026 Repricing Term ~~Loans~~Loan pursuant to Section 2.05(b)(iii) or (C) effect any amendment with respect to any ~~Initial~~or 2026 Repricing Term Loan, in each case, on or prior to the date that is six (6) months after the ~~Closing~~2026 Repricing Effective Date, the applicable Borrowers shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of such ~~Initial~~2026 Repricing Term ~~Loans~~Loan prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected ~~Initial~~2026 Repricing Term ~~Loans~~Loan held by the applicable Term Lenders not consenting to such amendment.
(b)Mandatory.
(i)For any Excess Cash Flow Period, within ten (10) Business Days after delivery of a Compliance Certificate pursuant to Section 6.02(b) with respect to any financial statements delivered pursuant to Section 6.01(a) (or, if later, the date on which such Compliance Certificate is required to be delivered), the applicable Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below, the “ECF Percentage”) of Excess Cash Flow for such Excess Cash Flow Period, minus (B) the sum of (without double counting and only to the extent the Parent Borrower has not elected to reflect such deduction in the calculation of Excess Cash Flow):
(1)    (A) the aggregate amount of voluntary principal prepayments of the Loans or any other Indebtedness (including any New Term Loans) that is pari passu in right of payment and security with the Initial Term Loans and 2026 Repricing Term Loans, in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the date immediately prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made (including prepayments at a discount to par and open market purchases, with credit given for the principal amount of the Loans or such other Indebtedness (including New Term Loans) so retired or purchased, and prepayments in connection with lender replacement provisions (including pursuant to Section 3.08)) (except prepayments of Loans under any Revolving Tranche or other revolving Indebtedness that is pari passu in right of payment and security with the Revolving Credit Commitments that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness (other than any revolving credit facility) (this clause (A), “Voluntary Debt Reductions”), plus (B) any amounts in respect of a Voluntary Debt Reduction carried forward from any prior fiscal year in accordance with clause (c) of the proviso below;
provided that:

(a)the ECF Percentage in respect of any Excess Cash Flow Period shall be reduced to (x) 25% if the Consolidated First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the fiscal year to which such Excess Cash Flow Period relates was equal to or less than 2:50:1.00 but greater than 2.00:1.00 and (y) 0% if the Consolidated First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the fiscal year to which such Excess Cash Flow Period relates was equal to or less than 2:00:1.00 (the amount required to be repaid pursuant to this Section 2.05(b)(i), after giving effect to this clause (a), the “ECF Prepayment Amount”);
(b)no prepayment shall be required with respect to any Excess Cash Flow Period unless the ECF Prepayment Amount exceeds the greater of $195,000,000 and 15% of the EBITDA Grower Amount (the “ECF De Minimis Amount”), and in such case, the ECF Prepayment Amount shall be the amount in excess thereof; provided, further, that, if the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis after giving effect to any Excess Cash Flow prepayment would result in the ECF Percentage in respect of the applicable Excess Cash Flow Period being reduced to 0%, then no prepayment shall be required; and
(c)notwithstanding the terms of Section 2.05(b)(i) above, to the extent the aggregate amount of Voluntary Debt Reductions during any relevant fiscal year exceeds the amount of any Excess Cash Flow prepayment that would have otherwise been required (after deducting the ECF De Minimis Amount), the amount of such excess shall be carried forward to the subsequent fiscal year and deducted (on a dollar-for-dollar basis) from any Excess Cash Flow prepayment required in any such subsequent fiscal year (after calculating the applicable ECF Percentage for the relevant fiscal year).
For the avoidance of doubt, the applicable Borrowers may use a portion of Excess Cash Flow to prepay or repurchase any other Indebtedness that is pari passu in right of payment and security with the Initial Term Loans and 2026 Repricing Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with such Excess Cash Flow, in each case in an amount not to exceed the product of (1) the amount of such Excess Cash Flow and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as reasonably determined by the Administrative Agent in consultation with the applicable Borrowers) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as reasonably determined by the Administrative Agent in consultation with the applicable Borrowers).
(ii)If any Asset Sale made pursuant to Section 7.04(a) or Casualty Event (or series of related Asset Sales pursuant to Section 7.04(a) or Casualty Events) results in the receipt by the Parent Borrower or any Restricted Subsidiary of aggregate Net Cash Proceeds in excess of the greater of $195,000,000 and 15% of the EBITDA Grower Amount (such Asset Sale or Casualty Event, a “Relevant Transaction”), then, except to the extent the applicable Borrowers elect to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the applicable Borrowers shall prepay, subject to Section 2.05(b)(viii) and (ix), an aggregate principal amount of Term Loans in an amount equal to 100% (as may be adjusted pursuant to the proviso below, the “Asset Sale Prepayment Percentage”) of the Net Cash Proceeds received from such Relevant Transaction within fifteen (15) Business Days of receipt thereof (or within fifteen
(15) Business Days (1) after the later of the date the threshold referred to above is first exceeded and the date the relevant Net Cash Proceeds are received or (2) after the Parent Borrower elects not to pursue the reinvestment (or an alternative reinvestment) within the period set forth in Section 7.04) by the Parent Borrower or such Restricted Subsidiary; provided that:
(A)the applicable Borrowers may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is pari passu in right of payment and security with the Initial Term Loans and 2026 Repricing Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as reasonably determined by the Administrative Agent in consultation with the applicable Borrowers) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as reasonably determined by the Administrative Agent in consultation with the applicable Borrowers);
(B)the Asset Sale Prepayment Percentage shall be reduced from 100% to (x) 50% if, on a Pro Forma Basis after giving effect to such Asset Sale or Casualty Event, as the case may be, and the use of proceeds therefrom, the Consolidated First Lien Net Leverage Ratio would be equal to or less than 2:50:1.00 but greater than 2:00:1.00 and (y) 0% if, on a Pro Forma Basis after giving effect to such Asset Sale or Casualty Event, as the case may be, and the use of proceeds therefrom, the Consolidated First Lien Net Leverage Ratio would be equal to or less than 2:00:1.00; provided that if the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis after giving effect to any prepayment that would otherwise be required pursuant to this Section 2.05(b)(ii) would result in the Asset Sale Prepayment Percentage being reduced to 0%, then no prepayment shall be required;
(C)only the amount of Net Cash Proceeds in excess of the greater of $195,000,000 and 15% of the EBITDA Grower Amount for any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) shall be subject to prepayment pursuant to this Section 2.05(b)(ii) and, in such case, the required prepayment shall be only the amount in excess thereof.
(iii)Upon the incurrence or issuance by the Parent Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the applicable Borrowers shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Parent Borrower or such Restricted Subsidiary.
(iv)    In the event the (x) Spin-Off has not been consummated on or prior to the date that is two (2) Business Day following the Closing Date (the “Outside Date”) or (y) the Parent Borrower has notified the Administrative Agent in writing that the Parent Borrower has determined that the Spin-Off will not be consummated on or prior to the Outside Date or a Responsible Officer of DuPont publicly announces in writing that the Spin-Off has been or will be abandoned, the Parent Borrower shall prepay (and, if applicable, shall procure that the recipient of any proceeds of the Initial Term Borrowings repay to the Parent Borrower, for application in accordance with this provision) in full the aggregate principal amount of the Initial Term Borrowings outstanding and any other amounts outstanding pursuant to this Agreement or any other Loan Document within three (3) Business Days thereafter without premium or penalty (subject to Section 3.06), together with accrued but unpaid interest to, but not including, the date of such repayment.
(v)    If for any reason the sum of the Total Revolving Credit Outstandings or the sum of outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the applicable Revolving Tranche in respect thereof (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrowers shall immediately prepay the applicable Revolving Tranche and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the applicable Revolving Tranche the sum of the Total Revolving Credit Outstandings or the outstanding Specified Refinancing Revolving Loans, as the case may be, exceed the aggregate Revolving Credit Commitments or the commitments to make Specified Refinancing Revolving Loans, as the case may be, then in effect.
(vi)    Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to then-outstanding Term Loan Tranches on a pro rata basis, and within the applicable Term Loan Tranche or Term Loan Tranches, as directed by the applicable Borrowers making such prepayment on a pro rata basis to the Lenders within such Tranche (other than a prepayment of (x) Revolving Credit Loans set forth in Section 2.05(b)(v), which shall be applied on a pro rata basis to the Lenders within the applicable Revolving Tranches, (y) Term Loans or Revolving Credit Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (z) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under clause (a) of the definition of “Permitted Debt”, which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining amortization payments of the applicable Term Loan Tranche or Term Loan Tranches as directed by the Borrowers (or, if the Borrowers have not made such direction, in direct order of maturity). Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans or Term Benchmark Loans under such Facility; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans pro rata under such Facility to the full extent thereof before application to Term Benchmark Loans, in each case in a manner that minimizes the amount payable by the applicable Borrowers in respect of such prepayment pursuant to Section 3.06.
(vii)    All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Term Benchmark Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iii). Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05(b) (other than pursuant to Section 2.05(b)(iv)), other than on the last day of the Interest Period therefor, the applicable Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party or Grantor) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b) (it being agreed, for clarity, that interest shall continue to accrue on the Loans so prepaid until the amount so deposited is actually applied to prepay such Loans). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party or Grantor) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
(viii)    Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Non-U.S. Subsidiary (a “Non-U.S. Disposition”) or the Net Cash Proceeds of any Casualty Event from a Non-U.S. Subsidiary (a “Non-U.S. Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i), are or is prohibited, restricted or delayed by applicable local law, rule or regulation (including financial assistance and corporate benefit restrictions, restrictions on upstreaming of cash intra-group and fiduciary and statutory duties of any direct or officers of such Subsidiaries) from being repatriated to the applicable Borrowers or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Non-U.S. Subsidiary.
(ix)    Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrowers have determined in good faith that the prepayment of any or all of the Net Cash Proceeds of any Non-U.S. Disposition or any Non-U.S. Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) would have an adverse tax cost consequence on any Borrower or any Restricted Subsidiary (taking into account any foreign tax credit or benefit actually realized in connection with such prepayment) with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may retained by the applicable Non-U.S. Subsidiary.
(x)    Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Restricted Subsidiary that is not a Wholly Owned Subsidiary or the Net Cash Proceeds of any Casualty Event from a Restricted Subsidiary that is not a Wholly Owned Subsidiary, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by the Organization Documents of such Subsidiary from being distributed to the applicable Borrowers or so prepaid, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Subsidiary.
(xi)    The Borrowers shall not be required to monitor any Payment Block and/or reserve cash for future repatriation after such Borrower has notified the Administrative Agent of the existence of such Payment Block, and such amounts subject to any Payment Block shall be available for working capital purposes of the Borrower Parties. To the extent practicable, the

Loan Parties and Grantors shall use commercially reasonable efforts for to overcome or eliminate any such Payment Blocks and/or minimize any such costs of prepayment.
(c)Term Lender Opt-Out. With respect to any prepayment of Initial Term Loans or 2026 Repricing Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches, in each case pursuant to Section 2.05(b)(i) or (b)(ii), any Appropriate Lender, at its option (but solely to the extent the Borrowers elect for this clause (c) to be applicable to a given prepayment, other than in connection with any Refinancing Notes or any Specified Refinancing Term Loans), may elect not to accept such prepayment as provided below. The Borrowers may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(i) or (b)(ii) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(i) or (b)(ii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrowers, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrowers elect for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than four (4) Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fourth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrowers and applied by the Administrative Agent to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) as directed by the applicable Borrowers in the manner described in Section 2.05(b)(vi) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders (such amounts, “Declined Amounts”) shall be retained by the Parent Borrower and its Restricted Subsidiaries and may be used for any purpose not prohibited by this Agreement.
Section 2.06    Termination or Reduction of Commitments.
(a)Optional. The Borrowers may, upon written notice by the applicable Borrowers to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche and (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, upon the Date of Full Satisfaction, this Agreement shall automatically terminate and the Administrative Agent shall comply with Section 9.11.
(b)Mandatory.
(i)The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche, which in the case of (A) the Initial Term Commitments shall be the Closing Date and (B) the 2026 Repricing Term Commitments shall be the 2026 Repricing Effective Date.
(ii)Upon the incurrence by the Parent Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.
(iii)If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(iv)The aggregate Revolving Credit Commitments with respect to any Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination.
Section 2.07    Repayment of Loans.
(a)Initial Term Loans. The Parent Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders holding Initial Term Loans the aggregate original principal amount of the Initial Term Loans in consecutive, equal, quarterly installments as follows payable on the last Business Day of each fiscal quarter of the Borrower set ~~for the~~forth below (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for Initial Term Loans made as of the Closing Date)):

Date	Amount
The last Business Day of each fiscal	0.25% of the aggregate initial principal

quarter ending prior to the Maturity Date for Initial Term Loans, commencing with the first full fiscal quarter ending after the Closing Date	amount of Initial Term Loans on the Closing Date
provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the immediately preceding Business Day, and (ii) the final principal repayment installment of Initial Term Loans shall be repaid on the Maturity Date for Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.
(b)Revolving Credit Loans. The applicable Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facility of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.
(c)2026 Repricing Term Loans. The Parent Borrower shall repay to the Administrative Agent for the ratable account of the applicable 2026 Repricing Term Lenders holding 2026 Repricing Term Loans the aggregate original principal amount of the 2026 Repricing Term Loans in consecutive, equal, quarterly installments as follows payable on the last Business Day of each fiscal quarter of the Borrower set forth below (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of 2026 Repricing Term Loans pursuant to Section
2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for 2026 Repricing Term Loans made as of the 2026 Repricing Effective Date)):

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Maturity Date for 2026 Repricing Term Loans, commencing with the first fiscal quarter ending after the 2026 Repricing Effective Date	0.25% of the aggregate initial principal amount of 2026 Repricing Term Loans on the 2026 Repricing Effective Date
provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the immediately preceding Business Day, and (ii) the final principal repayment installment of 2026 Repricing Term Loans shall be repaid on the 2026 Repricing Facility Maturity Date for 2026 Repricing Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all 2026 Repricing Term Loans outstanding on such date.
(d)~~(c)~~ All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.
Section 2.08    Interest.
(a)Subject to the provisions of the following sentence, (i) each Term Benchmark Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Term SOFR Rate for such Interest Period plus (B) the Applicable Rate for Term Benchmark Loans under such Facility; and (ii) each Base Rate Loan under a

Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility. During the continuance of an Event of Default under Sections 8.01(a), the applicable Borrowers shall pay interest at a fluctuating rate per annum at all times equal to the applicable Default Rate, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and shall be paid by the applicable Borrowers; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(c)Interest on each Loan shall be payable in the currency in which each Loan was made unless otherwise agreed by the Administrative Agent in its reasonable discretion.
(d)All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.
Section 2.09    Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. The Parent Borrower (on behalf of itself and the applicable Subsidiary Borrowers) shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans under such Tranche and (ii) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, and shall be due and payable quarterly in arrears on the fifteenth (15th) day after the end of each fiscal quarter, commencing with such fifteenth (15th) day after of the first fiscal quarter to end following the Closing Date, and on the Maturity Date for the Revolving Credit Facility.
(b)Other Fees. The applicable Borrowers shall pay to the Lenders, the Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letters) in the amounts and at the times so specified.
Section 2.10    Computation of Interest and Fees. Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Base Rate only at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day).    All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11    Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c), as a non-fiduciary agent for the applicable Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the applicable Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the applicable Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the applicable Borrowers shall promptly execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the applicable Borrowers to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the applicable Borrowers under this Agreement and the other Loan Documents.
Section 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the applicable Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the applicable Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars, and in each case in immediately available funds not later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) in the case of payments in Dollars, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(b)(i) Funding by Lenders; Presumption by Administrative Agent.    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans under the applicable Facility. If both the Borrowers and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.
(ii) Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the applicable Borrowers will not make such payment, the Administrative Agent may assume that the applicable Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrowers do not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to it but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent.    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(d)Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
(g)Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties or Grantors under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Credit Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any loan modification offer described in Section 10.01, (E) any Extension described in Section 2.22 or (F) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.16, 2.17 or 3.08.
Section 2.14    Incremental Facilities.
(a)The Borrowers may, from time to time after the Closing Date, arrange an incremental Facility (with such Person arranging such Facility (who may be (x) the Administrative Agent or (y) any other Person appointed by the Borrower Representative), the “Incremental Arranger”) with such Facility being (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (each, a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”), (iii) the addition of one or more new revolving credit facilities to the Facilities (each, a “New Revolving Facility” and, any advance made by a Lender thereunder, a “New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”) and (iv) the addition of one or more new term loan facilities (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase, the New Revolving Commitments and the Term Commitment Increase, the “New Loan Commitments”) in an amount not to exceed the sum of:
(x)the greater of (A) $1,300,000,000 and (B) 100% of the EBITDA Grower Amount (the “Cash-Capped Incremental Facility”), less amounts Incurred in reliance on the Cash-Capped Incremental Facility basket pursuant to Section 2.15,
(y)an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum Leverage Requirement is satisfied, and
(z)an amount equal to (i) (A) all voluntary prepayments of pari passu Term Loans (including, for the avoidance of doubt, any New Term Loans incurred in reliance on the Cash-Capped Incremental Facility basket that are pari passu in right of payment and security with the Initial Term Loans and 2026 Repricing Term Loans) made pursuant to Section 2.05(a) and (B) all redemptions, repurchases and cancellations of pari passu Term Loans (including, for the avoidance of doubt, any pari passu New Term Loans incurred in reliance on the Cash-Capped Incremental Facility basket) made pursuant to the terms hereof, (ii) voluntary prepayments of Revolving Credit Loans (including, for the avoidance of doubt, any New Revolving Loans incurred in reliance on the Cash-Capped Incremental Facility basket) made pursuant to

Section 2.05(a) to the extent accompanied by a corresponding, permanent reduction in the Revolving Credit Commitments pursuant to Section 2.06(a), in each case, to the extent not funded with the proceeds of long-term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility (including the Revolving Credit Facility)) and (iii) all voluntary prepayments and all repurchases, redemptions and cancellations of other Indebtedness incurred in reliance on the Cash-Capped Incremental Facility basket (but with respect to any revolving Indebtedness, only to the extent accompanied by a corresponding permanent reduction in the underlying commitments) including, for the avoidance of doubt, any Incremental Equivalent Debt, that is secured on a pari passu basis with the Initial Term Loans and 2026 Repricing Term Loans (in each case, with credit given for the principal amount of the Loans or Indebtedness so prepaid, retired or repurchased and solely to the extent any such prepayment, repurchase, redemption or cancellation is not funded with the proceeds of long-term Indebtedness (but excluding, for the avoidance of doubt, proceeds of any revolving credit facility (including the Revolving Credit Facility))) (the “Prepayment-Based Incremental Facility”)
(such sum of the amounts set forth in the foregoing clauses (x) through (z), at any such time and subject to Section 1.02(i), the “Incremental Amount”); provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $1,000,000 and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14 and Incremental Equivalent Debt incurred pursuant to Section 2.15:
(A)At the Borrowers’ option, the Borrowers shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent compliant therewith), prior to utilization of the Prepayment-Based Incremental Facility and the Cash-Capped Incremental Facility, and the Borrowers shall be deemed to have used the Prepayment-Based Incremental Facility prior to utilization of the Cash-Capped Incremental Facility,
(B)New Loan Commitments established pursuant to this Section 2.14 and Incremental Equivalent Debt issued pursuant to Section 2.15 may be incurred under the Ratio-Based Incremental Facility (to the extent compliant therewith), the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, at Parent Borrower’s option, first calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts substantially concurrently utilized pursuant to the Cash-Capped Incremental Facility, the Prepayment-Based Incremental Facility, the Revolving Credit Facility or any amounts substantially concurrently incurred under Section 7.01 (other than any Ratio Debt or Acquisition Ratio Debt incurred pursuant to Section 7.01)) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility,
(C)unless the Borrower Representative elects otherwise, all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility shall automatically be deemed to have been incurred under the Ratio-Based Incremental Facility from and after the first date on which the Borrowers would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility and/or the Prepayment-Based Incremental Facility, as applicable, by the amount of such redesignated Indebtedness) and
(D)solely for the purpose of calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio to determine the availability under the Ratio-Based Incremental Facility at the time of incurrence, any cash proceeds incurred pursuant to this Section 2.14 and/or Incremental Equivalent Debt being incurred at such test date in calculating such Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio shall be excluded for purposes of calculating unrestricted cash or Cash Equivalents; provided, however, that any use of such cash proceeds to repay Indebtedness shall be given pro forma effect as contemplated by the definition of “Pro Forma Basis”.
The Borrowers may designate any Incremental Arranger of any New Loan Commitments with such titles under the New Loan Commitments as the Borrowers may deem appropriate.
(b)For the avoidance of doubt, the Borrowers will not be obligated to approach any Lender to participate in any New Loan Commitments. Any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to participate in such increase or new facility. The Borrowers may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and, solely in connection with a Revolving Credit Commitment Increase or New Revolving Facility, with the consent of the Administrative Agent and each L/C Issuer (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld, delayed or conditioned) to become Lenders pursuant to a joinder agreement to this Agreement.
(c)If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Facility or New Revolving Facility is added in accordance with this Section 2.14, the Incremental Arranger and the Borrower Representative shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase, New Term Facility or New Revolving Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase, New Term Facility or New Revolving Facility and the Increase Effective Date. In connection with (A) any increase in a Term Loan Tranche or Revolving Tranche or (B) any addition of a New Term Facility or New Revolving Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in writing (which may be executed and delivered by the Borrowers, the Administrative Agent and the Incremental Arranger (and the Lenders hereby authorize the Administrative Agent and any such Incremental Arranger to execute and deliver any such documentation)) in order to establish the New Term Facility or New Revolving Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to the documentation relating to such New Term Facility or New Revolving Facility. As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in writing (which may be executed and delivered by the Borrowers, the Administrative Agent and the Incremental Arranger (and the Lenders hereby authorize the Administrative Agent and any such Incremental Arranger to execute and deliver any such documentation)) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.
(d)With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility or New Revolving Facility pursuant to this Section 2.14, (i) subject to Section 1.02(i) with respect to timing of such determination, no Event of Default under Section 8.01(a), or (in each case, solely with respect to the Borrowers) Section 8.01(f) or (g) would exist immediately after giving effect to such increase or, in the case of a transaction governed by Section 1.02(i), no Event of Default exists as of the Transaction Commitment Date; (ii) (A) in the case of any New Revolving Facility, (1) the final maturity shall be no earlier than the Maturity Date applicable to the Revolving Credit Facility, and (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required, and (B) in the case of any New Term Facility, other than in the case of Extendable Bridge Loans/Interim Debt and amounts not in excess of the Inside Maturity Basket at the time of Incurrence, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any then-outstanding Initial Term Loans or 2026 Repricing Term Loans and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than that of any then-outstanding Initial Term Loans or 2026 Repricing Term Loans; (iii) except with respect to the All-in Yield and as set forth in subclause (B) above with respect to final maturity and Weighted Average Life to Maturity, any such New Term Facility or New Revolving Facility shall have terms reasonably satisfactory to the Administrative Agent; and (iv) to the extent reasonably requested by the Incremental Arranger and expressly set forth in the documentation relating to such New Term Facility or New Revolving Facility, the Administrative Agent shall have received legal opinions, resolutions, officers’ certificates, reaffirmation agreements and/or subsequent ranking agreements or amendment agreements to, confirmations of and/or lower ranking Collateral Documents, as applicable, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 with respect to the Borrowers and each material Subsidiary Guarantor that is organized in a jurisdiction for which counsel to the Administrative Agent advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be solely those agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrowers. Notwithstanding the foregoing, (x) the terms of any New Revolving Facility shall be substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Parent Borrower in good faith) to the Lenders providing such New Revolving Facility than, the terms applicable to the Revolving Credit Facility, except for (1) payments of interest and fees at different rates and optional prepayment or redemption terms, (2) terms that are applicable only after the then Latest Maturity Date of the Revolving Credit Facility, (3) terms that are made for the benefit of the Revolving Credit Lenders or (4) terms that are otherwise reasonably acceptable to the Administrative Agent, and (y) the terms of any New Term Facility or New Revolving Facility may be (but are not required to be) incorporated if otherwise reasonably satisfactory to Parent Borrower, the Incremental Arranger and the Administrative Agent. To the extent the Borrowers establish a New Revolving Facility, then the Administrative Agent and the Borrowers shall amend this Agreement, if applicable, to require borrowings and repayments on a pro rata basis among Revolving Tranches (except for (A) payments of interest and fees at different rates on the Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of any Revolving Credit Loan and (C) repayments made in connection with a permanent repayment and termination of the Revolving Credit Loans or Revolving Credit Commitments of Revolving Credit Loans after the effective date of such New Revolving Facility).
(e)On the Increase Effective Date with respect to an increase to an existing Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations will equal the Pro Rata Share of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.
(f)(i) Each New Revolving Facility and New Term Facility shall rank pari passu in right of payment with the other Facilities, not be Guaranteed by any Restricted Subsidiary that is not a Borrower or Subsidiary Guarantor under each of the other Facilities (provided that, for the avoidance of doubt, any New Revolving Facility and New Term Facility need not be Guaranteed by all Loan Parties under the other Facilities) and shall be either unsecured or secured by the Collateral (and, to the extent secured by the Collateral, secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis with the other Facilities, in each case over the same (or less) Collateral that secures the Facilities (and in each case, such New Revolving Facility or New Term Facility shall be subject to the Applicable Intercreditor Arrangements)); (ii) any New Term Facility shall share ratably (or on a lesser basis) with respect to any mandatory prepayments of the Term Facilities (other than mandatory prepayments resulting from a refinancing of any Facility, which may be applied exclusively to the applicable Term Loan Tranche or Revolving Tranche being refinanced); and (iii) with respect to any New Term Facility that is in the form of term loans, is pari passu in right of payment with the Term Facilities, is secured on a pari passu basis with the Term Facilities and is incurred prior to the date that is twelve (12) months after the Closing Date, the All-in Yield payable by the Borrowers applicable to such New Term Facility shall be determined by the Borrowers and the Lenders providing such New Term Facility and shall not, be more than 50 basis points higher than the corresponding All-in Yield payable by the Borrowers for the Initial Term Loans or 2026 Repricing Term Loans (in the case of a New Term Facility in the form of Term Loans (or similar Indebtedness)), unless the All-in Yield with respect to the Initial Term Loans and 2026 Repricing Term Loans, as applicable, is increased to the amount necessary so that the difference between the All-in Yield with respect to such New Term Facility, and the All-in Yield on the Initial Term Loans and 2026 Repricing Term Loans is equal to 50 basis points (this clause (iii), the “MFN Provision”); provided that this clause (iii) shall not apply to any New Term Facility that (A) has a final maturity later than one (1) year after the Latest Maturity Date of the then outstanding Term Loans, (B) has an initial maturity of one (1) year or less and is Incurred as a bridge financing which, subject to customary conditions, provides for conversion or exchange into Indebtedness that otherwise is permitted to be Incurred under this Agreement, (C) is incurred in connection with an acquisition or other Investment permitted under this Agreement or (D) is in an amount less than or equal to (1) $975,000,000 and (2) 75% of the EBITDA Grower Amount (the proviso to this clause (iii), the “MFN Exceptions”).
(g)If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent with respect to administrative matters shall be reflected therein.
(h)[Reserved].
(i)To the extent any Guarantee or security granted prior to the date of incurrence under this Section 2.14 to support the Obligations in any jurisdiction requires application, registration or similar steps to be taken in such jurisdiction for any New Revolving Facility, Revolving Credit Commitment Increase, New Term Facility, and/or Term Commitment Increase which the applicable Borrower and the lenders under such facility desire to benefit on a pari passu basis from such Guarantees and/or such security are not obtained prior to such incurrence, such inability to complete such application, registration, filing or equivalent perfection requirements shall not be deemed to adversely impact the pari passu nature of such applicable facility hereunder and the relevant provisions of this Agreement (including Section 2.03 and 8.04) shall be interpreted as if such applicable facility benefits from such Guarantee or security.
Section 2.15    Incremental Equivalent Debt.
(a)The Borrowers or any Guarantor may from time to time after the Closing Date issue one or more series of senior secured, senior unsecured, senior subordinated, subordinated notes, loans or Extendable Bridge Loans/Interim Debt (which notes, loans and/or Extendable Bridge Loans/Interim Debt, shall be either unsecured or secured by the Collateral (and, to the extent secured by the Collateral, secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis with the other Facilities, in each case over the same (or less) Collateral that secures the Facilities (and in each case, shall be subject to the Applicable Intercreditor Arrangements))) and shall not be guaranteed by any Restricted Subsidiary that is not a Borrower or Subsidiary Guarantor under the Facilities (such notes, loans and/or Extendable Bridge Loans/Interim Debt, collectively, “Incremental Equivalent Debt”) in an amount not to exceed the Incremental Amount (at the time of incurrence, subject to Section 1.02(i)); provided that (i) subject to Section 1.02(i), no Event of Default under Section 8.01(a), or (in each case, solely with respect to the Borrowers) Sections 8.01(f) or (g) would exist immediately after giving Pro Forma Effect to any such request, and (ii) any such incurrence of Incremental Equivalent Debt shall be in a minimum amount of the lesser of (x) $1,000,000 and (y) the entire amount that may be requested under this Section 2.15; provided, further, that any New Loan Commitments established pursuant to Section 2.14 and Incremental Equivalent Debt issued pursuant to this Section 2.15, (A) Incremental Equivalent Debt issued pursuant to this Section 2.15 may be incurred under the Ratio-Based Incremental Facilities, the Cash-Capped Incremental Facilities and the Prepayment-Based Incremental Facilities, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions, at the Parent Borrower’s option, by first calculating the incurrence under the Ratio-Based Incremental Facilities (without inclusion of any amounts substantially concurrently utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility or the Revolving Credit Facility or any amounts substantially concurrently incurred under Section 7.01 (other than any Ratio Debt or Acquisition Ratio Debt incurred pursuant to Section 7.01)) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped

Incremental Facility and (B) unless the Borrower Representative elects otherwise, all or any portion of Incremental Equivalent Debt originally designated as incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility shall automatically be deemed to have been incurred under the Ratio-Based Incremental Facility from and after the first date on which the Borrowers would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, as applicable, by the amount of such redesignated Incremental Equivalent Debt). The Borrowers may appoint any Person as arranger of such Incremental Equivalent Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Incremental Equivalent Debt Arranger”).
(b)As a condition precedent to the incurrence of any Incremental Equivalent Debt pursuant to this Section 2.15, (i) such Incremental Equivalent Debt shall not be Guaranteed by any Restricted Subsidiary that is not a Loan Party or that does not become a Loan Party (provided that, for the avoidance of doubt, any Incremental Equivalent Debt need not be Guaranteed by all Loan Parties under the other Facilities), (ii) (A) to the extent secured by the Collateral, such Incremental Equivalent Debt shall be subject to the Applicable Intercreditor Arrangements and (B) to the extent subordinated, such Incremental Equivalent Debt shall be subject to customary subordination provisions reasonably acceptable to the Administrative Agent, (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the then Latest Maturity Date; provided that Extendable Bridge Loans/Interim Debt, customary escrow arrangements and Incremental Equivalent Debt in an amount not in excess of the Inside Maturity Basket at the time of Incurrence may have a maturity date earlier than the Latest Maturity Date, (iv) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall not be shorter than that of any then-existing Term Loan Tranche; provided that, with respect to Extendable Bridge Loans/Interim Debt and Incremental Equivalent Debt in an amount not in excess of the Inside Maturity Basket at the time of Incurrence, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (v) such Incremental Equivalent Debt (other than any Extendable Bridge Loans/Interim Debt) shall not be subject to any mandatory redemption or mandatory prepayment provisions or rights (except to the extent any such mandatory redemption or mandatory prepayment is required to be applied pro rata (or greater than pro rata) to the Term Loans in relation to such Incremental Equivalent Debt that shares in such mandatory redemption or mandatory prepayment), (vi) any Incremental Equivalent Debt in the form of term loans and pari passu in right of payment with the Term Facilities and secured on a pari passu basis with the Term Facilities will be subject to the MFN Provision (including all MFN Exceptions) as if such Incremental Equivalent Debt was a New Term Facility and (vii) the covenants and events of default (excluding any pricing, interest rate margins, rate floors, discounts, fees, premiums, prepayment premiums and optional prepayment and optional redemption terms) of such Incremental Equivalent Debt are, taken as a whole, not materially more favorable to the creditors providing such Incremental Equivalent Debt than those applicable to the Facilities (taken as a whole) (as reasonably determined by the Borrower Representative in good faith) unless such provisions shall be customary for similar debt securities or loans in light of then-prevailing market terms and conditions (taken as a whole) at the time of incurrence (as reasonably determined by the Borrower Representative in good faith) (it being understood that (A) no Incremental Equivalent Debt in the form of term loans or notes shall include any financial maintenance covenants, but that customary cross-acceleration provisions may be included and (B) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based; provided that any such negative covenants applicable to Extendable Bridge Loans/Interim Debt may be maintenance covenants) (provided that, at the Parent Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Administrative Agent in good faith at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Parent Borrower of its objection during such three Business Day period (including a reasonable description of the basis upon which it objects)); provided, however, that such Incremental Equivalent Debt may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Borrowers and the creditors thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) by an amendment to this Agreement (which amendment shall require only the consent of the Borrowers and the Administrative Agent without further Lender voting requirements). Subject to the foregoing, the conditions precedent to each such incurrence shall be agreed to by the creditors providing such Incremental Equivalent Debt and the Borrowers.
(c)The Lenders hereby authorize the Administrative Agent and the Incremental Equivalent Debt Arranger (and the Lenders hereby authorize the Administrative Agent and the Incremental Equivalent Debt Arranger to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to secure any Incremental Equivalent Debt with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the incurrence of such Incremental Equivalent Debt, in each case on terms consistent with this Section 2.15. If the Incremental Equivalent Debt Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Equivalent Debt Arranger herein shall be done in consultation with the Administrative Agent and, with respect to applicable documentation (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent with respect to administrative matters shall be reflected therein.
Section 2.16    Cash Collateral.
(a)Upon the request of the Administrative Agent or the applicable L/C Issuer under any Revolving Tranche (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued under such Tranche and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding under such Tranche, the Borrowers shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.
(b)All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at the Administrative Agent (or other financial institution selected by it). The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the applicable L/C Issuer and the Revolving Credit Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.06, 2.17, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.
(d)    Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.17 Defaulting Lenders.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder; third, to be held as Cash Collateral for the L/C Issuers’ Fronting Exposures with respect to such Defaulting Lender; fourth, as the Borrowers may request (so long as no Default or Event of Default shall have occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy potential future obligations of such Defaulting Lender to fund Loans under this Agreement and (y) cash collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender or any L/C

Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Sections 8.01(a), (f) or (g) shall have occurred and is continuing, to the payment of any amounts owing to the Borrowers as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the LC Exposure of the L/C Issuers are held by the applicable Lenders pro rata in accordance with the applicable Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender and L/C Issuer irrevocably consents hereto.
(iii)Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Sections 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each Non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the Commitment under such Revolving Tranche of that Defaulting Lender; provided that the aggregate obligation of each Non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of such Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of such Non-Defaulting Lender.
(b)If the Borrowers, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18    Specified Refinancing Debt.
(a)The Borrowers (or any Borrower) may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrowers, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrowers, to refinance (including by extending the maturity) (x) all or any portion of any Term Loan Tranches then outstanding under this Agreement, (y) all or any portion of any Revolving Tranches then in effect under this Agreement or (z) all or any portion of any Revolving Credit Commitment Increase, Term Commitment Increase, New Term Facility or New Revolving Facility incurred under Section 2.14, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors other than the Loan Parties or entities who shall have become Loan Parties concurrently with the incurrence of such Specified Refinancing Debt (or such other arrangements satisfactory to the Administrative Agent) (it being understood that the roles of such obligors as Borrowers or guarantors with respect to such obligations may be interchanged); (iii) will be (x) unsecured or (y) secured by the Collateral that secured the Tranche being refinanced on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to the Applicable Intercreditor Arrangements); (iv) subject to clause (viii) below, will have such pricing and optional prepayment terms as may be agreed by the Borrowers and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Tranche being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of, the Tranche being refinanced; provided that Extendable Bridge Loans/Interim Debt and Specified Refinancing Term Loans in an amount not in excess of the Inside Maturity Basket at the time of Incurrence may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt and Specified Refinancing Term Loans in an amount not in excess of the Inside Maturity Basket at the time of Incurrence, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; (vi) each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) and participations in Letters of Credit pursuant to Section 2.03 shall be allocated pro rata among the Revolving Tranches; (vii) any Specified Refinancing Term Loans shall share ratably in any mandatory prepayments of Term Loans pursuant to Section 2.05 (other than Section 2.05(b)(iii)) (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Specified Refinancing Term Loans); (viii) all prepayments and repayments with respect to Revolving Tranches shall be allocated pro rata among the Revolving Tranches; (ix) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums, prepayment premiums and redemption provisions and optional prepayment and optional redemption terms) that are, taken as a whole, not materially more favorable to the creditors providing such Specified Refinancing Debt than those applicable to the applicable Tranche being refinanced (taken as a whole) (as reasonably determined by the Borrower Representative in good faith) unless such provisions shall be customary for similar debt securities or loans in light of then-prevailing market terms and conditions (taken as a whole) at the time of incurrence (as reasonably determined by the Borrower Representative in good faith) (it being understood that no (A) Specified Refinancing Debt in the form of term loans shall include any financial maintenance covenants, but that customary cross-acceleration provisions may be included, and (B) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) (provided that, at the Parent Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Administrative Agent in good faith at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Debt or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Parent Borrower of its objection during such three (3) Business Day period (including a reasonable description of the basis upon which it objects)); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Sections 2.05 and 2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Borrowers and the creditors thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) subject to subclause (A) above, are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) by an amendment to this Agreement (which amendment shall require only the consent of the Borrowers and the Administrative Agent without further Lender voting requirements) and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent and each L/C Issuer in the case of Specified Refinancing Revolving Credit Commitments, the Borrowers may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent. For the avoidance of doubt, any allocations of Specified Refinancing Debt shall be made at the Borrowers’ sole discretion, and the Borrowers will not be obligated to allocate any Specified Refinancing Debt to any Lender providing such Specified Refinancing Debt.
(b)The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrowers and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Administrative Agent and the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Specified Refinancing Agent and the Borrowers in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.

(c)Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less $1,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments.
(d)The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Administrative Agent, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Specified Refinancing Agent and the Borrowers, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent with respect to administrative matters shall be reflected therein.
(e)To the extent any Guarantee or security granted prior to the date of incurrence under this Section 2.18 to support the Obligations in any jurisdiction requires application, registration, filing or equivalent perfection requirements to be taken in such jurisdiction for any Specified Refinancing Debt which the applicable Borrower and the lenders under such facility desire to benefit on a pari passu basis from such Guarantees and/or such security are not obtained prior to such incurrence, such inability to complete such application, registration, filing or equivalent perfection requirements shall not be deemed to adversely impact the pari passu nature of such Specified Refinancing Debt hereunder and the relevant provisions of this Agreement (including Section 2.03 and 8.04) shall be interpreted as if such Specified Refinancing Debt benefit from such Guarantee or security.
Section 2.19    Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrowers to Lenders of a Term Loan Tranche on a pro rata basis, the Borrowers may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange a “Permitted Debt Exchange”) with any Lender (other than any Lender that, if requested by Parent Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and Refinancing Expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of such Term Loans offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrowers and the Exchange Agent and (vi) any applicable Minimum Tender Condition shall be satisfied.
(b)With respect to all Permitted Debt Exchanges effected by the Borrowers pursuant to this Section 2.19, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $1,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii), the Borrowers may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term Loans of any or all applicable Classes be tendered.
(c)In connection with each Permitted Debt Exchange, the Borrowers and the Exchange Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.19 and without conflict with Section 2.19(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrowers and the Exchange Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(d)The Borrowers shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws and regulations in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Exchange Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws and regulations in connection with any Permitted Debt Exchange (other than the Borrowers’ reliance on any certificate delivered pursuant to Section 2.19(a) above for which the such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended, and/or other applicable securities laws and regulations.
(e)If the Exchange Agent is not the Administrative Agent, the actions authorized to be taken by the Exchange Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.19, any comments to such documentation reasonably requested by the Administrative Agent with respect to administrative matters shall be reflected therein.
Section 2.20    [Reserved].
Section 2.21    [Reserved].
Section 2.22    Extension of Term Loans and Revolving Credit Commitments.
(a)The Borrowers may at any time and from time to time request that all or a portion of the
(i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Credit Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche, the “Existing Revolving Loans”, and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans or Revolving Credit Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.22; provided that (1) any such request shall be made by the Parent Borrower to each Lender under the applicable Tranche on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or on the aggregate Revolving Credit Commitments) with respect to such requested Lenders and (2) any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower in its sole discretion. In order to establish any Extended Tranche, the Parent Borrower shall provide a notice to the Administrative Agent (in such capacity, the “Extended Loans Agent”) (who shall provide a copy of such notice to each of the requested Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity dates of such Extended Tranches shall be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) in the case of an Extended Term Tranche, so long as the Weighted Average Life to Maturity of such Extended Tranche would be no shorter than the remaining Weighted Average Life to Maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.22 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrowers’ discretion, more restrictive assignment and participation provisions applicable to Initial Term Loans ~~or~~, 2026 Repricing Term Loans or Revolving Credit Commitments, as applicable, set forth in Section 10.07. No requested Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date). On the Extension Date applicable to any applicable Revolving Tranche under the Revolving Credit Facility, the Borrowers shall prepay the Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such Extension Date applicable to the relevant Revolving Tranche (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, applicable to the non-extending Revolving Credit Lenders under such Revolving Tranche in accordance with any revised Pro Rata Share of a Revolving Credit Lender in respect of the extended Revolving Credit Facility arising from any non-ratable Extension to the Revolving Credit Commitments under this Section 2.22.
(b)The Parent Borrower shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as the Extended Loans Agent may agree in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any requested Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Extended Loans Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.22 (each, an “Extension”), the Borrowers, the Administrative Agent and Extended Loans Agent shall agree to such procedures regarding timing, rounding, lender revocation and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, in each case acting reasonably to accomplish the purposes of this Section 2.22. The Borrowers may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent and the Extended Loans Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranche or Existing Term Tranches are requested to respond to the Extension Request.
(c)Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.22(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.22(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.22(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent, the Extended Loans Agent, and the Extending Lenders. In connection with an Extension Amendment, to the extent reasonably requested by the Administrative Agent and expressly set forth in such Extension Amendment, the Administrative Agent shall have received legal opinions, resolutions, officers’ certificates, reaffirmation agreements or amendment agreements to, and/or confirmations of, the Collateral Documents, as applicable, in each case consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 with respect to the Borrowers and each material Subsidiary

Guarantor that is organized in a jurisdiction for which counsel to the Administrative Agent advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). Subject to the requirements of this Section 2.22 and without limiting the generality or applicability of Section 10.01 to any Section 2.22 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.22 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.22 Additional Amendments do not become effective prior to the time that such Section 2.22 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.22 Additional Amendments to become effective in accordance with Section 10.01; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches or be guaranteed by any Person other than the Guarantors and (ii) so long as any Existing Term Tranches are outstanding, any mandatory prepayment provisions that do not also apply to the Existing Term Tranches (other than Existing Term Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on a pro rata or otherwise more favorable basis. Notwithstanding anything to the contrary in Section 10.01, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Parent Borrower, the Administrative Agent and the Extended Loans Agent, to effect the provisions of this Section 2.22; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.22 Additional Amendment. The Lenders hereby authorize the Administrative Agent and the Extended Loans Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish any Extended Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent, the Extended Loans Agent and the Borrowers in connection with the establishment of such Extended Loans, in each case on terms consistent with and/or to effect the provisions of this Section 2.22.
(d)Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).
(e)If, in connection with any proposed Extension Amendment, any requested Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”), then the Borrowers may, on notice to the Extended Loans Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Extended Loans Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.22, if the Non-Extending Lender does not execute and deliver to the Extended Loans Agent a duly completed Assignment and Assumption by the later of (i) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (ii) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrowers shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.
(f)Following any Extension Date, with the written consent of the Parent Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Parent Borrower, the Administrative Agent and the Extended Loans Agent at least ten (10) Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion). Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.
(g)With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.22, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.05(a) and (b) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment; provided that the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Parent Borrower’s sole discretion and may be waived by the Parent Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.05(a) and (b) and 2.07) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22.
ARTICLE III
TAXES, INABILITY TO DETERMINE RATES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(a)Any and all payments by or on account of any obligation of any of the Borrowers or any other Loan Party or any Grantor hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Borrowers, the other applicable Loan Party or Grantor, Administrative Agent or other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Borrower, or other applicable Loan Party or Grantor shall be increased as necessary so that after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)In addition but without duplication, the Loan Parties and the Grantors shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties and the Grantors shall jointly and severally indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any Recipient claiming indemnity pursuant to this clause (c) shall notify the Loan Parties and the Grantors of the imposition of the relevant Indemnified Taxes as soon as practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Within thirty (30) days after any payment of Taxes by any Loan Party or any Grantor to a Governmental Authority pursuant to this Section 3.01, such Loan Party and such Grantor shall, upon request of the Administrative Agent or the applicable Lender, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made and additional amounts paid under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrowers, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another

Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (c). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrowers under this Section 3.01(f).
(g)
(i)Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)Without limiting the generality of the foregoing,
(A)any Recipient that is a U.S. Tax Person shall deliver to the applicable Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrowers or the Administrative Agent) executed copies of IRS Form W-9 (or any successor form) certifying that such Recipient is exempt from U.S. federal backup withholding;
(B)any Non-U.S. Lender shall deliver to the applicable Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (i) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (ii) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of,

U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such treaty;
(2)executed copies of IRS Form W-8ECI (or any successor form);
(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or
(4)to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender shall provide a certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)any Non-U.S. Lender shall deliver to the applicable Borrowers or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made;
(D)if a payment made to a Recipient under any Loan Document would be subject to Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the applicable Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the applicable Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA to determine whether such Recipient has complied with such Recipient’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D),

“FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(E)the Administrative Agent shall deliver to the Borrowers (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrowers) executed copies of either (a) IRS Form W-9 (or any successor form) or (b) a duly executed U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Parent Borrower to be treated as a U.S. Tax Person with respect to amounts received on account of any Lender under such Term Loans and IRS Form W-8ECI (with respect to amounts received on its own account for such Term Loans), with the effect that, in either case, the Borrowers will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding tax.
Each Recipient (other than the Administrative Agent) agrees that if it becomes aware that any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the applicable Borrowers and the Administrative Agent or promptly notify the applicable Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.
Notwithstanding any other provision of this Section 3.01(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver or cause to be delivered.
(h)Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party or Grantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).
(i)The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all other Obligations.
(j)For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.
Section 3.02    [Reserved].
Section 3.03 Illegality. If any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund

Loans whose interest is determined by reference to a Term Benchmark or to determine or charge interest rates based upon a Term Benchmark or any Governmental Authority has imposed material restrictions on the authority of any Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, in each case after the Closing Date, then, on written notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligation of such Lender to make or continue Term Benchmark Loans, or to convert Base Rate Loans to Term Benchmark Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower Representative shall promptly following written demand from such Lender (with a copy to the Administrative Agent), at the Borrower Representative’s election, prepay or convert all applicable Term Benchmark Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Term Benchmark Loans.
Section 3.04 Inability to Determine Rates.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.04, if.
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Interest Period; or
(ii)the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice for a Base Rate Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 3.04(a) with respect to the Term SOFR Rate, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.04), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark

Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Borrower Representative, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower Representative or any Lender (or group of Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark

Borrowing or, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to Base Rate Loans or (y) any request relating to a Term Benchmark Borrowing shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.04, with respect to any Term Benchmark Loan, on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute a Base Rate Loan on such day.
Section 3.05    Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.
(a)If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to a Term Benchmark or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Taxes described in clauses (b) through (d) in the definition of Excluded Taxes, (iii) Connection Income Taxes and (iv) reserve requirements reflected in any Term Benchmark), then within fifteen (15) days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)If any Lender reasonably determines that the introduction of or any change in or in the interpretation any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital as of the Closing Date or the date it becomes a Lender hereunder), then within fifteen (15) days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
(c)The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Term Benchmark funds or deposits, additional interest on the unpaid principal amount of each Term Benchmark Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Term Benchmark Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15th) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such written notice.
(d)For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.
Section 3.06 Funding Losses. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.05(a) and is revoked in accordance therewith), (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 3.08 or (e) the failure by any Borrower to make any payment of any Loan on its scheduled due date, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense (other than any lost profits) attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period from other banks in the applicable offshore interbank market, whether or not such Term Benchmark Loan was in fact so funded; provided, however, that such Borrower shall not be required to compensate any Lender for any costs of terminating or liquidating any hedge or trading position (including any rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, or any similar transaction). A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
For the purposes of calculating the amounts payable under this Section 3.06, any “floor” requirement shall be disregarded.

Section 3.07    Matters Applicable to All Requests for Compensation.
(a)A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties and Grantors shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)If any Lender requests compensation under Section 3.05, or the Borrowers are required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrowers and at the Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.03 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrowers or rights of such Lender pursuant to Section 3.05.
(c)If any Lender requests compensation by the Borrowers under Section 3.05, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Term Benchmark Loans, or to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested for any amounts so accrued prior to such suspension.
(d)If the obligation of any Lender to make or continue from one Interest Period to another any Term Benchmark Loan, or to convert Base Rate Loans into Term Benchmark Loans shall be suspended pursuant to Section 3.04 hereof, such Lender’s Term Benchmark Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term Benchmark Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until (i) establishment of a Benchmark Replacement or (ii) such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s Term Benchmark Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term Benchmark Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term Benchmark Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term Benchmark Loans shall remain as Base Rate Loans.

(e)If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans pursuant to Section 3.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term Benchmark Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
(f)A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrowers hereunder) under comparable syndicated credit facilities.
Section 3.08    Replacement of Lenders under Certain Circumstances.
(a)If at any time (i) the Borrowers become obligated to pay additional amounts or Indemnified Taxes described in Section 3.01 or 3.05 as a result of any condition described in such Sections or any Lender ceases to make Term Benchmark Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (collectively, a “Replaceable Lender”), then the Borrowers may, on one (1) Business Day’s prior written notice from the Borrowers to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to Lenders for consent), either (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that none of the Administrative Agent or any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person or (y) terminate the Commitment of such Lender or L/C Issuer or prepay the Loans, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrowers owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrowers owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided, further, that (x) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (y) in the case of any such replacement as a result of Borrowers having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (I) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (II) subject to clause (C) below, deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent (for return to the Borrowers). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two (2) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrowers shall pay to such Lender such amounts as may be required pursuant to Section 3.06.
(b)Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless Cash Collateral has been deposited into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16 or other arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(c)In the event that (i) a Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification, (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18 or (z) rejects (or is deemed to reject) an Extension under Section 2.22, which Extension has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such Extension. For the avoidance of doubt, if any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Initial Term Loans or its 2026 Repricing Term Loans, or its Initial Term Loans or 2026 Repricing Term Loans are prepaid by the Borrowers, pursuant to Section 3.08(a), on or prior to the date that is twelve (12) months after the Closing Date in connection with any such waiver, amendment or modification constituting a Repricing Event pursuant to clause (ii) of the definition thereof, the Borrowers shall pay such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the Initial Term Loans or 2026 Repricing Term Loans, as applicable, so assigned or prepaid.
(d)Survival. All of the Loan Parties’ and the Grantors’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01 Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or waiver in accordance with Section 10.01 of each of the following conditions precedent, subject in all respects to Section 6.16 except as otherwise agreed between the Borrower Representative and the Administrative Agent on the Closing Date:
(a)The Administrative Agent or the Collateral Agent, as applicable, shall have received all of the following, each properly executed by a Responsible Officer of the signing Loan Party and signing Grantor, each dated as of the Closing Date (or, in the case of certificates of governmental officials or as otherwise agreed by the Administrative Agent, as of a recent date on or prior to the Closing Date), or, as specified below, the Spin-Off Date or the Foreign Effective Date, and each accompanied by their respective applicable schedules and other attachments:
(i)executed counterparts of (x) this Agreement from each Borrower and the Administrative Agent, L/C Issuers and the initial Lenders, (y) the Intercreditor Agreement from the Administrative Agent, the Collateral Agent, the Senior Notes Trustee and the Senior Secured Notes Collateral Agent and acknowledged by each Loan Party and Grantor; provided that the Intercreditor Agreement shall be dated as of the Spin-Off Date (or, with respect to any Loan Party or Grantor that is a Non-U.S. Subsidiary, a joinder to the Intercreditor Agreement dated as of the Foreign Effective Date) and delivered in escrow on or prior to the Closing Date and shall be released from escrow automatically upon consummation of the Spin-off (or, with respect to any Loan Party or Grantor that is a Non-U.S. Subsidiary, the Foreign Effective Date) and (z) the Intercompany Subordination Agreement from the Administrative Agent, the Collateral Agent and each Loan Party and Grantor;
(ii)(x) executed counterparts of the Guaranty from each U.S. Loan Party party thereto and each applicable Collateral Document governed by the laws of the United States from each U.S. Loan Party party thereto; provided, in each case, that such documents shall be dated as of the date that the Spin-off is consummated (the “Spin-Off Date”) and delivered in escrow on or prior to the Closing Date and shall be released from escrow automatically, upon consummation of the Spin-off, and (y) executed counterparts of supplements to the Guaranty from each other Loan Party and each applicable Collateral Document governed by the laws of Japan or Korea from each other Loan Party and Grantor; provided, in each case, that such documents shall be dated as of the date immediately following the Spin-Off Date (the “Foreign Effective Date”) and delivered in escrow on or prior to the Closing Date and shall be released from escrow automatically on the Foreign Effective Date;
(iii)UCC-1 or such other financing statements or similar notices as shall be required by local law in form for filing, in each case, to the extent required by the applicable Collateral Documents (it being understood and agreed that such filings shall not be made until the Spin-off has been consummated; provided that no filing in any non-U.S. jurisdiction shall be made until the Foreign Effective Date);
(iv)(x) a global intercompany note signed by the Parent Borrower and each other Loan Party as of the Spin-off Date (the “Global Intercompany Note”), accompanied by an allonge to such Global Intercompany Note signed by the Parent Borrower and such Loan Parties and (y) all certificates, if any, evidencing the Equity Interests of any Person organized under the laws of the U.S., any state thereof or the District of Columbia, which constitute Collateral, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided, in each case, that the foregoing (x) and (y) shall be delivered in escrow on or prior to the Closing Date and shall be released from escrow automatically upon consummation of the Spin-Off;
(v)a Note executed by the relevant Borrowers in favor of each Lender requesting a Note reasonably in advance of the Closing Date; and
(vi)a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Parent Borrower (immediately after giving effect to the Transactions) substantially in the form attached hereto as Exhibit K.
(b)The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party that is or is proposed to be a Loan Party or Grantor as of the Foreign Effective Date, dated the Closing Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party or Grantor executing Loan Documents to which it is a party and certifying that attached thereto is a true and complete copy of (i) the Organization Documents of such Loan Party and Grantor and, with respect to the certificate of incorporation or similar Organization Document, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (ii) resolutions duly adopted by the board of directors (or a similar governing body) of such Loan Party and Grantor authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iii) a certificate as of a recent date of the good standing of such Loan Party and Grantor under the laws of its jurisdiction of organization or incorporation, if available.
(c)The Administrative Agent shall have received customary opinions of (i) Skadden, Arps, Slate, Meagher, Flom LLP, special counsel to the Borrowers, and (ii) each local counsel listed on Schedule 4.01(c), in each case, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in a form consistent with generally accepted market practice.
(d)All fees required to be paid on the Closing Date pursuant to this Agreement and the Fee Letters and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement and the Fee Letters, to the extent invoiced at least five (5) Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Facilities).
(e)The Lenders shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrowers as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
(f)The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(g)The representations and warranties of the Borrowers and each other Loan Party and Grantor contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(h)The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower certifying that the conditions set forth in Sections 4.01(g), (i), (j) and (k) have been satisfied.
(i)No Default or Event of Default shall exist, or would result from the initial Credit Extension on the Closing Date or from the application of the proceeds therefrom.
(j)To the extent not publicly filed with the SEC, the Administrative Agent shall have received copies of the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Intellectual Property Cross-License Agreement (each of which may be in escrow), each executed by the parties thereto and certified by a Responsible Officer of the Parent Borrower as true and complete. The terms of each such document shall be consistent in all material respects with the information set forth in the Form 10, which shall not have been amended in a manner that is materially adverse to the Lenders (as reasonably determined by the Parent Borrower in good faith).
(k)The Spin-off shall have been consummated or satisfactory arrangements shall have been implemented providing that within two (2) Business Days of the initial funding of the Loans on the Closing Date, the Spin-off shall be consummated, in accordance with applicable Law and the Separation and Distribution Agreement and, in all material respects, consistent with the information set forth in the Form 10.
Section 4.02 Conditions to Credit Extensions After the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loan) after the Closing Date is subject to the following conditions precedent:
(a)(i) Unless such Request for Credit Extension is in connection with a New Loan Commitment or Incremental Equivalent Debt subject to the provisions in Section 1.02(i), the representations and warranties of the Borrowers and each other Loan Party and Grantor contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, prior to such proposed Credit Extension, and (ii) if such Request for Credit Extension is in connection with a New Loan Commitment or Incremental Equivalent Debt subject to the provisions in Section 1.02(i), the Specified Representations shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(b)Subject to the provisions in Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)Other than with respect to the making of the Initial Term Loans and issuance of Letters of Credit pursuant to Section 2.03(a)(v) on the Closing Date, the Spin-Off has been consummated.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Benchmark Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants (in each case, after giving effect to the Transactions) to the Administrative Agent and the Lenders, on the Closing Date, the Spin-Off Date, the Foreign Effective Date, and on each other date thereafter on which a Credit Extension is made, that:
Section 5.01 Existence, Qualification and Power. Each Loan Party and Grantor (subject, in the case of clause (c), to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable to such entity in its relevant jurisdiction of formation) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable to such entity in its relevant jurisdiction of formation) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party and each Grantor of each Loan Document to which such Person is a party (a) have been duly authorized by all necessary corporate or other organizational action, (b) do not contravene the terms of any of such Person’s Organization Documents, (c) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject and (d) and do not violate any Law; except, in each case, to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party or Grantor of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party or any Grantor of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, in each case, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or the Grantors in favor of the Collateral Agent to the extent required hereunder or under the Collateral Documents, including (1) with respect to the U.S. Loan Parties, UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and (2) with respect to the Loan Parties and Grantors that are not U.S. Loan Parties, the applicable Perfection Requirements, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party and each Grantor (subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party and such Grantor, enforceable against each Loan Party that is party thereto in accordance with its terms.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)The audited combined financial statements of the Parent Borrower and its Subsidiaries for the fiscal year of the Parent Borrower ended December 31, 2024 that are included in the Form 10 fairly present in all material respects the combined financial condition of the Parent Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP, except as otherwise expressly noted therein.
(b)The unaudited combined financial statements of the Parent Borrower and its Subsidiaries for the fiscal quarter of the Parent Borrower ending March 31, 2025 that are included in the Form 10 fairly present in all material respects the combined financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, except as otherwise expressly noted therein and subject to the absence of footnotes and to normal and recurring year-end audit adjustments.
(c)Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect (it being understood and agreed that in no event shall the Spin-off Transactions be deemed to result in a Material Adverse Effect).
Section 5.06 Litigation. Except for the Disclosed Matters, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.
Section 5.07 Use of Proceeds. The Borrowers (a) will use the proceeds of the Initial Term Loans to finance the Transactions, including to fund the Special Dividend, to pay the Transaction Costs (including paying any fees, commissions and expenses associated therewith), to fund cash on the balance sheet of the Parent Borrower and its Restricted Subsidiaries and, to the extent any proceeds remain after application of the foregoing, for working capital and for general corporate purposes of the Borrowers and their Restricted Subsidiaries and for any other purpose not prohibited by this Agreement (including the financing of capital expenditures, restricted payments, acquisitions and other Investments permitted hereunder); ~~and~~ (b) will use the proceeds of the Revolving Credit Loans to (i) fund the Transaction Costs

(including paying any fees, commissions and expenses associated therewith) and (ii) finance the working capital needs and for general corporate purposes of the Borrowers and their Restricted Subsidiaries and for any other purpose not prohibited by this Agreement (including the financing of capital expenditures, restricted payments, acquisitions and other Investments permitted hereunder). and (c) will use the proceeds of the 2026 Repricing Term Loans to (x) refinance all of the outstanding Initial Term Loans (the “2026 Refinancing”) and (y) at the option of the Parent Borrower, pay the fees, costs and expenses incurred in connection with the 2026 Refinancing and the arrangement, negotiation and documentation of the 2026 Repricing Amendment, this Agreement and the transactions contemplated hereby and thereby (the “2026 Refinancing Transaction Costs”), including the 2026 Repricing Term Commitments and the 2026 Repricing Term Loans (collectively, with the payment of the 2026 Refinancing Transaction Costs, the 2026 Refinancing, and the other transactions contemplated by the 2026 Repricing Amendment, the “2026 Refinancing Transactions”).
Section 5.08 Ownership of Property; Liens. Each Loan Party has valid title to, or leasehold or subleasehold interests in (or other valid right to use), all real property material to the conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any real property material for the conduct of the Borrowers’ business, taken as a whole. The property of the Loan Parties, taken as a whole, (a) is in good operating order, condition and repair (ordinary wear and tear and damage by casualty excepted) and (b) constitutes all the property which is required for the business and operations of the Loan Parties as presently conducted, in each case of the foregoing clauses (a) and (b), to the extent that it would not be reasonably likely to have a Material Adverse Effect.
Section 5.09 Environmental Compliance. Except for the Disclosed Matters and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)The Borrowers and the Restricted Subsidiaries and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrowers or the Restricted Subsidiaries are subject to any Environmental Liability.
(b)Each of the Borrowers and its Restricted Subsidiaries has obtained, or has applied in a timely manner for, all Environmental Permits required by or from a Governmental Authority under Environmental Law for the conduct of the businesses and operations of the Borrowers and the Restricted Subsidiaries as conducted on the date of this Agreement, and the ownership, operation and use of their property, under Environmental Law.
(c)All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated (during the period of such ownership or operation) or, to the knowledge of the Borrowers, formerly owned or operated by the Borrowers or any of the Restricted Subsidiaries or by any predecessors in interest of the Borrowers or the Restricted Subsidiaries, have been disposed of in a manner not reasonably expected to result in liability to the Borrowers or any of the Restricted Subsidiaries.
Section 5.10 Taxes. The Borrowers and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with and to the extent required by GAAP (or, with respect to any Non-U.S. Subsidiary, in conformity with generally accepted accounting principles that are applicable in its jurisdiction of organization) or (b) with respect to which the failure to make such filing or payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.11    Employee Benefits Plans.
(a)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(b)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Non-U.S. Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Non-U.S. Plan, none of the Loan Parties or any of their Subsidiaries or any of their respective directors, officers, employees or, to the knowledge of any Loan Party, agents has engaged in a transaction that would subject any Loan Party or any of its Subsidiaries, directly or indirectly, to any tax or civil penalty.
(c)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.
(d)(i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA and (v) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (v) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(e)(i) With respect to each Non-U.S. Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-U.S. Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Non-U.S. Plans and the present value of the aggregate accumulated benefit liabilities of all Non-U.S. Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Non-U.S. Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(e), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.12 Subsidiaries; Capital Stock. As of the Closing Date, there are no Unrestricted Subsidiaries, and all of the outstanding Capital Stock in each Restricted Subsidiary that is owned by a Loan Party or Grantor has been validly issued, is fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.
Section 5.13    Margin Regulations; Investment Company Act.
(a)Each of the Loan Parties is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in each case in violation of Regulations T, U or X of the FRB. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.
(b)None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.14 Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party or Grantor (other than financial estimates, financial forecasts, projected financial information, pro forma financial information and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry nature) to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when furnished and taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in light of the circumstances under which they were made, not materially misleading; provided that, with respect to the Projections, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that the Projections, by their nature, are inherently uncertain and are not a guarantee of financial performance and that actual results may vary from such Projections and that such variances may be material and that the Borrowers make no representation and warranty that such Projections will in fact be realized. As of the Closing Date, in relation to the Initial Term Loans incurred by the Borrowers on such date and, as of the 2026 Repricing Effective Date, in relation to the 2026 Repricing Term Loans, the information included in the Beneficial Ownership Certification, if applicable and to the extent delivered, is, to the knowledge of the Borrowers, true and correct in all respects.
Section 5.15 Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.16 Intellectual Property; Licenses, Etc. To the knowledge of the Borrowers, the Borrowers and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, inventions, trade secrets, formulas, proprietary information and know-how (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.17 Solvency. On the Closing Date, immediately after giving effect to the Transactions, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.18 Perfection, Etc. Subject to the Legal Reservations and Section 5.03, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein and (x) in the case of any Loan Party that is a Non-U.S. Subsidiary or in the case of any pledge of the Equity Interests of any Korean Subsidiary, subject to the Agreed Security Principles, and (y) subject to the other perfection requirements specifically set out in the Collateral Documents) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in the appropriate form are filed or registered, as applicable, in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and other applicable Perfection Requirements are completed and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in which a security interest may be perfected by the filing of such financing statements or by the taking of possession or control, in each case free and clear of any Liens other than Liens permitted hereunder.
Section 5.19    Sanctions Laws & Regulations.
(a)Each Borrower and each of their respective Subsidiaries are conducting their businesses in compliance in all material respects with applicable Sanctions Laws and Regulations. No Borrowing or Letter of Credit, or use of proceeds, will violate or result in the violation by any party hereto of any applicable Sanctions Laws and Regulations.
(b)None of (I) the Borrowers or any other Loan Party or any Grantor and (II) in any material respect, the Restricted Subsidiaries that are not Loan Parties or Grantors or any director, manager, officer, employee or, to the knowledge of the Borrowers, agent of the Borrowers or any of their respective Restricted Subsidiaries, in each case, (i) is a Sanctioned Person or (ii) is engaged in dealings in a Sanctioned Country or with a Sanctioned Person, in violation of Sanctions Laws and Regulations , and, in the case of directors, managers, officers, employees or agents of the Borrowers or any of their Restricted Subsidiaries, in their capacity as such.
Section 5.20 Anti-Corruption Laws. No part of the proceeds of any Loan or Letter of Credit will be used for any improper payments, directly or, to the knowledge of the Borrowers, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity for a Governmental Authority, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrowers (collectively, the “Anti-Corruption Laws”). The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, and the Borrowers, their Subsidiaries and their respective officers, directors and employees and, to the knowledge of the Borrowers, their respective agents, are in compliance in all respects with Anti-Corruption Laws.
Section 5.21    [Reserved].
Section 5.22 Insurance. The properties of each Borrower and each other Loan Party are insured with insurance companies that such Loan Party believes are financially sound and reputable and are not Affiliates of such Loan Party, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of such Loan Party’s officers.
ARTICLE VI
AFFIRMATIVE COVENANTS
On and after the Closing Date until the Date of Full Satisfaction, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:
Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)within ninety (90) days after the end of each fiscal year of the Parent Borrower (or, if later, within two (2) Business Days after the last day of any extension or deferral period permitted by the SEC from time to time for the filing of annual reports on Form 10-K or on any applicable equivalent form), starting with the fiscal year December 31, 2025, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent public accountant of recognized national standing, which report and opinion shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph limiting the scope of such audit (other than any such qualification, exception or explanatory paragraph that is with respect to, or resulting from, (i) an upcoming maturity date under the Facilities or other Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (iv) any emphasis of matter);
(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower thereafter (or, in the case of the first fiscal quarter of the Parent Borrower ending after the Closing Date that is not the fourth fiscal quarter, sixty (60) days after the end of such first fiscal quarter) (or, in each case, if later, within two (2) Business Days after the last day of any extension or deferral period permitted by the SEC from time to time for the filing of quarterly reports on Form 10-Q or on any applicable equivalent form), a condensed consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, calculations reflecting the adjustments necessary to eliminate the financial results of Unrestricted Subsidiaries (if any) from such consolidated financial statements (other than with respect to immaterial adjustments or eliminations due to Unrestricted Subsidiaries with de-minimis assets (taken as a whole)).
Notwithstanding the foregoing:
(i)(A) in the event that the Parent Borrower delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such qualification, exception or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) and (B) in the event that the Parent Borrower delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such clause (b), and
(ii)any financial statements required to be delivered pursuant to Section 6.01(a) and 6.01(b) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transactions permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.
Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(a)[reserved];
(b)no later than five (5) days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b), or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email, in which case, such delivery shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)promptly after the same are available, copies of all reports on Form 8-K, Form S-3 and Form S-4 (or any other forms that may be substituted therefor) which the Parent Borrower may file or be required to file with the SEC or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(d)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request, subject, in all respects to any confidentiality and/or legal privilege, including any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(b) or (c) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Parent Borrower’s behalf on the Platform or another internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent, including the Parent Borrower’s principal website address and the website of the SEC at http://www.sec.gov (or, in each case, any sub-domain thereof)); provided that the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent. The Administrative Agent shall have no responsibility to monitor compliance by the Borrowers, and each Lender shall be solely responsible for timely accessing posted documents.
The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who wish only to receive information that (i) is publicly available or (ii) is not material with respect to the Borrowers or their respective securities for purposes of applicable foreign, United States federal and state securities laws with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities (as determined by the Parent Borrower in good faith) (such information, “Public Side Information”). The Parent Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” or “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC”, the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as only containing Public Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) any Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b), Compliance Certificates delivered pursuant to Section 6.02(b) (other than any such portion of a Compliance Certificate that may contain material non-public information, which information shall be redacted in the version posted to Public Side Lenders) and the list of Disqualified Institutions shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”
Section 6.03 Notices. Promptly, after a Responsible Officer of any Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Default; provided that any Default for failure to provide a timely notice pursuant to this Section 6.03 shall be cured by delivery of such notice;
(b)[reserved];
(c)of the institution of any material litigation not previously disclosed by any Borrower to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined, be reasonably expected to have a Material Adverse Effect; and
(d)of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party or any Grantor or any ERISA Affiliate as a result thereof that would be reasonably expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto.
Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP (or, with respect to any Non-U.S. Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization) are being maintained by a Borrower or such Restricted Subsidiary; except to the extent the failure to pay, discharge or satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 6.05    Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder; provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, any Borrower or Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that such Borrower or Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable; provided, further, that nothing in this Section 6.05 shall prohibit any transaction permitted under Section 7.03 or 7.04.

Section 6.06    Maintenance of Properties; Ownership of Material Intellectual Property.
(a)Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted; provided that the foregoing shall not prohibit any transaction permitted under Section 7.04.
(b)Material Intellectual Property owned by a Loan Party as of the Spin-Off Date (or, if later, at the time such Person becomes a Loan Party pursuant to Sections 1.15 , 4.01 or 6.12) shall at all times be owned solely by the Loan Parties; provided that Material Intellectual Property may be transferred, exclusively licensed or otherwise Disposed of to (or owned by) a Restricted Subsidiary that is not a Loan Party in the ordinary course of business or consistent with past practice in support of the business operation of the Parent Borrower and its Restricted Subsidiaries and not in furtherance of any third-party financing substantially contemporaneously incurred and secured by such Material Intellectual Property so transferred, exclusively licensed or Disposed.
Section 6.07    Maintenance of Insurance. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Parent Borrower believes (in the good faith judgment of the management of the Parent Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Parent Borrower believes (in the good faith judgment of management of the Parent Borrower) is reasonable and prudent in light of the size and nature of its business) with such deductibles and covering such risks as are prudent in the reasonable business judgment of management of the Parent Borrower; provided that, notwithstanding the foregoing, in no event shall the Parent Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Subject to Section 6.16, the Borrowers shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to U.S. general liability policies (which, for the avoidance of doubt, shall not include any directors and officers policies, workers compensation, business interruption policies or cyber policies) maintained by the Borrowers and each Subsidiary Guarantor, and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee and mortgagee with respect to the U.S. general property insurance maintained by the Borrowers and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing and either the Administrative Agent shall have exercised its rights pursuant to Section 8.02 or is deemed to automatically have exercised its rights pursuant to Section 8.02, (a) all proceeds from insurance policies shall be paid to the Borrowers or the applicable Subsidiary Guarantor, (b) to the extent any Agent receives any proceeds, such Agent shall promptly turn over to the Borrowers any amounts received by it as an additional insured or loss payee under any insurance maintained by the Borrowers and their Subsidiaries, and (c) each Agent agrees that the Borrowers and/or their applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.        Notwithstanding anything to the contrary herein, with respect to Non-U.S. Subsidiaries and Collateral located outside of the United States, the requirements of this Section 6.07 shall be deemed satisfied if the Parent Borrower obtains insurance policies that are customary and appropriate for the applicable jurisdiction and for the avoidance of doubt there shall be no obligation to ensure that the Collateral Agent or the Secured Parties are named as an additional insured or named as loss payee, or to deliver any certificates or endorsements with respect to any such policies.
Section 6.08 Compliance with Laws. Comply with the requirements of all applicable Laws (including ERISA and the PATRIOT Act, Anti-Corruption Laws and Sanctions Laws and Regulations) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP in respect of all financial transactions and matters involving the assets and business of the Borrowers or, if applicable, the Parent Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Non-U.S. Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
Section 6.10 Inspection Rights. Permit representatives of the Administrative Agent to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which such Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers and officers, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours, upon reasonable advance written notice to the Borrowers; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (b) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year and (c) such exercise shall be at the Borrowers’ expense; provided, further, that when an Event of Default has occurred and is continuing, the Administrative Agent (or any of its respective representatives) may do any of the foregoing at the expense of the Borrowers at any time and from time to time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrowers nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 6.11 Use of Proceeds. The Borrowers will use the Letters of Credit and the proceeds of the Loans only as provided in Sections 5.07, 5.13(a), 5.19 and 5.20.
Section 6.12 Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition (including, without limitation, upon the formation of any Subsidiary that is a Divided LLC) of any new Wholly Owned Subsidiary by any Loan Party or new Korean Subsidiary by any Grantor (provided that each of (x) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (y) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property) by any Loan Party or any Equity Interest in a Korean Subsidiary (other than Excluded Property) by any Loan Party or Grantor (including any Restricted Subsidiary that becomes a Grantor as a result of acquiring such Equity Interests) which property or Equity Interest, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrowers shall, at the Borrowers’ expense but, in each case, subject to the Perfection Exceptions, the terms and conditions of the Collateral

Documents (including any deadlines therein) and, in the case of any Loan Party that is a Non-U.S. Subsidiary or any Equity Interest in a Korean Subsidiary, the Agreed Security Principles:
(a)in connection with the formation or acquisition of a Subsidiary, within 120 days after such formation or acquisition or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion, (i) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents (or, as applicable, execute and deliver new Collateral Documents) and
(ii) to the extent applicable and not already so delivered (including with respect to Equity Interest in any Korean Subsidiary required to be pledged hereunder), deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) (other than any Unrestricted Subsidiary) held by the applicable Loan Party or Grantor accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the applicable Security Agreement (or, as applicable, new Collateral Documents); provided that any Excluded Property shall not be required to be pledged as Collateral,
(b)within 120 days after the acquisition of any such property (including, for the avoidance of doubt, by way of formation or acquisition of a Subsidiary) (or, in each case, such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each Loan Party or Grantor (solely to the extent required to pledge any Equity Interests in a Korean Subsidiary and including any Restricted Subsidiary that becomes a Grantor as a result of acquiring such Equity Interests) to duly execute and deliver (subject, in the case of any Loan Party that is a Non-U.S. Subsidiary or the pledge of Equity Interests in any Korean Subsidiary, to the Agreed Security Principles) to the Collateral Agent one or more Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the applicable Security Agreement, the Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all the Secured Obligations of the applicable Loan Party or such Grantor, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,
(c)[reserved],
(d)within 120 days after the reasonable request of the Collateral Agent (or such longer period as the Collateral Agent may agree in its reasonable discretion) deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties or, if applicable, counsel for the pledged Korean Subsidiaries (or the Collateral Agent, as applicable) reasonably acceptable to the Collateral Agent (provided that no opinions with respect to laws of any jurisdiction that is not a Covered Jurisdiction shall be required), and
(e)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements, in each case, with respect to guaranteeing and/or securing Obligations consistent with the terms hereof, in each case subject to the

Perfection Exceptions and, in the case of any Loan Party that is a Non-U.S. Subsidiary or any pledge of the Equity Interests in a Korean Subsidiary, the Agreed Security Principles.
Notwithstanding anything to the contrary herein, the Borrower Representative may elect to cause any Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to provide a Guarantee of the Obligations by causing such Restricted Subsidiary to execute a joinder to the Guaranty and each applicable Collateral Document in substantially the form attached as an exhibit thereto, and any such Restricted Subsidiary shall be a Loan Party and Subsidiary Guarantor for all purposes hereunder; provided that (i) the jurisdiction of incorporation of any Non-U.S. Subsidiary shall be reasonably satisfactory to the Administrative Agent in light of legal permissibility and the policies and procedures of the Administrative Agent and the Lenders for similarly situated companies (as reasonably determined by the Administrative Agent) and (ii) any subsequent release of any such Restricted Subsidiary from its obligations as a Guarantor on the basis of such Restricted Subsidiary being an Excluded Subsidiary shall be subject to such Restricted Subsidiary having capacity to Incur then-existing Indebtedness and Liens of such Restricted Subsidiary once it is no longer a Guarantor (as determined at the time of such release). Notwithstanding anything to the contrary herein, the Administrative Agent may make exceptions and waive compliance with any requirement under this Section 6.12 if and to the extent the Borrowers and the Administrative Agent reasonably agree that the cost associated with such compliance would be excessive in relation to the value afforded thereby to the Secured Parties.
Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Borrower or any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12, (a) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents.
Section 6.15 Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) the following: (a) a public corporate family rating of the Parent Borrower and a rating of the outstanding Term Facilities, in each case from Moody’s and (b) a public corporate credit rating of the Parent Borrower and a rating of the outstanding Term Facilities, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Parent Borrower of customary rating agency fees and cooperation with customary information and data requests by Moody’s and S&P, as applicable, in connection with their ratings process).
Section 6.16 Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as set forth on Schedule 6.16 hereto.
ARTICLE VII
NEGATIVE COVENANTS
From and after the Closing Date until the Date of Full Satisfaction, the Borrowers shall not, nor shall they permit any other Restricted Subsidiary to, directly or indirectly:
Section 7.01 Indebtedness.
(a)Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and the Parent Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Parent Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case so long as (i) the Maximum Leverage Requirement is satisfied for the Parent Borrower and its Restricted Subsidiaries as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued and (ii) such additional Indebtedness, such Disqualified Stock or Preferred Stock, to the extent Incurred by a Loan Party and for the avoidance of doubt subject to clause (B) of the following proviso, satisfies the requirements set forth in Section 2.15(b)(i) through (vii) as if the references therein to “Incremental Equivalent Debt” were to such additional Indebtedness, Disqualified Stock or Preferred Stock (any such Indebtedness, Disqualified Stock or Preferred Stock collectively, “Ratio Debt”); provided that the aggregate principal amount of Ratio Debt and Acquisition Ratio Debt that either (A) is Incurred by Restricted Subsidiaries that are not Loan Parties, or (B) does not satisfy the requirements set forth in Section 2.15(b)(i) and (ii), together with the aggregate principal amount of Indebtedness Incurred under clause (t) of the definition of “Permitted Debt”, shall not exceed in the aggregate the greater of (x) $650,000,000 and (y) 50% of the EBITDA Grower Amount (the “Non-Guarantor Debt Sublimit”) at
any one time outstanding.
The foregoing limitations will not apply to (collectively, “Permitted Debt”):
(a)(x) Indebtedness arising under the Loan Documents, including any refinancing thereof in accordance with Section 2.18, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by Incremental Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);
(b)Indebtedness Incurred by the Parent Borrower or any of its Restricted Subsidiaries in connection with any Sale/Leaseback Transactions not to exceed the greater of (x) $360,000,000 and (y) 27.5% of the EBITDA Grower Amount (the “Sale/Leaseback Basket”); provided that, for the avoidance of doubt, any Sale/Leaseback Transactions not made in reliance of the Sale/Leaseback Basket shall be permitted subject to the terms of Section 2.05(b)(ii) and Section 7.04, in each case without giving effect to (i) the application of sections (B) or (C) in the proviso to Section 2.05(b)(ii) and (ii) any reinvestment rights pursuant to Section 7.04(b);

(c)Indebtedness and Disqualified Stock of the Parent Borrower and its Restricted Subsidiaries and Preferred Stock of the Restricted Subsidiaries existing on the Closing Date (excluding Indebtedness described in clause (a) above) and, to the extent in an outstanding individual principal amount in excess of $15,000,000, listed on Schedule 7.01 and, for the avoidance of doubt, all Capitalized Lease Obligations existing on the Closing Date (whether or not listed on Schedule 7.01) and Permitted Refinancings thereof;
(d)Indebtedness (including Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Parent Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Parent Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of the Parent Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Parent Borrower or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d), not to exceed the greater of (x) $360,000,000 and (y) 27.5% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (d) or any portion thereof, any Refinancing Expenses; provided that Capitalized Lease Obligations Incurred by Parent Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are applied in accordance with the proviso of clause (b) of the definition of “Permitted Debt” (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (d) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Parent Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Parent Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(e)Indebtedness Incurred or Disqualified Stock issued by the Parent Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit (including trade letters of credit) or bank guarantees or similar instruments issued in the ordinary course of business or consistent with past practice, including (i) guarantees or obligations with respect to letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business or consistent with past practice;

(f)Incurrence of Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of the Parent Borrower or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations or from guaranties, surety bonds, bid bonds or performance bonds securing the performance of the Parent Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in each case, Incurred in connection with the Transactions or with the acquisition or disposition of any business, assets or a Subsidiary of the Parent Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(g)[reserved];
(h)secured Indebtedness, in an aggregate principal amount not to exceed the greater of (x) $130,000,000 and (y) 10% of the EBITDA Grower Amount at any one time outstanding, so long as such Indebtedness is secured by a Lien on assets that do not constitute Collateral and Permitted Refinancings thereof;
(i)Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or the Parent Borrower owing to the Parent Borrower or another Restricted Subsidiary; provided that (x)(i) if the Parent Borrower or a Loan Party Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Loan Party, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Parent Borrower’s Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Subordination Agreement and (ii) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Parent Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (i) and (y) Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party under this clause (i) shall be subject to, and shall comply with, the proviso set forth in clause (2) of the definition of “Permitted Investments” or Section 7.05(b)(xxi);
(j)Swap Contracts and Cash Management Services Incurred (including in connection with any Qualified Receivables Financing), other than for speculative purposes;
(k)obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Parent Borrower or any Restricted Subsidiary;
(l)Indebtedness or Disqualified Stock of the Parent Borrower or any of its Restricted Subsidiaries and Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of (x) $650,000,000 and (y) 50% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (l) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (l) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (l) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Parent Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Parent Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(m)any guarantee by the Parent Borrower or a Restricted Subsidiary of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of the Parent Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by the Parent Borrower or such Restricted Subsidiary, and in the case of a guarantee by a Loan Party, any related Investment, is permitted under the terms of this Agreement;
(n)the Incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause (b), clause (c), clause (d), clause (l), this clause (n), clause (o), clause (r), clause (t), clause (cc), clause (dd), clause (gg) or clause (mm) of this Section 7.01 (provided that any amounts incurred under this clause (n) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to any of the foregoing clauses shall reduce the amount available under such clauses so long as such Refinancing Indebtedness remains outstanding or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock), plus any Refinancing Expenses and any committed or undrawn amounts with respect to such Indebtedness, Disqualified Stock or Preferred Stock (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:
(A)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which (1) in the case of bridge loans or Extendable Bridge Loans/Interim Debt, will be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and (2) will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control (or, with respect to convertible notes, fundamental change offers), asset sale or event of loss and customary acceleration rights after an event of default and, with respect to convertible notes, pursuant to settlements upon conversion);
(B)has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which (1) in the case of bridge loans or Extendable Bridge Loans/Interim Debt, will be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and (2) will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);
(C)to the extent that such Refinancing Indebtedness refinances (1) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;
(D)shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Borrower or a Guarantor, or (y) Indebtedness or Disqualified Stock of a Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and
(E)to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;
provided that subclauses (A) and (B) will not apply to any refunding or refinancing of any secured Indebtedness other than Ratio Debt, Acquisition Ratio Debt or any successive Refinancing Indebtedness in each case thereof or Indebtedness otherwise secured by assets constituting Collateral;
(o)(1) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Parent Borrower or any of its Restricted Subsidiaries Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person and (y) of any Person that is acquired by the Parent Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Parent Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement and (2) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business (including Capital Stock) or Person or any similar Investment (any such Indebtedness, Disqualified Stock or Preferred Stock collectively, “Acquisition Ratio Debt”), in each case so long as (i) after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, the Maximum Leverage Requirement is satisfied for the Parent Borrower and its Restricted Subsidiaries as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued and (ii) such additional Indebtedness, Disqualified Stock or Preferred Stock, to the extent Incurred by a Loan Party, complies with the requirements set forth in Section 2.15(b)(i) through (vii) as if the references therein to Incremental Equivalent Debt were to such additional Indebtedness, Disqualified Stock or Preferred Stock; provided that the aggregate principal amount of Acquisition Ratio Debt and Ratio Debt either (A) Incurred by Restricted Subsidiaries that are not Loan Parties or (B) that does not satisfy the requirements set forth in Section 2.15(b)(i) and (ii), together with the aggregate principal amount of Indebtedness Incurred under clause (t) of the definition of “Permitted Debt”, shall not exceed in the aggregate the Non-Guarantor Debt Sublimit;
(p)Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q)Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(r)Contribution Indebtedness;
(s)Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or any Restricted Subsidiary consisting of (x) installment insurance premiums, (y) the financing of insurance premiums or (z) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;
(t)Indebtedness, Disqualified Stock or Preferred Stock of Non-Loan Parties in an aggregate principal amount or liquidation preference, as applicable, not to exceed, together with the aggregate principal amount of Ratio Debt and Acquisition Ratio Debt that is either (i) Incurred by Restricted Subsidiaries that are not Loan Parties or (ii) that does not satisfy the requirements set forth in Sections 2.15(b)(i) and (ii), in the aggregate, the greater of the Non-Guarantor Debt Sublimit, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (t) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (t) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (t) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such Non-Loan Party could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent such Non-Loan Party is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(u)Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to the Parent Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;
(v)Indebtedness Incurred or Disqualified Stock or Preferred Stock issued in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to Parent Borrower or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”;
(w)Indebtedness owed or Disqualified Stock or Preferred Stock issued on a short-term basis to banks and other financial institutions in the ordinary course of business of the Parent Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with (x) Supply Chain Finance or (y) ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Parent Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x)Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Parent Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent Borrower to the extent permitted under Section 7.05;
(y)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(z)Indebtedness Incurred or Disqualified Stock issued by the Parent Borrower or a Restricted Subsidiary or Preferred Stock issued by any of the Parent Borrower’s Restricted Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;
(aa)    [reserved];
(bb) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Parent Borrower or a Restricted Subsidiary as a result of leases entered into by the Parent Borrower or such Restricted Subsidiary in the ordinary course of business;
(cc) the incurrence by the Parent Borrower or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf, or representing guarantees of Indebtedness incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (cc) does not at any one time outstanding exceed the greater of (x) $195,000,000 and (y) 15% of the EBITDA Grower Amount at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (cc) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (cc) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (cc) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Parent Borrower or such Restricted Subsidiary could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Parent Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(dd) Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $360,000,000 and (y) 27.5% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (dd) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause

(dd) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (dd) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Parent Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Parent Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(ee) Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of the Parent Borrower or any Restricted Subsidiary under deferred compensation, severance, pension, and health and welfare retirement benefits or other similar arrangements of the Borrower Parties incurred or established by such Person in the exercise of the Parent Borrower’s reasonable business judgment or existing on the Closing Date;
(ff) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(gg)    the Senior Notes and any Permitted Refinancing thereof;
(hh) unsecured Indebtedness among the Borrower Parties Incurred in connection with Permitted Restructuring Transactions;
(ii)    reimbursement obligations of the Borrower Parties with respect to cash management arrangements referred to in clause (49) of the definition of Permitted Liens;
(jj) unsecured Indebtedness arising out of judgments not constituting an Event of Default;
(kk) Indebtedness under any bilateral letter of credit facility in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;
(ll) Guarantees of Indebtedness of employees, directors, officers, managers, consultants or independent contractors permitted by clause (7) of the definition of Permitted Investments; and
(mm) Indebtedness Incurred outside of this Agreement consisting of letters of credit, bank guarantees and foreign lines of credit in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $360,000,000 and (y) 27.5% of the EBITDA Grower Amount, at any one time outstanding.
Notwithstanding anything to the contrary, any Indebtedness, Disqualified Stock or Preferred Stock of a Loan Party owing to a Non-Loan Party shall be subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement.
(b)For purposes of determining compliance with this Section 7.01, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Parent Borrower shall, in its sole discretion, at the time of incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.01; provided that (i) all Indebtedness under this Agreement incurred on the Closing Date shall be deemed to have been Incurred pursuant to clause (a) of the definition of “Permitted Debt” and the Parent Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred on the Closing Date pursuant to clause

(a) of the definition of “Permitted Debt” and (ii) in the event that the Parent Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt or Acquisition Ratio Debt or as having been incurred in reliance on any Ratio-Based Incremental Facility test and in part pursuant to one or more other clauses of Section 7.01, Consolidated Funded Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of Section 7.01, and shall not give effect to any discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Funded Indebtedness on such date of determination that otherwise would be included in Consolidated Funded Indebtedness. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.
(c)For purposes of determining compliance with this Section 7.01, reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions in respect of any Indebtedness that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall only be deemed for purposes of this Section 7.01 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent reborrowing thereof; provided that any such repaid amounts shall continue to be considered outstanding for all purposes under this Agreement until termination of such cash sweep arrangement.
(d)For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount or liquidation preference, as applicable of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus any Refinancing Expenses).
(e)The principal amount or liquidation preference, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.
Section 7.02 Limitations on Liens. Create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Parent Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness, except:
(a)in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and
(b)in the case of any other asset, right or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien;
provided, that notwithstanding anything else to the contrary herein or in any other Loan Document, no Loan Party may create, incur, assume or suffer to exist any Subject Lien (other than Permitted Liens within the meaning of clauses (1), (2), (3) and, solely to the extent not in connection with any transaction for borrowed money and not for a primary purpose of circumventing this proviso, (19) of that definition) on any intellectual property registered in Japan that is owned by any Guarantor organized or formed in Japan.
Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b)(i) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.
Section 7.03 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e) below) so long as no Event of Default would result therefrom:
(a)any Person may merge, amalgamate or consolidate with (i) any Borrower (including a merger, the purpose of which is to reorganize any Borrower into a new jurisdiction); provided that (A) such surviving Borrower shall (x) in the case of the Parent Borrower, be the Parent Borrower, (y) in the case of any Subsidiary Borrower that is a U.S. Subsidiary, be a corporation (or entity classified and treated as an association taxable as a corporation for U.S. federal income tax purposes), or a disregarded subsidiary of such a corporation (or other entity), organized under the laws of the United States, any state thereof or the District of Columbia and the applicable Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of such Borrower pursuant to documents reasonably acceptable to the Administrative Agent and (z) in the case of any Subsidiary Borrower that is a Non-U.S. Subsidiary, be an entity organized under the laws of the jurisdiction of such Subsidiary or other jurisdiction reasonably acceptable to the Administrative Agent and each applicable Lender and the applicable Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of such Borrower and (B) the surviving person shall provide any documentation and other information about such person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the PATRIOT Act, or (ii) other than with respect to any merger, amalgamation or consolidation of any Borrower, any one or more Restricted Subsidiaries; provided that (x) any U.S. Loan Party or Grantor that is not a FSHCO may not merge with any

Controlled Foreign Subsidiary or FSHCO that is not a Loan Party or Grantor, as applicable, if such U.S. Loan Party or Grantor (but only to the extent the validity, perfection and priority of the Liens on the Collateral pledged by such Grantor securing the Obligations is not adversely affected thereby), as applicable, will not be the continuing or surviving Person and (y) when any Guarantor is merging with a Person that is not a Loan Party (1) the Guarantor shall be the continuing or surviving Person or (2) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or Disposition, as elected by Parent Borrower, and such Investment must be an Investment permitted hereunder or such Disposition must be a Disposition permitted hereunder;
(b)(i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party; provided, that any Grantor shall only merge, amalgamate or consolidate with or into a Loan Party or (if the validity, perfection and priority of the Liens on the Collateral pledged by such Grantor securing the Obligations is not adversely affected thereby) another Grantor, (ii) any Restricted Subsidiary that is not a Borrower may liquidate or dissolve (provided, that (x) any Loan Party shall only liquidate or dissolve into another Loan Party and (y) any Grantor shall only liquidate or dissolve into a Loan Party or (if the validity, perfection and priority of the Liens on the Collateral pledged by such Grantor securing the Obligations is not adversely affected thereby) another Grantor) and (iii) any Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens on the Collateral securing the Obligations is not adversely affected thereby) change its legal form;
(c)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction (x) is a Loan Party, then (i) the transferee must be a Loan Party or an entity that expressly assumes all the obligations of such transferor under this Agreement and (ii) to the extent constituting an Investment, such Investment must be an Investment permitted hereunder or (y) is a Grantor Disposing of Equity Interests in a Korean Subsidiary pledged as Collateral, then (i) the transferee must be a Loan Party or an entity that expressly assumes all the obligations of such transferor under this Agreement and (ii) to the extent constituting an Investment, such Investment must be an Investment permitted hereunder; provided, further, that the Borrowers may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any U.S. Loan Party or a Guarantor in the same jurisdiction as the disposing party or in another jurisdiction reasonably acceptable to the Administrative Agent;
(d)any Restricted Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect an Investment permitted hereunder; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be an Investment permitted hereunder and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;
(e)the Parent Borrower and the Restricted Subsidiaries may consummate the Spin-off Transactions and the other Transactions;
(f)any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition not prohibited pursuant to Section 7.04;
(g)any Permitted Investment or any transactions permitted pursuant to Sections 7.02 and
7.05 may be structured as a merger, consolidation or amalgamation; and
(h)the Parent Borrower and the Restricted Subsidiaries may consummate Permitted Restructuring Transactions.

Section 7.04    Asset Sales.
(a)Cause or make an Asset Sale, unless:
(i)the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;
(ii)no Event of Default shall have occurred or be continuing or result therefrom; and
(iii)except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Parent Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided that the amount of:
(A)any liabilities (as shown on the Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Parent Borrower) of the Parent Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations or are otherwise extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Parent Borrower or such Restricted Subsidiary, as the case may be, from further liability;
(B)any notes or other obligations or other securities or assets received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and
(C)any Designated Non-Cash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (C) that is at that time outstanding, not to exceed the greater of (x) $455,000,000 and (y) 35% of the EBITDA Grower Amount, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
shall each be deemed to be Cash Equivalents for the purposes of this clause (ii).
(b)Within 455 days after the Parent Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale made pursuant to Section 7.04(a) or any Casualty Event, the Parent

Borrower or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from such Asset Sale or Casualty Event, at its option and subject to Section 2.05(b)(ii):
(i)to prepay Term Loans and, to the extent expressly permitted under Section 2.05(b)(ii)(A), other Permitted Debt that is secured by Collateral on a pari passu basis with the Liens securing the Obligations;
(ii)to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business;
(iii)to be used in the business operations of the Borrower Parties;
(iv)to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale or Casualty Event; or
(v)any combination of the foregoing;
provided that the Parent Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (ii), (iii) or (iv) of this Section 7.04(b) if and to the extent that, within 455 days after the Asset Sale that generated the Net Cash Proceeds, the Parent Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clause (ii), (iii) or (iv) of this Section 7.04(b), and that investment is thereafter completed within 180 days after the end of such 455-day period;
(c)Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, the Parent Borrower or such Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.
(d)Notwithstanding anything in this Section 7.04 to the contrary or in any other Loan Document to the contrary, no Loan Party shall be permitted to transfer, exclusively license or otherwise Dispose of, directly or indirectly, (i) any Material Intellectual Property constituting Collateral to any Restricted Subsidiary that is not a Loan Party or (ii) any Material Intellectual Property to any Unrestricted Subsidiary under this Section 7.04 other than (x) non-exclusive licenses, sublicenses or cross-licenses or other similar intercompany disclosures of intellectual property, other IP Rights or other general intangibles or (y) to any Restricted Subsidiary that is not a Loan Party in the ordinary course of business or consistent with past practice in support of the business operation of the Parent Borrower and its Restricted Subsidiaries and not in furtherance of any third-party financing substantially contemporaneously incurred and secured by such Material Intellectual Property so transferred, exclusively licensed or Disposed of.
Section 7.05    Restricted Payments.
(a)Directly or indirectly:
(1)declare or pay any dividend or make any payment or distribution on account of the Parent Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving any

Borrower (other than (A) dividends or distributions by the Parent Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Parent Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, a Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(2)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent Borrower, including in connection with any merger, amalgamation or consolidation;
(3)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of any Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (x) Subordinated Indebtedness of any Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement or (y) intercompany Indebtedness among the Borrower Parties, except to the extent such Indebtedness constitutes Subordinated Indebtedness of a Loan Party owed to a Restricted Subsidiary that is not a Loan Party); or
(4)make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, (x)(I) with respect to any Restricted Payment under the foregoing clauses (1) through (3), no Event of Default shall have occurred and be continuing or would result as a consequence thereof, and (II) with respect to any Restricted Investment, no Event of Default under Section 8.01(a) or (in each case, solely with respect to the Borrowers) Section 8.01(f) or (g) shall have occurred and be continuing or would result as a consequence thereof, and (y) at the time of such Restricted Payment, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries after the Closing Date in reliance on this paragraph (including Restricted Payments permitted by Section 7.05(b)(i) in reliance on this paragraph, but excluding all other Restricted Payments permitted by Section 7.05(b)), is less than the sum of, without duplication (such sum of clauses (i) through (viii) below, the “Available Amount”),
(i)(A) the greater of $650,000,000 and 50% of the EBITDA Grower Amount plus (B) 100% of the Cumulative Retained Excess Cash Flow Amount of the Parent Borrower for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs to the end of the Parent Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, in the case that such Cumulative Retained Excess Cash Flow Amount, for such period is a deficit, $0, plus
(ii)100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Parent Borrower after the Closing Date from the issue or sale of Equity Interests of the Parent Borrower (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus
(iii)[reserved], plus

(iv)the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of the Parent Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Parent Borrower or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Parent Borrower (other than Excluded Equity), plus
(v)100% of the aggregate amount received by the Parent Borrower or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than (x) cash and (y) proceeds from any Asset Sale under clause (d) of the definition thereof) received by the Parent Borrower or any Restricted Subsidiary (less any amounts distributed as Leverage Excess Proceeds) from:
(A)the sale or other disposition (other than to the Parent Borrower or a Restricted Subsidiary of the Parent Borrower) of Restricted Investments made by the Parent Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Parent Borrower and its Restricted Subsidiaries by any Person (other than the Parent Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments, in each case made after the Closing Date,
(B)the sale (other than to the Parent Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Parent Borrower or any Restricted Subsidiary)) of the Capital Stock of an Unrestricted Subsidiary or any minority Investment, or
(C)any cash distribution or dividend from an Unrestricted Subsidiary from earned income, a Restricted Investment or a minority Investment, plus
(vi)any proceeds of sale, interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments, plus
(vii)in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the Parent Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 7.05(b)(x) or (xix) or constituted a Permitted Investment, plus
(viii)the cumulative amount of the Declined Amounts since the Closing Date, plus
(ix)Leverage Excess Proceeds described in clause (a) of the definition of “Leverage Excess Proceeds”.
(b)Section 7.05 will not prohibit:

(i)the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(ii)(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Parent Borrower, or Subordinated Indebtedness of the Parent Borrower or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Parent Borrower or contributions to the equity capital of the Parent Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);
(B)the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Parent Borrower or to an employee stock ownership plan or any trust established by the Parent Borrower or any of its Restricted Subsidiaries) of Refunding Capital Stock; and
(C)if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Parent Borrower) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);
(iii)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Parent Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof, any Permitted Refinancing thereof or any other Indebtedness permitted to be incurred under Section 7.01;
(iv)the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Parent Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Parent Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Parent Borrower or any Subsidiary of the Parent Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (iv), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement or upon the death, disability, retirement or termination of employment or service of such Person; provided, however, that the aggregate amounts paid under this clause (iv) shall not exceed the greater of (x) $120,000,000 and (y) 9% of the EBITDA Grower Amount in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)the cash proceeds received by the Parent Borrower from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Parent Borrower (to the extent contributed to the Parent Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Parent Borrower or its Restricted Subsidiaries that occurs on or after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the Available Amount; plus
(B)the cash proceeds of key man life insurance policies received by the Parent Borrower or its Restricted Subsidiaries after the Closing Date; plus
(C)the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Parent Borrower or its Restricted Subsidiaries that are foregone in return for the receipt of Equity Interests; less
(D)the amount of cash proceeds described in clause (A), (B) or (C) of this clause (iv) previously used to make Restricted Payments pursuant to this clause (iv); (provided that the Parent Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year);
provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Parent Borrower or any of its Restricted Subsidiaries, in connection with a repurchase of Equity Interests of the Parent Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;
(v)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Parent Borrower or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section 7.01;
(vi)the declaration and payment of dividends or distributions by Restricted Subsidiaries to Persons that own Equity Interests in such Subsidiaries; provided that in the case of a dividend or other distribution by a non-Wholly Owned Restricted Subsidiary, such dividends or distributions shall be made ratably with respect to their Equity Interests;
(vii)any Restricted Payments made in connection with the consummation of the Transactions, including any dividends, payments or loans made to the Parent Borrower to enable it to make any such payments;
(viii)in connection with any public offering of Equity Interests, Restricted Payments in an aggregate amount of the sum of (x) up to 7.0% per annum of the cash proceeds net of underwriting fees received by the Parent Borrower from any public offering of Equity Interests or contributed to the Parent Borrower from any public offering of Equity Interests, other than public offerings with respect to the Parent Borrower’s common Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting Excluded Contributions or with respect to Disqualified Stock for which Restricted Payments are permitted pursuant to clause (v) of this Section 7.05(b) plus (y) 7.0% per annum of the market capitalization of the Parent Borrower, with unused amounts in any calendar year being permitted to be carried over to the next succeeding calendar year; provided that Restricted Payments made under this Section 7.05(b)(viii)(y) shall be applied first, to amounts carried over from the prior calendar year, if any and second, to all other amounts available under this Section 7.05(b)(viii)(y);
(ix)Restricted Payments that are made with Excluded Contributions;
(x)Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (x) not to exceed the greater of (x) $555,000,000 and (y) 42.5% of the EBITDA Grower Amount, so long as no Event of Default shall have occurred and be continuing or would result therefrom;
(xi)the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness (A) existing at the time a Person becomes a Subsidiary or (B) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in contemplation of, such Person becoming a Subsidiary or such acquisition;
(xii)the Special Dividend and any other Restricted Payments in connection with the Spin-off Transactions;
(xiii)the Parent Borrower and any Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock incentive plans or other employee benefit plans for future, present or former directors, officers, employees, managers, consultants or independent contractors of the Parent Borrower and its Subsidiaries, in each case in the ordinary course of business;
(xiv)(A) redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur upon exercise of stock options, warrants, purchase or conversion options or similar rights if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options or warrants or similar rights, (B) payments made or expected to be made by the Parent Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Parent Borrower or any Subsidiary of the Parent Borrower (or their respective Affiliates, estates, heirs, family members, spouses or former spouses or permitted transferees) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (C) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Parent Borrower or any Subsidiary of the Parent Borrower in connection with such Person’s purchase of Equity Interests of the Parent Borrower; provided that no cash is actually advanced pursuant to this clause (C) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(xv)purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(xvi)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;
(xvii)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary by, Unrestricted

Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);
(xviii)the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Parent Borrower;
(xix)Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xix) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $360,000,000 and 27.5% of the EBITDA Grower Amount (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(xx)Permitted Restructuring Transactions;
(xxi)any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, (x) the Parent Borrower’s Consolidated Total Net Leverage Ratio does not exceed 3.00:1.00 and (y) no Event of Default shall have occurred and be continuing or would result therefrom;
(xxii)any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;
(xxiii)any dividend, distribution, redemption or other Restricted Payment made with any Leverage Excess Proceeds described in clause (b) of the definition of “Leverage Excess Proceeds”;
(xxiv)settling conversions of Convertible Indebtedness (whether in cash, Equity Interests or any combination thereof) (in an aggregate amount since the date of this Agreement not to exceed the sum of (A) the principal amount of such Convertible Indebtedness received by the Borrower Parties plus (B) any payments received by any Borrower or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transactions plus (C) cash in lieu of any fractional Equity Interests);
(xxv)(A) any payments in connection with a Permitted Bond Hedge Transaction and
(B) the settlement of any related Permitted Warrant Transaction (1) by delivery of shares of the Borrower’s common stock upon settlement thereof or (2) by (X) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in common stock upon any early termination thereof;
(xxvi)additional Investments by any Loan Party in any Escrow Subsidiary constituting Additional Escrow Amounts with respect to such Escrow Subsidiary; and
(xxvii)the declaration and payments of dividends on, and any repurchase of, the Series A Preferred Stock of the Parent Borrower, par value $1,500 per share, outstanding on the Spin-Off Date, so long as (1) no Event of Default shall have occurred or being continuing or result therefrom and (2) the aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xxvii) shall not exceed $2,000,000 in any financial year of the Parent Borrower.
(c)The Parent Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary, except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.
(d)For purposes of this Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Parent Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 7.05 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that any Restricted Payment made in reliance on Section 7.05(b)(xxiii) above shall not be permitted to be reclassified as made pursuant to any other provision described above and shall be deemed at all times to have been made in reliance on such Section 7.05(b)(xxiii).
(e)For purpose of determining compliance with this Section 7.05, any prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Parent Borrower or any Subsidiary Guarantor pursuant to “cash sweep” provisions or any similar provisions that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically) shall not constitute a Restricted Payment; provided that any such prepaid, redeemed, defeased, repurchased or otherwise acquired or retired amounts shall continue to be considered outstanding for all purposes under this Agreement until termination of such cash sweep arrangement.
(f)Notwithstanding anything in this Section 7.05 or in any other Loan Document to the contrary, no Loan Party shall be permitted to transfer, exclusively license or otherwise Dispose of, directly or indirectly, (i) any Material Intellectual Property constituting Collateral to any Restricted Subsidiary that is not a Loan Party or (ii) any Material Intellectual Property to any Unrestricted Subsidiary under this Section 7.05 or the definition of “Permitted Investment” other than (x) non-exclusive licenses, sublicenses or cross-licenses or other similar intercompany disclosures of intellectual property, other IP Rights or other general intangibles or (y) to any Restricted Subsidiary that is not a Loan Party in the ordinary course of business or consistent with past practice in support of the business operation of the Parent Borrower and its Restricted Subsidiaries and not in furtherance of any third-party financing substantially contemporaneously incurred and secured by such Material Intellectual Property so transferred, exclusively licensed or Disposed of.
Section 7.06    Burdensome Agreements.
(a)Permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of:

(i)any Restricted Subsidiary to (A) pay dividends or make any other distributions to the Parent Borrower or any other Loan Party on its Capital Stock; or (B) pay any Indebtedness owed to the Parent Borrower or any other Loan Party; or
(ii)any Loan Party or Grantor to create, incur, assume or suffer to exist Liens on the Collateral of such Loan Party for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents.
(b)However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(i)contractual encumbrances or restrictions of the Parent Borrower or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to clause (c) of the definition of “Permitted Debt”, and any amendments, modifications, extensions, renewals or refinancing thereof that do not materially expand the scope of any such restriction or condition taken as a whole;
(ii)customary restrictions and conditions imposed by any Loan Document or by any instrument governing Indebtedness permitted hereunder;
(iii)applicable law or any applicable rule, regulation or order;
(iv)any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Parent Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (iv), if a Person other than the Parent Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Parent Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(v)customary encumbrances or restrictions contained in contracts or agreements for the Dispositions of assets (including Equity Interests) applicable to such assets pending consummation of such Dispositions, including customary encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the Disposition of Equity Interests or assets of such Restricted Subsidiary;
(vi)restrictions on cash or other deposits (including escrowed funds) or net worth under contracts (including letters of credit and bank guarantees) entered into in the ordinary course of business;
(vii)customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;
(viii)restrictions or conditions imposed by any agreement relating to purchase money obligations for property acquired, Capitalized Lease Obligations and other secured Indebtedness permitted by this Agreement and secured by specific assets, in each case, only to the extent such restrictions or conditions are of the nature discussed in clause (ii) in Section 7.06(a) and apply only to the property so acquired;
(ix)customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (ii) in Section 7.06(a) on the property subject to such lease, license, contract or similar agreement;
(x)any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Borrowers, is necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;
(xi)any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to Section 7.01; provided that, with respect to any Indebtedness, Disqualified Stock or Preferred Stock in excess of the Threshold Amount, (A) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Parent Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Parent Borrower in good faith) or (B) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially more restrictive than the encumbrances and restrictions contained in this Agreement (as determined by the Parent Borrower in good faith);
(xii)any encumbrance or restriction contained in secured Indebtedness or Liens permitted to be incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of or encumber the assets securing such Indebtedness or Liens;
(xiii)any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Parent Borrower or any Restricted Subsidiary in any manner material to the Parent Borrower or any Restricted Subsidiary or (y) materially affect the Parent Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Parent Borrower in good faith;
(xiv)customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture;
(xv)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(xvi)any encumbrances or restrictions under the Senior Notes Indentures;
(xvii)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Section 7.06(b)(i) through (b)(xvi); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Parent Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(xviii)any encumbrances or restrictions under the Separation Agreements or other agreements entered into in connection with the Spin-off Transactions.
(c)For purposes of determining compliance with this Section 7.06, (A) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (B) the subordination of loans or advances made to the Parent Borrower or a Restricted Subsidiary to other Indebtedness Incurred by the Parent Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 7.07 Accounting Changes. Make any change in fiscal year; provided, however, that any Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrowers, to reflect such change in fiscal year.
Section 7.08 Financial Covenant. As of the end of each fiscal quarter of the Parent Borrower, permit the Consolidated First Lien Net Leverage Ratio as of the end of each such fiscal quarter of the Parent Borrower to be greater than 4.50:1.00; provided that, in connection with the consummation of a Material Acquisition, the Parent Borrower shall be permitted to elect that the maximum Consolidated First Net Leverage Ratio permitted under this Section 7.08 be increased to 5.00:1.00 for the period beginning on the closing date of such Material Acquisition (including for pro forma determinations subsequent to such closing date) until (and including) the last day of the fourth full fiscal quarter of the Parent Borrower following the closing date of such Material Acquisition (an “Acquisition Holiday”); provided, further, that (a) the Parent Borrower shall provide notice in writing to the Administrative Agent of such Acquisition Holiday and a transaction description of such Material Acquisition (including the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis) and (b) at the end of any Acquisition Holiday, the Consolidated First Lien Net Leverage Ratio permitted under this Section 7.08 shall revert to the covenant level set forth above.
Section 7.09 Amendments to Subordinated Indebtedness Documents or Organization Documents.
(a)Amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver, taken as a whole, would reasonably be expected in the good faith judgment of the Parent Borrower to be adverse in any material respect to the Lenders; provided, however, that no amendment, modification or waiver in respect of Subordinated Indebtedness in connection with the incurrence of Refinancing Indebtedness in respect of the relevant Subordinated Indebtedness shall be prohibited under this Section 7.09(a) if the terms of such amendment, modification or waiver would be permitted either (x) pursuant to the definition of “Refinancing Indebtedness” or (y) such Indebtedness as modified would be permitted to be incurred at the time of such modification pursuant to Section 7.01.
(b)    Amend or otherwise modify any of their Organization Documents to the extent such amendment or modification, taken as a whole, would reasonably be expected to be adverse in any material respect to the Lenders, except for any amendment or modification of any such Organization Document in connection with a Permitted Restructuring Transaction or the Spin-off Transactions; provided that any Borrower or Restricted Subsidiary may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 7.03.
Section 7.10    Anti-Corruption Laws; Sanctions Laws and Regulations.
(a)No Loan or any other transaction contemplated by this Agreement will violate Sanctions Laws and Regulations. No Borrower will request any Letter of Credit or Loan, and each of the Borrowers and other Loan Parties shall not, directly or indirectly, use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Borrowers, agents, shall not use, the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person or for any purpose in violation of any applicable Sanctions Laws and Regulations, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions Laws and Regulations, or (iii) in any other manner that would result in a violation by any party hereto of applicable Sanctions Laws and Regulations.
(b)Each Borrower and its Subsidiaries will not directly or indirectly use the proceeds of any Loan or Letter of Credit for any purpose in violation of applicable Anti-Corruption Laws.
Section 7.11    Transactions with Affiliates.
(a)Directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any Borrower involving aggregate consideration in excess of the greater of (x) $195,000,000 and (y) 15% of the EBITDA Grower Amount (each of the foregoing, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are not materially less favorable to the relevant Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the relevant Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by a Responsible Officer or the Board of Directors of the Parent Borrower).
(b)The foregoing provisions of Section 7.11(a) shall not apply to the following:
(i)transactions between or among the Loan Parties and/or any of their Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including transactions relating to or in connection with consummation of the Transactions;
(ii)(A) Restricted Payments permitted by Section 7.05, (B) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof) and (C) transactions permitted by Section 7.04;
(iii)transactions in which any Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to such Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.11(a);

(iv)payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;
(v)any agreement or arrangement as in effect as of the Closing Date and set forth on Schedule 7.11 or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous (as determined in good faith by the senior management of the Parent Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby (including fees, expenses and indemnities); provided that any such agreement, transaction or arrangement shall be required to be described on Schedule 7.11 only to the extent that such agreement, instrument, transaction or arrangement exceeds $25,000,000;
(vi)[reserved];
(vii)the existence of, or the performance by any Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party entered into as of the Closing Date or other similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by any Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Parent Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date;
(viii)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrowers and their Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management of the Parent Borrower) as might reasonably have been obtained at such time from an unaffiliated party;
(ix)any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;
(x)the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of a Borrower;
(xi)customary payments by the Parent Borrower and any of the Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the board of directors of the Parent Borrower or a Restricted Subsidiary in good faith;

(xii)[reserved];
(xiii)any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because a Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of any Borrower or any of its Subsidiaries (other than a Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;
(xiv)transactions between any Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate solely because such Person is a director or such Person has a director which is also a director of any Borrower or any direct or indirect parent of any Borrower; provided, however, that such director abstains from voting as a director of such Borrower or such direct or indirect parent of any Borrower, as the case may be, on any matter involving such other Person;
(xv)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
(xvi)transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions (including the Transaction Costs);
(xvii)pledges of Equity Interests of Unrestricted Subsidiaries;
(xviii)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the board of directors of a Borrower or of a Restricted Subsidiary, as appropriate, in good faith;
(xix)(A) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by any Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of such Borrower to the extent such agreements or arrangements are in respect of services performed for such Borrower or any of the Restricted Subsidiaries), (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of such Borrower and (C) any payment of compensation (including bonus and severance arrangements) or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of any Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of such Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by management of the Parent Borrower or a Restricted Subsidiary, as appropriate;

(xx)(A) investments by Affiliates in securities, loans or other Indebtedness or preferred Equity Interests of any Borrower or any of its Subsidiaries and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of any Borrower or any of its Subsidiaries and (B) payments to Affiliates in respect of securities or loans or other Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries contemplated in the foregoing clause (A) or that were acquired from Persons other than the Parent Borrower or any of its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;
(xxi)(A) the granting of registration and other customary rights in connection with the issuance of Equity Interests by any Borrower or any of its Restricted Subsidiaries not otherwise prohibited by the Loan Documents, (B) the existence of, or the performance by any Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future and (C) and the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided in connection with the foregoing;
(xxii)investments by any Affiliate or a direct or indirect parent of any Borrower in securities of any Borrower or any Restricted Subsidiary or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliate or a direct or indirect parent of such Borrower in connection therewith);
(xxiii)transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(xxiv)any lease (or sublease) entered into between any Borrower or any Restricted Subsidiary, as lessee (or sublessee), and any Affiliate of any Borrower, as lessor, in the ordinary course of business;
(xxv)(A) intellectual property and technology licenses and research and development agreements in the ordinary course of business and (B) intercompany intellectual property and technology licenses and research and development agreements;
(xxvi)transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 7.11(a) or Section 7.03);
(xxvii)Spin-off Transactions; or
(xxviii)Permitted Restructuring Transactions.
Section 7.12 Line of Business. Engage in any line of business other than those that are substantially similar to the lines of business conducted by the Borrowers and the Restricted Subsidiaries on the Closing Date and any business incidental, related, complementary, synergistic or ancillary thereto or reasonable extensions, developments or expansions thereof (including the Spin-off Transactions).
Notwithstanding anything to the contrary in this Agreement, neither this Agreement or any other Loan Document shall prohibit or restrict the consummation of (or any action taken by any Borrower Party in connection with or incidental to the consummation of) (x) the Transactions and (y) global intercompany cash pooling and cash management arrangements in the ordinary course of business (provided that solely with respect to intercompany cash pooling and cash management arrangements in the form of an intercompany loan or note provided by a Restricted Subsidiary that is not a Loan Party to a Loan Party, subject to subordination in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement or other customary subordination arrangements).
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Borrower or any other Loan Party or Grantor fails to pay in the currency required hereunder (i) when due and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation or (iii) within ten (10) Business Days after the same becomes due and payable, any fee or any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Any Borrower, Loan Party or Grantor fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (solely with respect to the Borrowers) or in any Section of Article VII (subject, in the case of the Financial Covenant, to the proviso at the end of this clause (b)); provided that a Default by the Borrowers under Section 7.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Facility, any New Term Facility or any Specified Refinancing Debt (unless refinancing the Revolving Credit Facility), unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable; or
(c)Other Defaults. Any Loan Party or Grantor fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to any Borrower; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower, any other Loan Party or any Grantor herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if such representation or warranty is already qualified by materiality) when made or deemed made and, to the extent capable of being cured, such representation, warranty, certification or statement of fact is not corrected or clarified within thirty (30) days after it was initially made; or
(e)Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to the Term Facility, a default or an event of default in respect of the observance of or compliance with any financial maintenance covenant, which is addressed by clause (iii) below), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), in each case, prior to its Stated Maturity; provided that this clause (e)(ii) shall not apply (v) to the mandatory prepayment of any bridge financing made with the proceeds of permanent financing or the proceeds of asset sales, incurrences of Indebtedness or equity issuances, (w) to any event requiring the repurchase, repayment or redemption (automatically or otherwise) or an offer to repurchase, prepay or redeem any Indebtedness, or the delivery of any notice with respect thereto, solely as a result of the Parent Borrower’s or any of its Subsidiaries’ failure to consummate a merger or other acquisition contemplated to be funded in whole or in part with the proceeds of such Indebtedness, (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and, in each case of the foregoing clauses (v), (w) and (x), such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02 or (iii) fails to observe or perform any other agreement or condition relating to any such Indebtedness containing or otherwise requiring observance or compliance with a financial maintenance covenant and the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity (each such occurrence, an “Acceleration”); provided, however, that if such holder or holders (or a trustee or an agent on behalf of such holder or holders or beneficiary or beneficiaries) irrevocably rescind such Acceleration, the Event of Default with respect to this clause (e) shall automatically cease from and after such date; provided, further, that the occurrence of conversion, redemption or repurchase right of holders under Convertible Indebtedness shall not cause a Default or an Event of Default under this clause (e); or
(f)Insolvency Proceedings, Etc. (i) Any Loan Party, any Material Restricted Subsidiary or any Grantor (x) institutes, or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise), or (y) appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or (iii) any proceeding under any Debtor Relief Law (including for the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts. Any Loan Party, any Material Restricted Subsidiary or any Grantor (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or is otherwise presumed to be insolvent by applicable Law; or
(h)Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than the Threshold Amount (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of sixty (60) consecutive days after such judgment has become final during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or
(i)ERISA. (i) One or more ERISA Events occur which ERISA Event or ERISA Events results or would reasonably be expected to result in liability of any Loan Party, a Grantor or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party, any Grantor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or would reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Non-U.S. Plan, a Non-U.S. Benefit Event that would reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Certain Loan Documents. (i) Any material provision of this Agreement, any Collateral Document or any Guaranty (in each case, subject to the Legal Reservations, Perfection Requirements and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) until the Date of Full Satisfaction has occurred, ceases to be in full force and effect (except that any such failure to be in full force and effect with respect to the documents referred to in clause (g) of the definition of Loan Documents shall constitute an Event of Default only if the Borrowers receive notice thereof and the Borrowers fail to remedy the relevant failure in all material respects within fifteen (15) days of receiving said notice); (ii) any Loan Party or Grantor contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document or any Guaranty; (iii) any Loan Party or Grantor denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of the occurrence of the Date of Full Satisfaction), or purports in writing to revoke or rescind any Loan Document or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or (iv) any security interest and Lien on any material portion of the Collateral purported to be created by any Collateral Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Document, including a perfected security interest in and Lien on such Collateral to the extent required thereunder with the priority required thereby, except to the extent that any such loss of Liens, perfection or priority results solely from (x) the release thereof as provided in this Agreement or the applicable Collateral Documents or the termination of the applicable Collateral Documents in accordance with the terms thereof, (y) the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or (z) a Uniform Commercial Code filing (or similar statements or filings in other jurisdictions) having lapsed because a Uniform Commercial Code continuation statement (or similar statements or filings in other jurisdictions) was not filed in a timely manner.
(k)Change of Control. There occurs any Change of Control.

Notwithstanding anything to the contrary in this Agreement, no Event of Default or breach of any representation or warranty in Article V, any covenant in Articles VI or VII or any other undertaking herein shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article V, such covenant in Articles VI or VII or such other undertaking herein would not have occurred but for a fluctuation (or other adverse change) in currency exchange rates.
Section 8.02 Remedies Upon Event of Default. If any Event of Default has occurred and is continuing (including any Event of Default arising by virtue of the termination and declaration contemplated by the proviso to Section 8.01(b)), the Administrative Agent shall (i) at the request of, or may, with the consent of, the Required Lenders (provided that, if a Financial Covenant Event of Default or an Event of Default of the type described in Section 8.01(e)(iii) has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders only, and in such case, without limiting the proviso to Section 8.01(b) (which proviso shall be deemed to apply to an Event of Default of the type described in Section 8.01(e)(iii), mutatis mutandis, for purposes of this Section), only with respect to the Revolving Credit Facility and any Letters of Credit, L/C Credit Extensions and L/C Obligations) and (ii) automatically, in the case of any event described in Sections 8.01(f) or 8.01(g) with respect to a Loan Party or Grantor, take any or all of the following actions (each, an “Enforcement Event”):
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and/or
(d)exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;
provided, however, that upon the occurrence of any Event of Default under Sections 8.01(f) or 8.01(g) with respect to any Borrower, other Loan Party or Grantor formed in the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03 Clean-Up Period. Notwithstanding anything in any Loan Document to the contrary, for a period commencing on the Closing Date and ending on the date that is thirty (30) days following the Closing Date (the “Clean-Up Period Termination Date”), any misrepresentation (other than a misrepresentation with respect to a Specified Representation) or any Default or Event of Default arising therefrom will be deemed not to be a breach of representation or warranty, a Default or an Event of

Default, as the case may be, if, and for so long as, the circumstances giving rise to the relevant misrepresentation:
(a)relate primarily to the Parent Borrower and its Subsidiaries;
(b)are capable of being remedied and the Parent Borrower and its Subsidiaries are taking appropriate steps to remedy such misrepresentation;
(c)have not been procured by or approved by the Parent Borrower or any of its Subsidiaries;
and
(d)do not have and would not be reasonably likely to have a Material Adverse Effect; provided that, if the relevant circumstances are continuing on or after the Clean-Up Period Termination Date, there shall be a breach of representation or warranty, Default or Event of Default, as the case may be, notwithstanding this Section 8.03.
Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;
(b)second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
(c)third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;
(d)fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;
(e)fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under the Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;
(f)sixth, to the payment of all other Obligations of the Loan Parties and Grantors owing under or in respect of the Loan Documents or under Secured Hedge Agreements and the Secured Cash Management Agreements that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and
(g)last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrowers or as otherwise required by Law;
provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.
If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
It is understood and agreed by each Loan Party, each Grantor and each Secured Party that none of the Administrative Agent and Collateral Agent shall have any liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party, each Grantor and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01    Appointment and Authorization of Agents.
(a)    Each Lender and L/C Issuer hereby irrevocably appoints JPMorgan to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.
(b)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
Each of the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes JPMorgan as Collateral Agent to act as the agent of (and to hold, enter into, deliver, sign, execute and enforce any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties or Grantors to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent as Collateral Agent to execute any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreement, any Applicable Intercreditor Arrangement or any other intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) and each Secured Party ratifies and approves all acts and declarations previously done by the Collateral Agent on such Secured Party’s behalf.
Section 9.02 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent, as applicable, may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Each of the Administrative Agent and the Collateral Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agent. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and the Collateral Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable.
Section 9.03    Liability of Agents.
(a)    No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence, bad faith or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Grantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Grantor or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Institutions or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution or Net Short Lender.
(b)No Agent shall have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; including any action that may be in violation of the automatic stay under any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent or the Collateral Agent, as applicable, may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided or (ii) disclose, except as expressly set forth herein and in the other Loan Documents, or be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent or the Collateral Agent, as applicable, to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution.
(d)[Reserved].
(e)Erroneous Payments.
(i)    Each Lender and each L/C Issuer hereby agrees that (A) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in Same Day Funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (B) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert any right or claim to the Erroneous Payment, and hereby waives as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any L/C Issuer under this clause (i) shall be conclusive, absent manifest error.
(ii)Without limiting immediately preceding clause (i), each Lender and each L/C Issuer hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”) or (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender or L/C Issuer otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender and each L/C Issuer agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)The Borrowers and each other Loan Party and Grantor hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party or any Grantor unless, for the avoidance of doubt, such Erroneous Payment (or portion thereof) that is not recovered from such Lender or L/C Issuer is with respect to any funds paid by any Borrower Party to the Administrative Agent, in which case such Erroneous Payment shall be deemed to be an optional prepayment of the Obligations owed to such Lender or L/C Issuer paid in accordance with this Agreement.
(iv)Each party’s obligations under this Section 9.03(e) shall survive the resignation or replacement of the Administrative Agent or any transfer of title or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 9.04    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice,

request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, electronic mail message, Internet or intranet website posting or other distribution statement or other written documents reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension, amendment, increase, reinstatement or renewal of such Letter of Credit, as applicable. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Section 9.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to that Agent for the account of the applicable Lenders, unless that Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, identifying such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Grantor or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties and Grantors hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties and the Grantors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein or in any other Loan Document, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties and the Grantors or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person (including, for the avoidance of doubt, any such Agent-Related Person in its capacity as L/C Issuer); provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08 Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an

Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).
Section 9.09    Successor Agents.
(a)The Administrative Agent and Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon thirty (30) days’ written notice to the Borrowers and the Lenders provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent, as applicable, satisfactory to each of the resigning Agent, the incoming Agent and the Borrower Representative, each, in its sole discretion, then the resigning Agent, the incoming Agent and the Borrower Representative may agree to waive or shorten the thirty (30) day notice period. If the Administrative Agent, Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrowers may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrowers shall not be unreasonably withheld, conditioned or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event), as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent (as applicable) by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s (as applicable) notice of resignation or removal, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Administrative Agent or Collateral Agent is appointed) (for the avoidance of doubt any agency fees for the account of the retiring agent shall cease to accrue from (and shall be payable on) the date that a successor Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent or Collateral Agent (as applicable) as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent (as applicable) as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Collateral Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the thirty (30)-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09(a) but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent (as applicable) may be removed as the Administrative Agent or Collateral Agent (as applicable) hereunder at the request of the Borrowers and the Required Lenders.
(b)Any resignation by or removal of JPMorgan as Administrative Agent or Collateral Agent pursuant to this Section 9.09 shall also constitute its resignation or removal as an L/C Issuer, in which case the resigning or removed L/C Issuer (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as L/C Issuer with respect to any Letters of Credit issued by it prior to the date of such resignation or removal. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder or upon the expiration of the thirty (30)-day period following the retiring Administrative Agent or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrowers shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel to the extent provided for herein and all other amounts due to the Lenders and the Agents under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due to the Agents under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Agent any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Agent in any such proceeding.
Section 9.11 Collateral and Guaranty Matters. Except with respect to the exercise of setoff rights in accordance with Section 10.09 or as otherwise provided in Section 10.03(b) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement), L/C Issuers and Agents hereby irrevocably:
(a)agree that the Liens granted to the Collateral Agent by the Loan Parties and the Grantors on any Collateral shall be immediately and automatically released, in each case, without any further action by any Person:
(i)upon the Date of Full Satisfaction;
(ii)upon the sale, disposition, distribution or other transfer of such Collateral as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party (or, in the case of the Disposition of Equity Interests of a Korean Subsidiary that are part of the Collateral, to a Person that is not a Loan Party or a Grantor);
(iii)subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(iv)to the extent such Collateral is or becomes Excluded Property as a result of an occurrence not prohibited hereunder;
(v)to the extent such Collateral is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations hereunder and under its Guaranty pursuant to clause (c) below; and

(vi)to the extent such Collateral is owned by a Grantor, upon release of such Grantor from its obligations hereunder or under any other Loan Document pursuant to clause (d) below;
(b)authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall be required to, to the extent requested by any Borrower, release or subordinate any Lien on any property (and execute and deliver any release documentation required in connection therewith) granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with respect to Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (19), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9) or (11) (solely with respect to cash deposits) of the definition thereof), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46), (48), and (49) (only for so long as required to be secured for purposes of such cash management arrangements) of the definition thereof, in each case, without the consent of any Secured Party or any other Person;
(c)agree that a Guarantor (other than the Parent Borrower) shall be immediately and automatically released from this Agreement and any applicable Guaranty and its obligations thereunder if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes or any Incremental Equivalent Debt; provided, further, with respect to release of a Guarantor as a result of it ceasing to be a Wholly Owned Subsidiary of Parent Borrower, (i) after giving Pro Forma Effect to such release and the transaction resulting in such Person ceasing to be a Wholly Owned Subsidiary, such Person is no longer a Subsidiary of Parent Borrower, or (ii) the transaction resulting in such Person ceasing to be a Wholly Owned Subsidiary was made for a bona fide business purpose (it being understood that a bona fide business transaction is where such Person becomes a bona fide joint venture where the other person taking an equity interest in such Restricted Subsidiary is not an Affiliate of any Loan Party (other than as a result of such joint venture) and not for the primary purpose of releasing such Guarantor from the Guaranty and the other applicable Loan Documents);
(d)agree that a Grantor shall be immediately and automatically released from this Agreement and any applicable Loan Document and its obligations thereunder if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and
(e)authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall be required to, to the extent requested by any Borrower or to the extent provided for under this Agreement, establish intercreditor arrangements (including Applicable Intercreditor Arrangements) as contemplated by this Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will promptly confirm in writing the Administrative Agent’s and the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that absent such confirmation in writing from the Required Lenders, the act of the Administrative Agent or the Collateral Agent making such request shall not prohibit the Administrative Agent or the Collateral Agent from releasing or subordinating its interests if such release or subordination is made in accordance with this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent and the Collateral Agent will

(and each Lender (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement), L/C Issuer and Agent irrevocably authorizes the Administrative Agent to), at the Borrowers’ sole cost and expense, promptly execute and deliver to the applicable Loan Party or Grantor such documents as such Loan Party or Grantor may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that, with respect to the release pursuant to clauses (a)(ii), (iv), (v) or (vi) of this Section 9.11, if reasonably requested by the Administrative Agent, the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Parent Borrower certifying that the release or subordination of such Collateral is permitted under the Loan Documents (and for the avoidance of doubt, no other documentation or information shall be required to be provided by the Borrowers or any Restricted Subsidiary). Each of the Collateral Agent and the Administrative Agent shall be entitled to rely and shall rely exclusively on such Responsible Officer’s certification and the Collateral Agent and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any release or subordination. Additionally, the Administrative Agent and Collateral Agent shall promptly return any possessory collateral to the Borrowers in connection with the releases of Collateral and Loan Parties and Grantors contemplated by this Section 9.11; provided that in the event that the Administrative Agent or the Collateral Agent loses or misplaces any possessory collateral delivered to the Administrative Agent or the Collateral Agent by any Loan Party or any Grantor, upon reasonable request of the Parent Borrower, the Administrative Agent or the Collateral Agent shall provide a loss affidavit to the Parent Borrower, in form and substance reasonably satisfactory to the Borrower Representative and the Administrative Agent.
Section 9.12 Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger,” or “joint bookrunner” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such; provided that each Arranger shall be entitled to any express rights given to such Arranger under any Loan Document (including its rights to receive fees pursuant to the Fee Letters). Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Section 9.14    Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents.
(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized, to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.
(c)Should any instrument in writing from the Borrowers or any other Loan Party or any Grantor be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party or Grantor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new applicable Supplemental Agent.
Section 9.15    Intercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized by the Lenders and each other Secured Party to, to the extent required by the terms of the

Loan Documents, (i) enter into any intercreditor agreement (including the Intercreditor Agreement and any other Applicable Intercreditor Arrangement) contemplated by this Agreement, (ii) enter into any Collateral Document, or (iii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Applicable Intercreditor Arrangement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement (including the Intercreditor Agreement and any other Applicable Intercreditor Arrangement) contemplated by this Agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Without limitation of the foregoing, if an intercreditor agreement shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed (x) to have agreed that the Administrative Agent entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and to the Administrative Agent’s execution thereof and (y) to have directed the Administrative Agent to execute such agreement.
Section 9.16 Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the

Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.17 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral
(a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party or Grantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims, to the extent such claims are entitled to a recovery under applicable law, receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 9.18 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party or Grantor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party or Grantor, that none of the Administrative Agent, the Collateral Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Collateral Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)The Administrative Agent, the Collateral Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
(d)For purposes of this Section 9.18, (i) “Benefit Plan” means any of (A) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (B) a “plan” as defined in Section 4975 of the Code applies, and (C) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan” and (ii) “Plan Asset Regulation” means 29 CFR
§ 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
Section 9.19 Know Your Customer Information. Each Secured Party shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
ARTICLE X
MISCELLANEOUS
Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Parent Borrower or any other Loan Party or Grantor therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the instruction of the Required Lenders) and the Parent Borrower or the applicable Loan Party or the applicable Grantor, as the case may be (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Sections 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)subject to Section 3.04, postpone any date scheduled for any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under Section 2.22), it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;
(c)reduce the principal of, or the rate of interest specified herein on, or the amount of any payment of principal of, or interest on, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Consolidated First Lien Net Leverage Ratio or in the component definitions thereof or any change to the MFN Provision or the MFN Exceptions shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of (x) the Majority Lenders with respect to any applicable Tranche shall be necessary to amend the definition of “Default Rate” as applicable to such Tranche and (y) the Majority Lenders with respect to any applicable Tranche shall be necessary to waive any obligation of the Borrowers to pay interest at the Default Rate with respect to such applicable Tranche;
(d)change the currency in which any Loan is denominated without the written consent of each Lender holding such Loans or change the provisions relating to re-denomination of any Loan without the written consent of each Lender holding such Loan;
(e)change (i) any provision of this Section 10.01, or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to New Loan Commitments and amendments with respect to extensions of maturity, which shall only require the written consent of each Lender directly and adversely affected thereby), without the written consent of each Lender, (ii) the definition of “Required Revolving Lenders,” without the written consent of each Lender under the applicable Revolving Credit Facility or (iii) the definition of “Majority Lenders” with respect to any Tranche without the written consent of each Lender under such Tranche;
(f)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;
(h)(i) amend or otherwise modify Section 7.08 (or for the purposes of determining compliance with any Financial Covenant set forth therein, any defined terms used therein) or Section 4.02, (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 7.08 or (iii) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.08, in each case, without the written consent of the Required Revolving Lenders (other than any Defaulting Lender); provided, however, that the amendments, modifications, waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;

(i) (i) change Section 2.06(c), Section 2.12(f) or (g) or Section 2.13, the definition of “Pro Rata Share” or any other provision in another Loan Document in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender or (ii) change the payment waterfall provisions of Section 2.12(f) or (g) or Section 8.04 or in any other Loan Document without the written consent of each Lender; or
(j) (i) subordinate in priority all or substantially all of the Liens securing the Secured Obligations under the Loan Documents to Liens securing any other Indebtedness without the written consent of each Lender directly affected thereby, or (ii) subordinate in right of payment the Secured Obligations under the Loan Documents to any other Indebtedness without the written consent of each Lender directly affected thereby, in each case of the foregoing (i) and (ii), other than (A) any Indebtedness that is expressly permitted by the Loan Documents as in effect on the Closing Date to either be senior in right of payment to the Obligations or be secured by a Lien on the Collateral that is senior to the Liens securing the Obligations, (B) any “debtor-in-possession” facility or (C) any other Indebtedness, so long as such Indebtedness is offered ratably to all Lenders on the same terms and conditions and Lenders are afforded a bona fide opportunity to participate;
and provided, further, that (1) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrowers and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or to be issued by it; (2) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Collateral Agent in its capacity as such, in addition to the Borrowers and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document; (3) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (4) the Fee Letters and any other fee letter may be amended, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything to the contrary herein, (I) any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche), including those transactions described in clauses (a) through (c) of this Section 10.01, may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 and (II) to the extent any Lender under any New Revolving Facility has elected to not receive the benefit of the Financial Covenant, the New Revolving Commitments and New Revolving Loans, as applicable, of such Lender shall be excluded in calculating the votes of any “Required Revolving Lenders” and/or “Majority Lenders”, as applicable, for purposes of Section 10.01(h), Section 8.01(b), or Section 8.02.
This Section 10.01 shall be subject to any contrary provision of Section 1.15, Section 2.14, Section 2.18, Section 2.22 or Section 3.04. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications that benefit existing Lenders (including in connection with the transactions provided for by Section 2.14, Section 2.18 or Section 2.22) may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, and (c) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by or as may be desirable under local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document.
    Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by the Parent Borrower or any Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any Loan Document, any Lender (other than any Lender that is a (x) Regulated Bank Lender, (y) Revolving Credit Lender or (z) any Affiliate of the foregoing) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by the Parent Borrower or any of its Subsidiaries at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”) (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any amendment, modification or waiver of this Agreement or any other Loan Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization). For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Parent Borrower or any Subsidiary or any instrument issued or guaranteed by the Parent Borrower or any Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Parent Borrower and the Subsidiaries and any instrument issued or guaranteed by the Parent Borrower or the Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by IHS Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Parent Borrower or any Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender protection against a decline in the value of such Specified Indebtedness, or in the credit quality of the Parent Borrower or any Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Parent Borrower and the Subsidiaries, and any instrument issued or guaranteed by the Parent Borrower or the Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any such amendment, modification or waiver of this Agreement or the other Loan Documents, each Lender (other than any Lender that is a (x) Regulated Bank Lender, (y) Revolving Credit Lender or (z) any Affiliate of the foregoing) will be deemed to have represented to the Parent Borrower and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Parent Borrower and the Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that the Parent Borrower and the Administrative Agent shall be entitled to rely conclusively on each such representation and deemed representation). The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Net Short Lender or (y) have any liability with respect to or arising out of the voting in any amendment or waiver to any Loan Document by any Net Short Lender.
Notwithstanding anything to the contrary herein, for purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.
Section 10.02    Notices; Electronic Communications.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrowers, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower Representative and the Administrative Agent, as provided in Section 10.02(d); and
(ii)if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes (with the Borrowers’ consent), (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise), arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Loan Parties and the Grantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower Representative and the Administrative Agent. Each other Lender may change its address, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower

Representative, the Administrative Agent and, in the case of a Revolving Credit Lender, each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of the Administrative Agent, Collateral Agent, L/C Issuer or Lender (as applicable) in a final non-appealable judgment of a court of competent jurisdiction. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03    No Waiver; Cumulative Remedies; Enforcement.
(a)No failure by any Lender, any L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties and the Grantors or any of them, and the right to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (ii) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (iii) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided further, that if at any time there is no Person acting as

Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, in accordance with the provisions of Section 9.17.
Section 10.04    Costs and Expenses.        The Borrowers agree (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of one (1) primary counsel to the Agents, taken as a whole, and, if necessary, one (1) local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in jurisdictions material to the interests of the Lenders) and one (1) special counsel for each relevant specialty), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender (including, for the avoidance of doubt, each L/C Issuer) for all reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, documented out-of-pocket disbursements and other charges of one (1) counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if necessary, of one (1) local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in jurisdictions material to the interests of the Lenders) and of one (1) special counsel for each relevant specialty, and, in the event of any actual or perceived conflict of interest, one (1) additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or Agents subject to such conflict). The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within thirty (30) days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least five (5) Business Days prior to the Closing Date).    The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party or Grantor fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party or Grantor by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrowers shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes that directly relate to any non-Tax cost or expense described above.
Section 10.05 Indemnification by the Borrowers; Limitation of Liability; Etc. The Borrowers shall indemnify and hold harmless each Agent, each Arranger, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable, documented out-of-pocket fees, disbursements and other charges of (i) one (1) counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict notifies the Borrowers and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, and (iii) if necessary, one (1) local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and one (1) special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, including in each case any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or related expenses (A) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors or members of any of the foregoing and (2) a material breach of the Loan Documents by such Arranger, Agent-Related Person, Lender, L/C Issuer (or any of their respective Affiliates, partners, directors, officers, employees, counsel, agents and representatives), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (B) arise out of any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such) that did not involve actions or omissions of the Borrowers or their Subsidiaries or (C) subject to the second succeeding paragraph below, any settlement entered into by such Indemnitees without the Borrowers’ written consent (such consent not to be unreasonably withheld, delayed or conditioned).
No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages (including any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05.
In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrowers shall not be liable for any settlement effected without the Borrowers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
All amounts due under this Section 10.05 shall be payable within thirty (30) days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. that arise from any non-Tax claim described above.
Section 10.06 Payments Set Aside. To the extent permitted by applicable Law, to the extent that any payment by or on behalf of any Loan Party or Grantor is made to any Agent, to any L/C Issuer or any Lender, in each case in their capacities as such, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender except as permitted by Section 7.03 and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any natural person) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that:
(i)    (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”, shall not be less than $5,000,000 (or equivalent) (or such lesser amount as is acceptable to the Administrative Agent and the Parent Borrower), in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent and the Parent Borrower), in the case of any assignment in respect of a Term Facility, in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Parent Borrower otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities (or Tranches of any Facility) on a non-pro rata basis;
(iii)    no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Parent Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) the Parent Borrower shall have absolute consent rights with regards to any proposed assignment to a Blocked Person notwithstanding anything in this Agreement to the contrary and (y) it shall not be unreasonable for the Borrowers to refuse consent to any Person that is not engaged in the making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment; (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Blocked Person); or (3) such assignment is in respect of the Revolving Credit Facility and made from a Revolving Credit Lender to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (other than any Blocked Person); provided that the Parent Borrower shall be deemed to have consented to any assignment unless the Parent

Borrower objects thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that in each case the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer of the applicable Revolving Tranche (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility of such Revolving Tranche; provided, however, that the consent of each L/C Issuer shall not be required for any assignment in respect of a Term Loan;
(iv)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 for each assignment, except the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment. Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent (I) an Administrative Questionnaire and (II) all documentation and other information with respect to such assignee that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;
(v)    no such assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (A), (B) any natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (C) any Disqualified Institution (provided, however, that a list of Disqualified Institutions has been made available to all applicable Lenders by or on behalf of the Parent Borrower or Borrower Representative) (each such Person described in clauses (A) through (C) of this clause (v), a “Blocked Person”), or (D) the Parent Borrower or any of its Subsidiaries except as permitted under Section 10.07(j) below, it being understood that the Parent Borrower has absolute blocking rights with regards to any proposed assignment to any Blocked Person;
(vi)    [reserved];
(vii)    the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrowers evidencing such Loans to the Borrowers or the Administrative Agent; and
(viii)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to any Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro

Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Notwithstanding anything herein to the contrary, if any Loans or Commitments are assigned or participated (x) to a Blocked Person or (y) without the Borrower’s consent to the extent such consent is otherwise required under Sections 10.07(b), then: (a) the Borrowers may (i) terminate any Commitment of such person and prepay any applicable outstanding Loans at a price equal to the lesser of (x) the current trading price of the Loans, (y) par and (z) the amount such person paid to acquire such Loans, in each case, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrowers, the Administrative Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender,” “Majority Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves, and (e) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Borrowers expressly reserve all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to a Blocked Person and not to any assignee of such Blocked Person that becomes a Lender so long as such assignee is not a Blocked Person or an affiliate thereof.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided, to the extent that the assigning Lender shall have lost the Note provided to it, such Lender shall execute a lost affidavit and provide indemnities reasonably acceptable to the Parent Borrower. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Blocked Person as provided in the preceding paragraph of this Section 10.07(b)) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (each such register maintained by the Administrative Agent, a “Register”). The entries in the applicable Register shall be conclusive with respect to the applicable entries in such Register, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in each Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Registers shall be available for inspection by the Borrowers, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c), Section 10.07(m) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(d)    Any Lender may at any time, without the consent of, or notice to, the Parent Borrower, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a Blocked Person; provided, however, that, participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions has been made available to all applicable Lenders by or on behalf of the Parent Borrower or Borrower Representative) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document unless otherwise agreed by the Borrowers; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b), (c), (f), (g) or (i) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(g) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant) and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant); provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)    A Participant (i) agrees to be subject to the provisions of Sections 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under

Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation or the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Representative (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including under Section 3.01, 3.04 or 3.05), unless the grant to such SPC is made with the Parent Borrower’s prior written consent. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)    [Reserved].

(i)    [Reserved].
(j)    Notwithstanding anything to the contrary herein, so long as no Event of Default under Section 8.01(a), (f) or (g) shall exist and be continuing, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to the Parent Borrower or any of its Restricted Subsidiaries, but only if:
(i)such assignment is made (x) through open market purchase or (y) pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis;
(ii)[reserved];
(iii)any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Parent Borrower or any of its Restricted Subsidiaries; and
(iv)the Parent Borrower and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.18) to acquire such Term Loan.
In connection with any assignment pursuant to this Section 10.07(j), each Lender acknowledges and agrees that, in connection therewith, (1) the Parent Borrower and/or any of its Subsidiaries may have, and later may come into possession of, information regarding the Parent Borrower, any of its Subsidiaries and/or any of their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Parent Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Parent Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Parent Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.
(k)[Reserved].
(l)Notwithstanding anything to the contrary herein, any L/C Issuer may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such thirty (30)-day period with respect to such resignation, the relevant L/C Issuer (or the Parent Borrower) shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer, Parent Borrower shall be entitled to appoint from among the Lenders agreeing to accept such appointment a successor L/C Issuer hereunder and such Person (subject to the retiring L/C Issuer’s consent, not to be unreasonably withheld, delayed or conditioned) shall be the successor L/C to the resigning L/C Issuer; provided, however, that no failure by Parent Borrower to appoint any such successor shall affect the resignation of the L/C Issuer. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in

Unreimbursed Amounts pursuant to Section 2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the retiring L/C Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
(m)The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of
(i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement or any Loan Document complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.
(n)In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrowers and any other Loan Parties and Grantors explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.
Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors on a need to know basis in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent or such Lender (in which case, the Agent or such Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrowers prior to such disclosure); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrowers prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08, to any Eligible

Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of the Parent Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency in connection with rating the Borrowers or their Subsidiaries or the Facilities (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (k) subject to an agreement containing provisions substantially the same as (or at least as restrictive), to any contractual counterparty (or prospective contractual counterparty’s) in any swap, hedge, similar agreement or other similar transaction under which payments are to be made by reference to the Borrowers and their obligations, or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (in each case, other than any Disqualified Institution); or (l) in connection with establishing a “due diligence” defense in connection with any legal, judicial, administrative proceeding or other process. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.
For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, for reasons of technical practicality, electronic communication may be sent in unencrypted form, even if the content may be subject to confidentiality and banking secrecy.
Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Parent Borrower or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material nonpublic information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
For the avoidance of doubt, nothing in this Section 10.08 shall prohibit or impede any Person from communicating or disclosing any Information within the scope of this Section 10.08 regarding suspected violations of laws, rules or regulations to any Governmental Authority or regulatory or self-regulatory authority (any such entity, a “Regulatory Authority”), without any notice to any other Person to the extent that any such prohibition on disclosure set forth in this Section 10.08 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after giving prior written notice to the Administrative Agent, without prior notice to the Borrowers or any other Loan Party or Grantor, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and Grantor) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party or Grantor is acting as fiduciary for another Person who is not a Loan Party or Grantor and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties or Grantors against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrowers after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have.
Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11 Counterparts; Electronic Execution. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by email or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by email or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by email or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal

Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any signature to any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method (including, but not limited to, Uniform Electronic Transactions Act, or other applicable law, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents, and those provisions of the Fee Letters that, by their terms, survive the termination or expiration of the Fee Letters or the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee Letters shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.
Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Date of Full Satisfaction.
Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15    Governing Law; Jurisdiction; Etc.
(a)    Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY LOAN DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE DETERMINATION OF WHETHER THE SPIN-OFF HAS BEEN CONSUMMATED AND, IN ANY CASE, CLAIMS OR DISPUTES ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, IN EACH CASE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b)Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.15(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 10.16 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.16 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, ANY NON-U.S. SUBSIDIARY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND

EMPOWERS THE PARENT BORROWER (AND THE PARENT BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE PARENT BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, ANY NON-U.S. SUBSIDIARY AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.
Section 10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.18    [Reserved].
Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (a) (i) no fiduciary, advisory or agency relationship between any of the Parent Borrower and its Subsidiaries and any Agent or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Lender has advised or is advising the Parent Borrower and its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Parent Borrower and its Subsidiaries, on the one hand, and the Agents and the Lenders, on the other hand, (iii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iv) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each Agent and Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (ii) neither any Agent nor any Lender has any obligation to the Parent Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither any Agent nor any Lender has any obligation to disclose any of such interests and transactions to the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.20 Affiliate Activities. Each Borrower acknowledge that each Agent, each Arranger (and their respective Affiliates) and each Lender may be a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Parent Borrower and its Affiliates, as well as of other entities and persons and their Affiliates which may (a) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (b) be customers or competitors of the Parent Borrower and its Affiliates or (c) have other relationships with the Parent Borrower and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Parent Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.
Section 10.21    [Reserved].
Section 10.22 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties and the Grantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party and each Grantor, which information includes the name and address of each Loan Party and each Grantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and each Grantor in accordance with the PATRIOT Act. Each Loan Party and each Grantor shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Section 10.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Law).
Section 10.24    Joint and Several Liability.
(a)    Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans, the payment of amounts owing in respect of Letters of Credit and the payment of fees and indemnities and reimbursement of costs and expenses. Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligations. A breach hereof or Default or Event of Default hereunder as to any single Borrower shall constitute a breach, Default or Event of Default as to all the Borrowers. Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.24, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this Section 10.24, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this Section 10.24 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Date of Full Satisfaction, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender.
(b)Subject to the immediately preceding sentence, to the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of Loans or other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This clause is intended only to define the relative rights of Borrowers, and nothing set forth in this clause is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Administrative Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this clause or any other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower, each Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.
(c)Each Borrower’s obligation to pay and perform the Obligations shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, or any term or provision therein, as to any other Borrower, (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of any other Borrower, (iii) the application of any Loan proceeds to, or the extension of any other credit for the benefit of, any other Borrower, any other Loan Party, or any of their Subsidiaries or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 10.24, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder, in each case other than the occurrence of the Date of Full Satisfaction. Each of the Borrowers further agree that (i) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of, or the application of any Debtor Relief Laws to, any other Borrower, all as though such payment had not been made and (ii) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.
Section 10.25 Acknowledgment and Consent to Bail-In Action. Notwithstanding anything to the contrary in any Loan Document or any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any liability of any Affected Financial Institutions arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and acknowledges and agrees to be bound by:
(a)the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effect of any Bail-In Action in relation to any such liability, including, if applicable:
(i)a reduction, in full or in part, of any such liability; and
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.26    Parallel Liability.
(a)Each Loan Party and each Grantor irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).
(b)The Secured Parties and each Loan Party and each Grantor agree that: (i) each Loan Party’s and each Grantor’s Parallel Liability is due and payable at the same time, in the same amount and in the same currency as its Corresponding Liabilities; (ii) each Loan Party’s and each Grantor’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged; (iii) each Loan Party’s and each Grantor’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of a Loan Party to the Collateral Agent (even though such Loan Party may owe more than one Corresponding Liability to the Secured Parties under the Loan Documents) and an independent and separate claim of the Collateral Agent, to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and (iv) for purposes under this Section 10.26, JPMorgan, in its capacity as Collateral Agent, acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any securing a Parallel Liability on trust. As used herein, “Parallel Liability” means a Loan Party’s and a Grantor’s undertaking pursuant to this Section 10.26, which shall in no event exceed such Loan Party’s or such Grantor’s Corresponding Liability.
Section 10.27    [Reserved].
Section 10.28    Lender Affiliates and Facility Office.
(a)In respect of any Revolving Credit Loans or Letters of Credit to a particular Borrower (“Designated Loans”), a Revolving Credit Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Administrative Agent and the Parent Borrower):

(i)a substitute Lending Office from which it will make Designated Loans (a “Substitute Lending Office”); or
(ii)nominate an Affiliate to act as the Lender of Designated Loans (a “Substitute Affiliate Lender”).
(b)A notice to nominate a Substitute Affiliate Lender must be in a form reasonably satisfactory to the Parent Borrower and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Loans in respect of which it acts as Lender.
(c)The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Loan Parties, the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Lending Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Loan Documents.
(d)Save as mentioned in clause (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Loan Documents and having a Revolving Credit Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.
(e)A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Administrative Agent and the Parent Borrower; provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any party) all rights and obligations previously vested in the Substitute Affiliate Lender.
(f)If a Designating Lender designates a Substitute Lending Office or Substitute Affiliate Lender in accordance with this clause:
(i)any Substitute Affiliate Lender shall be treated for the purposes of Section 3.01 as having become a Lender on the date of this Agreement; and
(ii)the provisions of Section 10.07(e) shall not apply to or in respect of any Substitute Lending Office or Substitute Affiliate Lender.
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